                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-82281
            Prospectus Supplement to Prospectus Dated June 16, 2000

               $750,000,000 Automobile Receivables - Backed Notes

                 ASSOCIATES AUTOMOBILE RECEIVABLES TRUST 2000-1

                       ARCADIA RECEIVABLES FINANCE CORP.
   [ASSOCIATES LOGO]                Seller
                             ARCADIA FINANCIAL LTD.
                                    Servicer
                          a wholly owned subsidiary of
                    ASSOCIATES CORPORATION OF NORTH AMERICA

                             ----------------------

     The Trust will issue five classes of notes as listed below. The trust will pay interest monthly on the 15th of the month, or if that day is not a business day, the following business day. The first interest payment will be made on July 17, 2000. The notes represent obligations of the trust only and do not represent obligations of or interests in Arcadia Receivables Finance Corp., Arcadia Financial Ltd., Associates Corporation of North America or any of their affiliates.

     INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT.

                              PRINCIPAL     INTEREST      PRICE TO       UNDERWRITING      PROCEEDS TO
                                AMOUNT        RATE        PUBLIC(1)        DISCOUNTS      SELLER(1)(2)
                              ---------     --------      ---------      ------------     ------------
Per Class A-1 Note.........  $207,000,000    6.854%      100.000000%        0.185%         99.815000%
Per Class A-2 Note.........  $ 92,000,000     7.15%      99.996924%         0.230%         99.766924%
Per Class A-3 Note.........  $301,000,000     7.30%      99.995102%         0.250%         99.745102%
Per Class M Note...........  $ 64,583,000     7.51%      99.989178%         0.285%         99.704178%
Per Class B Note...........  $ 85,417,000     7.83%      99.987272%         0.350%         99.637272%
Total......................  $750,000,000              $749,964,566.05   $1,830,071.05   $748,134,495.00

----------------------

(1) Plus accrued interest, if any, from June 22, 2000.

(2) Before deducting expenses, estimated to be $900,000.

     Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System against payment in immediately available funds on or about June 22, 2000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GOLDMAN, SACHS & CO.
                           BANC OF AMERICA SECURITIES LLC
                                                  CHASE SECURITIES INC.

            The date of this Prospectus Supplement is June 16, 2000

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
                       PROSPECTUS SUPPLEMENT

Important Notice............................................    S-3
Reports to Noteholders......................................    S-3
Where You Can Find More Information.........................    S-4
Summary of the Terms of the Notes...........................    S-5
Risk Factors................................................   S-12
Use of Proceeds.............................................   S-18
The Trust...................................................   S-18
The Trust Property..........................................   S-19
The Receivables Pool........................................   S-20
Weighted Average Life of the Notes..........................   S-28
Arcadia Financial Ltd. .....................................   S-32
Description of the Notes....................................   S-32
Description of the Purchase Agreement and the Trust
  Documents.................................................   S-38
Federal Income Tax Consequences.............................   S-46
ERISA Considerations........................................   S-49
Underwriting................................................   S-51
Legal Matters...............................................   S-52

                            PROSPECTUS

Important Notice............................................      2
The Trusts..................................................      2
The Seller..................................................      3
Arcadia Financial Ltd. .....................................      4
The Receivables.............................................      4
Yield and Prepayment Considerations.........................      8
Pool Factor.................................................      8
Use of Proceeds.............................................      9
The Certificates............................................      9
The Notes...................................................     10
Information Regarding the Securities........................     17
Description of the Purchase Agreements and the Trust
  Documents.................................................     22
Legal Aspects of the Receivables............................     37
Federal Income Tax Consequences.............................     42
ERISA Considerations........................................     42
Where You Can Find More Information.........................     43
Plan of Distribution........................................     44
Legal Matters...............................................     44
Annex I: Global Clearance, Settlement and Tax Documentation
  Procedures................................................    I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the notes in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     If the terms of your series of notes described in this prospectus supplement vary from the prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement provides the pages on which these captions are located.

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Arcadia Receivables Finance Corp., Arcadia Financial Ltd. or an underwriter by asking for it.

                             REPORTS TO NOTEHOLDERS

     After the notes are issued, unaudited monthly and annual reports, which contain information concerning the trust prepared by Arcadia Financial Ltd., will be sent on behalf of the trust to Bank One, N.A. and Cede & Co. You can find a more detailed description of this in the accompanying prospectus under the heading "Description of the Purchase Agreements and the Trust Documents" and under the heading "Information Regarding the Securities -- Statements to Securityholders."

     Owners of the notes may receive the reports by submitting a written request to Bank One, N.A. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. Bank One will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via Bank One's internet website, which is presently located at www.abs.bankone.com. If the reports are not accessible on this website, Bank One will forward a hard copy of the reports to each noteholder immediately after Bank One becomes aware that the reports are not accessible on its internet website. Assistance in using this internet website may be obtained by calling Bank One's customer service desk at (800) 524-9472. Bank One shall notify the noteholders in writing of any change in the address or means of access to the internet website where the reports are accessible.

     The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Arcadia Receivables Finance Corp., Arcadia Financial Ltd. and Associates Corporation of North America do not intend to send any of their financial reports to noteholders. The trust will file with the Securities and Exchange Commission periodic reports concerning the trust as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the seller with the SEC (Registration No. 333-82281). You may request a free copy of any of the above filings by writing or calling:

                             Arcadia Financial Ltd.
                  c/o Associates Corporation of North America
                           250 East Carpenter Freeway
                              Irving, Texas 75062
             Attention: Senior Vice President -- Corporate Finance
                                 (972) 652-4000

     The seller, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement referenced above shall be deemed to be a new registration statement relating to the notes offered under this prospectus supplement, and the offering of the notes at that time shall be deemed to be the initial bona fide offering thereof.

     You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                       SUMMARY OF THE TERMS OF THE NOTES

     This summary highlights selected information regarding the notes, and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the notes, you should read this entire prospectus supplement and the accompanying prospectus.

     This summary uses some capitalized terms. Some of these capitalized terms are defined in this summary, but some of them are merely described in this summary. If you want to see a complete definition of those capitalized terms, look in the section of the prospectus supplement or in the prospectus referred to in this prospectus supplement.

Trust or the Issuer.................     Associates Automobile Receivables Trust
                                         2000-1 will issue the notes and be
                                         liable for their payment. The trust's
                                         principal asset will be a pool of
                                         non-prime automobile loans.

Seller..............................     Arcadia Receivables Finance Corp. is a
                                         wholly owned special-purpose subsidiary
                                         of Arcadia Financial Ltd. Arcadia
                                         Financial was acquired by Associates
                                         First Capital Corporation in April 2000
                                         and is a subsidiary of Associates
                                         Corporation of North America, which in
                                         turn is a wholly owned subsidiary of
                                         Associates First Capital Corporation.
                                         Arcadia Receivables Finance Corp. will
                                         sell the automobile loans to the trust.
                                         The seller is located at 290 East
                                         Carpenter Freeway, 7 Decker, Irving,
                                         Texas 75062, telephone number (972)
                                         652-4000.

Servicer............................     Arcadia Financial Ltd. will service the
                                         automobile loans held by the trust.

The Indenture Trustee...............     Bank One, National Association, will
                                         serve as the indenture trustee.

The Owner Trustee...................     Wilmington Trust Company will serve as
                                         the owner trustee.

Cutoff Date.........................     Close of business on May 31, 2000.

The Notes...........................     The trust will issue the following five
                                         classes of notes:

                                         - 6.854% $207,000,000 Class A-1
                                           automobile receivables-backed notes;

                                         - 7.15% $92,000,000 Class A-2
                                           automobile receivables-backed notes;

                                         - 7.30% $301,000,000 Class A-3
                                           automobile receivables-backed notes;

                                         - 7.51% $64,583,000 Class M automobile
                                           receivables-backed notes; and

                                         - 7.83% $85,417,000 Class B automobile
receivables-backed notes.

                                         The notes will be issued in minimum
                                         denominations of $1,000 and multiples
                                         of $1,000 for amounts greater than
                                         that. You may hold your notes through
                                         The Depository Trust Company in the
                                         United States, or through Clearstream
                                         or Euroclear in Europe.

TERMS OF THE NOTES

- Distribution Date.................     The 15th day of each month, or the next
                                         following business day, beginning on
                                         July 17, 2000.

- Record Date.......................     The business day just before the
                                         related distribution date. Payments
                                         will be made to noteholders of record
                                         as of the business day preceding the
                                         distribution date.

- Interest..........................     Interest on the notes will accrue at
                                         the interest rate specified on the
                                         cover of this prospectus supplement
                                         from each distribution date to the day
                                         before the next distribution date. In
                                         the case of the first distribution
                                         date, interest begins to accrue on the
                                         day of the closing. Interest on the
                                         Class A-1 notes will be calculated on
                                         the basis of actual days elapsed and a
                                         360-day year. Interest on the Class
                                         A-2, Class A-3, Class M and Class B
                                         notes will be calculated on the basis
                                         of a 360-day year of twelve 30-day
                                         months.

- Principal.........................     Principal will be paid on the notes on
                                         each distribution date. The notes will
                                         be sequential pay classes, and payments
                                         of principal on the notes will
                                         generally be allocated among the
                                         classes on each distribution date as
                                         follows:

                                         - to the Class A-1 notes until retired,
                                           then

                                         - to the Class A-2 notes until retired,
                                           then

                                         - to the Class A-3 notes until retired,
                                           then

                                         - to the Class M notes until retired,
                                           and then

                                         - to the Class B notes until retired.

- Final Scheduled
  Distribution Dates................     If they have not already been paid in
                                         full, the outstanding principal amount
                                         of each class of notes will be payable
                                         on the date specified for each class
                                         below:

                                         - Class A-1 notes: June 2001
                                           distribution date;

                                         - Class A-2 notes: March 2003
                                           distribution date;

                                         - Class A-3 notes: January 2004
                                           distribution date;

                                         - Class M notes:  May 2005 distribution
                                           date; and

                                         - Class B notes:   August 2007
                                           distribution date.

- Optional Redemption...............     The servicer has the option to purchase
                                         the automobile loans owned by the trust
                                         on any distribution date on which the
                                         pool balance declines to 10% or less of
                                         its original aggregate principal
                                         balance. If the servicer exercises this
                                         option, all of the outstanding notes
                                         will be redeemed. The redemption price
                                         is equal to the unpaid principal amount
                                         of the notes plus any accrued and
                                         unpaid interest.

The Receivables.....................     The trust will own a pool of retail
                                         installment sales contracts and
                                         promissory notes purchased from motor
                                         vehicle dealers by Arcadia Financial in
                                         the ordinary course of business. These
                                         receivables are secured by new and used
                                         automobiles and light trucks.

- Characteristics of the
  Receivables.......................     The receivables will be selected
                                         randomly (subject to rating agency
                                         approval) from the pool of potential
                                         receivables described in this
                                         prospectus supplement, which have been
                                         selected from automobile loans in
                                         Arcadia Financial's portfolio based on
                                         the criteria described in this
                                         prospectus supplement under "The
                                         Receivables Pool." Here is some
                                         information about the potential
                                         receivables, as of May 30, 2000 (the
                                         "statistical cutoff date"):

                                         - the weighted average annual
                                           percentage rate (the "APR") of the
                                           potential receivables was
                                           approximately 17.74%;

                                         - the weighted average original
                                           maturity of the potential receivables
                                           was approximately 67.7 months; and

                                         - the weighted average remaining
                                           maturity of the potential receivables
                                           was approximately 64.4 months.

Credit Enhancement..................     The credit enhancement described below
                                         provides some protection for the notes
                                         against losses and delays in payment.

- Subordination.....................     The credit enhancement for the Class A
                                         notes and the Class M notes from
                                         subordination of the securities will be
                                         as follows:

                                         - Class A notes: subordination of the
                                           Class M notes and the Class B notes;

                                         - Class M notes: subordination of the
                                           Class B notes; and

                                         - Class B notes: none.

                                         For a more detailed discussion of the
                                         subordination of the notes and the
                                         priority of distributions, including
                                         changes in priority after events of
                                         default, see "Description of the
                                         Purchase Agreement and the Trust
                                         Documents -- Distributions -- Priority
                                         of Payments" and "Description of the
                                         Notes -- Payments of Interest" and
                                         "-- Payments of Principal" in this
                                         prospectus supplement.

- Reserve Account...................     Each class of notes will have the
                                         benefit of the reserve account as
                                         credit enhancement. On the closing
                                         date, the seller will deposit an amount
                                         equal to 0.50% of the initial pool
                                         balance in the reserve account. The
                                         required balance of the reserve account
                                         on any distribution date will be an
                                         amount equal to 0.50% of the initial
                                         pool balance.

                                         On each distribution date, the trust
                                         will deposit into the reserve account,
                                         to the extent necessary to cause the
                                         amount on deposit in the reserve
                                         account to equal the required balance,
                                         any collections on the receivables
                                         remaining after distributions with
                                         respect to the first eight items listed
                                         under "-- Priority of Distributions"
                                         below. On each distribution date, if
                                         collections on the receivables are
                                         insufficient to pay the first eight
                                         items listed under "-- Priority of
                                         Distributions" below, the indenture
                                         trustee will withdraw funds from the
                                         reserve account to pay these amounts in
                                         the same order of priority.

                                         On the final scheduled distribution
                                         date for any class of notes, if any
                                         principal amount of that class remains
                                         outstanding, the indenture trustee will
                                         withdraw funds from the reserve account
                                         to reduce the principal amount of that
                                         class to zero.

                                         On each distribution date, the trust
                                         will distribute funds on deposit in the
                                         reserve account in excess of the
                                         required balance in accordance with the
                                         priority of payments. See "Description
                                         of the Purchase Agreement and the Trust
                                         Documents -- Reserve Account" in this
                                         prospectus supplement.

- Overcollateralization.............     Each class of notes will have the
                                         benefit of overcollateralization as
                                         credit enhancement. The
                                         overcollateralization amount represents
                                         the amount by which the principal
                                         balance of the receivables exceeds the
                                         principal balance of the notes.
                                         Initially, the principal balance of the
                                         receivables will equal approximately
                                         111% of the principal balance of the
                                         notes. The application of funds
                                         according to item ten of "-- Priority
                                         of Distributions" below is expected to
                                         result in the payment of more principal
                                         on the notes than the amount of
                                         principal paid on the receivables in
                                         the related month unless both the
                                         principal balance of the Class A-1
                                         notes is reduced to zero and the
                                         specified overcollateralization amount
                                         is satisfied. For a more detailed
                                         description of the application of funds
                                         and the calculation of the specified
                                         overcollateralization amount, see
                                         "Description of the Purchase Agreement
                                         and the Trust Documents --
                                         Distributions-- Priority of Payments"
                                         in this prospectus supplement.

Priority of Distributions...........     On each distribution date, the
                                         indenture trustee will withdraw the
                                         available funds from the collection
                                         account and, if required to pay items
                                         one through eight below, from the
                                         reserve account, and apply the funds in
                                         the following order of priority:

                                         1.  to the servicer, the amount the
                                             servicer is entitled to be
                                             reimbursed for prior monthly
                                             advances,

                                         2.  to the owner trustee and the
                                             indenture trustee, any trustee fees
                                             and other similar fees not paid by
                                             the servicer,

                                         3.  to the servicer, the servicing fee
                                             for the related monthly period and
                                             any overdue servicing fees,

                                         4.  to the Class A noteholders,
                                             interest on the Class A notes;

                                         5.  if the principal balance of the
                                             Class A notes is greater than the
                                             balance of the receivables, the
                                             amount of such difference to the
                                             principal distribution account for
                                             distribution as principal on the
                                             Class A notes,

                                         6.  to the Class M noteholders,
                                             interest on the Class M notes,

                                         7.  if the sum of the principal
                                             balances of the Class A notes and
                                             the Class M notes is greater than
                                             the balance of the receivables, the
                                             amount of such difference (less any
                                            amounts applied under clause 5
                                            above) to the principal distribution
                                            account for distribution as
                                            principal on the Class A notes or,
                                            if they have been paid in full, the
                                            Class M notes,

                                         8.  to the Class B noteholders,
                                             interest on the Class B notes,

                                         9.  to the reserve account, the amount,
                                             if any, necessary to reinstate the
                                             balance of the reserve account up
                                             to its required amount,

                                         10. the greater of (1) the outstanding
                                             principal amount of the Class A-1
                                             notes and (2) the excess, if any,
                                             of (a) the outstanding principal
                                             amount of the notes over (b) the
                                             pool balance minus the specified
                                             overcollateralization amount (less
                                             any amounts applied under clauses 5
                                             and 7 above) to the principal
                                             distribution account for
                                             distribution as principal on the
                                             notes to be allocated sequentially,
                                             and

                                         11. to the certificateholder, any
                                             amounts remaining after the above
                                             distributions.

                                         See "Description of the Purchase
                                         Agreement and the Trust
                                         Documents -- Distributions" in this
                                         prospectus supplement.

Tax Status..........................     In the opinion of counsel to Arcadia
                                         Financial, for federal income tax
                                         purposes, the notes will be
                                         characterized as debt and the trust
                                         will not be characterized as an
                                         association or a publicly traded
                                         partnership taxable as a corporation.
                                         By your acceptance of a note, you agree
                                         to treat the notes as debt. See
                                         "Federal Income Tax Consequences."

State Tax Considerations............     You should contact your individual tax
                                         adviser regarding potential state tax
                                         consequences of an investment in the
                                         notes.

ERISA Considerations................     We expect that the notes will be
                                         eligible for purchase by employee
                                         benefit plans. See "ERISA
                                         Considerations."

Legal Investments...................     The Class A-1 notes will be eligible
                                         securities for purchase by money market
                                         funds under Rule 2a-7 under the
                                         Investment Company Act of 1940.

Rating of the Notes.................     The notes must receive at least the
                                         following ratings from Standard &
                                         Poor's Ratings Services, a division of
                                         the McGraw-Hill Compa-
                                         nies, Inc., and Moody's Investors
                                         Service, Inc. in order to be issued:

                                                                                RATING
                                                                            --------------
                                                     CLASS                  S&P    MOODY'S
                                                     -----                  ---    -------
                                                     A-1..................  A-1+     P-1
                                                     A-2..................  AAA      Aaa
                                                     A-3..................  AAA      Aaa
                                                     M....................   AA      Aa1
                                                     B....................   A       A2

                                         You must not assume that the ratings
                                         initially assigned to the notes will
                                         not subsequently be lowered or
                                         withdrawn by the rating agencies. See
                                         "Risk Factors -- The ratings on your
                                         notes could change, which may adversely
                                         affect the liquidity and market price
                                         of your notes."

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the notes.

THE TRUST'S LIMITED ASSETS MAY RESTRICT THE SOURCE OF FUNDS AVAILABLE FOR PAYMENTS ON YOUR NOTES.

     The trust's primary assets are the receivables. For repayment, you must rely upon payments on the receivables. The trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables and the funds in the reserve account. To the extent these sources of funds are insufficient, you, and particularly investors in the subordinate notes, will bear the risk of loss on your investment.

THE NATURE OF THE OBLIGORS MAY INCREASE THE RISK OF DELINQUENCIES AND LOSSES.

     Arcadia Financial focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. These borrowers may have greater difficulty in making, or be less likely to make, their scheduled payments. The number of delinquencies and amount of losses on the receivables owned by the trust probably will be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the receivables bear higher interest rates than the interest rates that more traditional lenders charge lower risk borrowers. We cannot assure you, however, that the interest rates on the receivables will be sufficient to cover losses on the receivables. You will bear the risk of loss on the receivables. You should consider the credit quality of the receivables when analyzing an investment in the notes.

CURRENT AND HISTORICAL DELINQUENCY AND DEFAULT RATES OF LOANS IN ARCADIA FINANCIAL'S SERVICING PORTFOLIO MAY UNDERSTATE FUTURE DELINQUENCY AND DEFAULT RATES.

     The incidence of delinquencies and defaults on automobile loans tends to vary with the age of the loan. In addition, to the extent Arcadia Financial offers new loan products which involve different underwriting policies, the delinquency and default rates of Arcadia Financial's servicing portfolio may change. Over time, Arcadia Financial has consistently increased its purchases of higher risk loans. As a result of the increases in the proportion of higher risk loans in Arcadia Financial's receivables portfolio, there has been an increase in the rates of, and reserves for, delinquencies, repossessions and losses historically reported by Arcadia Financial. You, and particularly investors in the subordinate notes, will bear the risk of loss on your investment. See "The Receivables -- Underwriting" in the prospectus.

THE CLASS M NOTES AND CLASS B NOTES ARE SUBORDINATED.

     Distributions of interest on the Class M notes will be subordinated to the rights of the holders of the Class A notes to receive prior payment of interest and, under some circumstances, principal, and no distributions of principal will be made on the Class M notes until the Class A notes have been paid in full. The Class B notes will be similarly subordinated to the Class M notes. This makes it more likely that the Class M and Class B notes might not receive timely distributions of interest and ultimate distributions of principal, or may not receive all the amounts due them and you may suffer a loss.

THE INDENTURE TRUSTEE MAY BE UNABLE TO LIQUIDATE RECEIVABLES AFTER AN EVENT OF DEFAULT.

     Although the trust will be obligated to sell the receivables if directed to do so by the indenture trustee in accordance with the indenture following an acceleration of the notes upon an event of default, there is no assurance that the market value of the receivables will at any time be equal to or greater than the aggregate outstanding principal balance of the notes. Therefore, upon an event of default with respect to the notes, there can be no assurance that sufficient funds will be available to repay the noteholders in full. You, and particularly investors in the subordinate notes, will bear the risk of loss on your investment. In addition, the amount of principal required to be distributed to noteholders under the indenture is generally limited to amounts available to be deposited in the principal distribution account. Therefore, the failure to pay principal on a class of notes will not result in the occurrence of an event of default until the final scheduled distribution date for that class of notes.

PRIORITIES OF PAYMENTS CHANGE FOLLOWING AN EVENT OF DEFAULT UNDER INDENTURE.

     Payment defaults, or the insolvency or dissolution of the trust that results in the acceleration of the notes pursuant to the indenture, will result in changes in the priority of payments under the notes. After an event of default specified in the indenture relating to a payment default or insolvency or dissolution of the trust that results in the acceleration of the notes, the trust will not: (1) make payments of interest on the Class M notes or Class B notes until the Class A notes have been paid in full; or (2) make payments of interest on the Class B notes until the Class M notes have been paid in full.

     After any other event of default specified in the indenture occurs that results in the acceleration of the notes, the trust will continue to pay interest and principal on the notes on each payment date in the priorities set forth under "Description of the Notes -- Payments of Interest" and "-- Payments of Principal."

     Under the circumstances described in the first paragraph of this risk factor, payments on the notes will not be made in the priorities described under "Description of the Notes -- Payments of Interest" and "-- Payments of Principal" in this prospectus supplement. These changes in the priorities of payments may cause payments on the notes of each class to be made at a different rate -- either earlier or later -- than expected. Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

SUBORDINATED NOTEHOLDERS MAY NOT BE ABLE TO DIRECT THE INDENTURE TRUSTEE UPON AN EVENT OF DEFAULT UNDER THE INDENTURE AND MAY HAVE LIMITED RIGHTS UPON NONPAYMENT OF INTEREST.

     If an event of default occurs under the indenture, only the holders of the most senior class of notes outstanding (for example, the Class A notes, or after the Class A notes have been paid in full but the Class M notes are still outstanding, the Class M notes) may waive the event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of the outstanding subordinate class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been paid in full.

     The indenture also provides that failure to pay interest when due on the outstanding subordinate class or classes of notes (for example, for so long as any of the Class A notes are outstanding, the Class M and Class B notes, or after the Class A notes have been paid in full but the Class M notes are still outstanding, the Class B notes) will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated notes will not have any right to declare an event of default, cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

IF THERE IS A SERVICER TERMINATION EVENT, THE SERVICER MAY BE REMOVED ONLY BY THE INDENTURE TRUSTEE AND SPECIFIED NOTEHOLDERS.

     The trust will pledge the property of the trust to the indenture trustee as collateral for the payment of the notes. As a result, the indenture trustee, acting at the direction of the holders of a majority in outstanding principal amount of the notes, has the power to direct the trust to take certain actions in connection with the property of the trust. The holders of at least 51% of the principal balance of the outstanding Class A notes (or, if the Class A notes have been paid in full, the Class M notes, or if the Class M notes have been paid in full, the Class B notes), or the indenture trustee acting on behalf of the holders of notes, will also have the right under certain circumstances to terminate the servicer. In addition, those noteholders will have the right to waive certain events of default or servicer termination events. See "Description of the Notes -- Events of Default -- Conditions Constituting an Event of Default under the Indenture" and "-- Rights Upon Event of Default" in this prospectus supplement and "The Notes -- The Indenture -- Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

THE CLASS A-2 AND CLASS A-3 NOTES BEAR RISKS ASSOCIATED WITH SEQUENTIAL PAYMENT OF PRINCIPAL.

     Since the Class A-2 notes and Class A-3 notes will not be paid any principal distributions until the principal balance of the Class A-1 notes has been reduced to zero, the Class A-1 noteholders will be most affected by a higher rate of principal prepayment and the application of excess spread to increase the level of overcollateralization to the specified overcollateralization amount. In addition, as a result of the sequential payment of principal, notes with a higher numerical class designation may have a greater percentage of their initial principal balance outstanding at any time than notes with a lower numerical class designation. Consequently, Class A notes with a higher class designation will be allocated more losses than notes with a lower class designation following a default under the indenture as a relative percentage of their respective initial principal balances.

     Upon the occurrence of an event of default and acceleration of the notes, principal payments will be made first on the Class A-1 notes until the Class A-1 notes have been paid in full, and thereafter on the Class A-2 notes and Class A-3 notes pro rata based on the amount outstanding under each such class. Consequently, even after an event of default and acceleration of all notes, the Class A-2 noteholders and Class A-3 noteholders will not receive payments on principal until the Class A-1 notes have been paid in full.

THE FINAL DISTRIBUTION DATE FOR YOUR NOTES MAY OCCUR SIGNIFICANTLY EARLIER THAN SCHEDULED.

     The final scheduled distribution date for each class of notes, which is specified on pages S-6 and S-7 of this prospectus supplement, is the date by which the principal is required to be fully paid. The final scheduled distribution date for each class of notes has been determined so that distributions on the underlying receivables will be sufficient to retire each class on or before its final scheduled distribution date. However, the actual payment of any class of notes likely will occur earlier (and could occur significantly earlier) than a class's final scheduled distribution date for the following reasons:

     - some prepayments of the receivables are likely,

     - excess interest is being used to pay principal on the notes to accelerate payments on the Class A-1 notes and to attain or maintain the specified overcollateralization amount, and

     - some of the receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's final scheduled distribution date.

Prepayments may result from payments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Arcadia Financial as a result of uncured breaches of the warranties made by it about the receivables, purchases by the servicer as a result of certain uncured breaches of the covenants made by it with respect to the receivables in the related agreement, or if the servicer exercises its option to purchase all of the remaining receivables. As a result of the uncertainty of these factors, the final distribution of principal of any or all classes of notes may be earlier than such class's final scheduled distribution date. You will bear all reinvestment risk resulting from the timing of payments of principal on the notes.

GEOGRAPHIC CONCENTRATION OF THE RECEIVABLES MAY RESULT IN GREATER RISK.

     As of the statistical cutoff date, the billing addresses of the obligors of the potential receivables were concentrated in the following states:

                                                    PERCENTAGE OF
                                                 AGGREGATE PRINCIPAL
                                                       BALANCE
                                                 -------------------
Texas..........................................         15.59%
California.....................................          9.11%
Florida........................................          6.70%
Georgia........................................          5.23%

No other state, by billing address, constituted more than 5% of the aggregate principal balance of the potential receivables as of the statistical cutoff date. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

RISK OF LOSS MAY OCCUR AS A RESULT OF THE COMMINGLING OF COLLECTIONS BY THE SERVICER.

     So long as Arcadia Financial is the servicer, the servicer may commingle collections held by it and may use such funds for its own purposes prior to the business day preceding each distribution date if all of the following conditions are satisfied:

     - there exists no event of default under the indenture,

     - Arcadia Financial remains a wholly owned subsidiary of Associates First Capital Corporation (directly or indirectly), and

     - Associates Corporation of North America maintains a short-term senior unsecured debt rating of not less than A-1 from Standard & Poor's and P-1 from Moody's.

If all the conditions contained in the preceding sentence are not met, the servicer will deposit all payments on receivables (from whatever source) and all proceeds of receivables collections during each monthly period into the collection account not later than the second business day after receipt. Notwithstanding the foregoing, neither Associates First Capital Corporation nor Associates Corporation of North America has any obligation to provide the servicer or the trust with any form of credit support. In the event that the servicer commingles collections, the noteholders will be subject to the risk of loss of these collections, including as a result of the bankruptcy or insolvency of the servicer.

BANKRUPTCY PROCEEDINGS INVOLVING US AS SELLER OR ARCADIA FINANCIAL COULD DELAY DISTRIBUTIONS ON YOUR NOTES.

     Arcadia Financial intends that the transfer of the receivables to us, as seller, will constitute a sale, rather than a pledge of the receivables to secure indebtedness of Arcadia Financial. However, if Arcadia Financial were to become a debtor under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy of Arcadia Financial or Arcadia Financial as debtor-in-possession might argue that the sale of receivables by Arcadia Financial was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could cause the trust to experience a delay in or reduction of collections on the receivables.

     In addition, if Arcadia Financial were to become a debtor under any insolvency law, a creditor or trustee in bankruptcy of Arcadia Financial or Arcadia Financial as debtor-in-possession might argue that our assets and liabilities should be consolidated with the assets and liabilities of Arcadia Financial. We have taken and will take steps in structuring this transaction that are intended to make it unlikely that any attempt to consolidate us and Arcadia Financial would succeed. In addition, we intend that the transfer of the receivables to the trust will constitute a sale, rather than a pledge of the receivables to secure our indebtedness. Nevertheless, if these positions -- that our assets and liabilities should be consolidated with those of Arcadia Financial, and that we treat the receivables that were transferred to a trust as having been pledged rather than sold -- were presented to or accepted by a court, the trust could experience, among other things, a delay in or reduction of collections on the receivables.

     A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the receivables constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If Arcadia Financial were to become a debtor under any insolvency law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply this reasoning to chattel paper, you could experience a delay in or reduction of collections on the receivables.

THE SALE OF THE RECEIVABLES TO THE TRUST WILL NOT BE NOTED ON THE RECEIVABLES FILES, WHICH IN SOME CASES COULD MAKE OUR SECURITY INTEREST INEFFECTIVE.

     The transfer of the receivables to the trust will be subject to the requirements of the Uniform Commercial Code as in effect in Minnesota, New York and Texas. As seller, we will take or cause to be taken any action that is required to perfect the trust's rights in the receivables. The receivable files will not, however, be stamped or otherwise marked to indicate their sale to the trust. Accordingly, there is a risk that, through fraud or negligence, a subsequent purchaser could acquire an interest in the receivables superior to the interest of the trust or that the trust's security interest in the receivables could be released.

     Due to the administrative burden and expense, the certificates of title for the financed vehicles will not be amended to reflect the assignment of the security interests in the financed vehicles by Arcadia Financial to us or by us to the trust. In the absence of this kind of amendment, the trust may not have a perfected security interest in some financed vehicles. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the financed vehicles.

     Furthermore, if Arcadia Financial were no longer the servicer of the receivables, and the trust had to begin enforcing contracts in its own name, either directly or through a replacement servicer, there is a risk that the trust would be unable to repossess a financed vehicle following a default on the related receivable, which could result in higher losses on the receivables pool. If the loss experience of the receivables owned by the trust is worse than expected, you could suffer a loss on your investment.

THE RATINGS ON YOUR NOTES COULD CHANGE, WHICH MAY ADVERSELY AFFECT THE LIQUIDITY AND MARKET PRICE OF YOUR NOTES.

     The trust cannot issue the notes unless the notes are assigned the ratings specified on page S-11. You should be aware that a rating is not a recommendation to purchase, hold or sell the notes. Instead, the ratings address the likelihood of the payment of principal and interest.

     The rating agencies can lower or entirely withdraw a rating. If a rating agency lowers a rating initially assigned to the notes, nothing obligates any person or entity to provide additional credit enhancement for the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes.

A SECONDARY MARKET FOR THE SECURITIES MAY NOT DEVELOP, WHICH MEANS YOU MAY HAVE DIFFICULTY SELLING YOUR NOTES.

     There is currently no market for the notes. We cannot assure you that any market will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of the notes. The notes will not be listed on any securities exchange. There have been times in the past where there have been very few buyers of asset-backed securities (i.e., there has been a lack of liquidity), and there may be these times in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

     The notes will be issued in book-entry, rather than physical, form. As a result, in some circumstances, the liquidity of the securities in the secondary market and the ability of the note owners to pledge them may be adversely affected.

THE NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

     The notes, and in particular the subordinate notes, are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the notes to pay Arcadia Financial Ltd. ("Arcadia Financial") the purchase price for the receivables and to fund the initial deposit in the reserve account. Arcadia Financial will use those proceeds for its general corporate purposes. See "Arcadia Financial Ltd." in the accompanying prospectus.

                                   THE TRUST

     The following information supplements the information contained in the accompanying prospectus. You should consider, in addition to the information below, the information under "The Trusts" in the accompanying prospectus.

GENERAL

     Associates Automobile Receivables Trust 2000-1 is a business trust formed under the laws of the State of Delaware under a trust agreement, dated as of June 1, 2000, for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

          (1) acquiring, holding and managing the pool of retail installment sales contracts and promissory notes and the other assets of the trust;

          (2) issuing the notes and certificates;

          (3) making payments on the notes and certificates; and

          (4) engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are incidental or connected to those activities.

     The trust will be capitalized by the issuance of the notes and the certificates. The certificates will initially be retained by an affiliate of the seller. The proceeds of the sale of the notes will be used by the trust to purchase the receivables from us under the sale and servicing agreement and to fund the initial deposit to the reserve account. See "Description of the Purchase Agreement and the Trust Documents -- Accounts" in this prospectus supplement.

     If the protection provided to the noteholders by the reserve account and the overcollateralization is insufficient, the trust would have to look principally to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and this may reduce the proceeds which the trust can distribute to the noteholders.

     The trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed below under "-- The Owner Trustee."

CAPITALIZATION OF THE TRUST

     The following table illustrates the approximate capitalization of the trust as of the cutoff date, as if the issuance and sale of the notes had taken place on that date:

Class A-1 notes.............................................  $207,000,000
Class A-2 notes.............................................  $ 92,000,000
Class A-3 notes.............................................  $301,000,000
Class M notes...............................................  $ 64,583,000
Class B notes...............................................  $ 85,417,000
Overcollateralization.......................................  $ 83,333,333
Certificates................................................  $          0
                                                              ------------
          Total.............................................  $833,333,333

THE OWNER TRUSTEE

     Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. We or our affiliates may maintain commercial banking relations with the owner trustee and its affiliates. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee outlined in the trust agreement and the sale and servicing agreement.

                               THE TRUST PROPERTY

     The trust's property will include, among other things:

          (1) a pool of receivables;

          (2) all monies paid or payable under the receivables after the cutoff date and all proceeds from the liquidation of the receivables, excluding certain insurance premiums, late fees and other servicing charges;

          (3) all amounts that from time to time may be held in the collection account, the reserve account and other accounts established and maintained by the servicer under the sale and servicing agreement, dated as of June 1, 2000, as described below (including all investments in the collection account and other accounts, all income from the investment of funds in those accounts and all subsequent proceeds);

          (4) an assignment of the security interests of Arcadia Financial in the new and used automobiles and light trucks securing retail installment contracts and promissory notes relating to each receivable purchased from motor vehicle dealers by Arcadia Financial in the ordinary course of business;

          (5) an assignment of the right to receive proceeds from the exercise of rights against dealers under agreements between Arcadia Financial and dealers and the assignment of rights to each receivable from the applicable dealer to Arcadia Financial;

          (6) an assignment of the right to receive proceeds from claims on insurance policies covering the financed vehicles or persons who are obligated to make payments under those policies;

          (7) an assignment of our rights under the purchase agreement between us and Arcadia Financial on or before the date of issuance of the notes and the certificates, including rights against Arcadia Financial upon a breach of representations and warranties under that agreement; and

          (8) other rights under the trust documents.

See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents -- Collections" in the accompanying prospectus.

     Under the indenture, the trust will grant a security interest in the trust property in favor of the indenture trustee on behalf of holders of record of the notes. Any proceeds of such security interest in the trust property would be distributed according to the indenture, as described below under "Description of the Purchase Agreement and the Trust Documents -- Distributions."

     Arcadia Financial, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each receivable and evidencing the security interest in the financed vehicle securing each receivable. In order to protect the trust's ownership interest in the receivables, Arcadia Financial and we, as the seller, will each file UCC-1 financing statements in Minnesota and Texas to give notice of the trust's ownership of the receivables and the related trust property.

                              THE RECEIVABLES POOL

GENERAL

     The receivables will be randomly selected (subject to rating agency approval) from the pool described herein in an aggregate principal balance equal to approximately 111% of the initial note balance. The seller does not believe that the characteristics of the receivables will vary materially from the characteristics of the potential receivables. The receivables pool will include the receivables and all amounts due or received after the cutoff date. Information about the receivables is set forth under the heading "The Receivables" in the accompanying prospectus.

     All of the receivables are retail installment sales contracts or promissory notes purchased in the ordinary course of business by Arcadia Financial from dealers who regularly originate and sell these contracts or notes to Arcadia Financial. In this prospectus supplement, we refer to retail installment sales contracts and promissory notes individually as a "loan" or collectively as "loans." The receivables were selected from Arcadia Financial's portfolio for inclusion in the receivables pool in compliance with several criteria, some of which are described below under "-- Selection Criteria." No selection procedures believed by Arcadia Financial or by us to be adverse to noteholders were used in selecting the receivables.

DELINQUENCY, CREDIT LOSS AND REPOSSESSION INFORMATION

     The following tables set forth information relating to Arcadia Financial's delinquency, credit loss and repossession experience for each period indicated with respect to all loans it has purchased and continues to service. This information includes the experience with all loans in Arcadia Financial's portfolio of loans serviced during each period, including loans which do not meet the criteria for selection as a receivable.

                           DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                   AT DECEMBER 31,
                          ------------------------------------------------------------------       AT MARCH 31,
                                  1997                   1998                   1999                   1999
                          --------------------   --------------------   --------------------   --------------------
                          NUMBER                 NUMBER                 NUMBER                 NUMBER
                            OF                     OF                     OF                     OF
                           LOANS     BALANCES     LOANS     BALANCES     LOANS     BALANCES     LOANS     BALANCES
                          ------     --------    ------     --------    ------     --------    ------     --------
Servicing Portfolio at
 End of Period..........  411,429   $4,956,090   450,635   $5,096,222   468,726   $5,120,721   460,692   $5,148,947
Delinquencies:
 31-60 days.............    8,297      100,161    12,176      135,633    13,822      148,913     8,021       87,630
 61-90 days.............    3,635       45,485     4,161       47,599     4,693       50,778     3,505       39,477
 91 days or more........    3,019       34,047     5,165       60,591     7,955       84,722     5,596       60,381
Total Automobile Loans
 Delinquent 31 or More
 Days...................   14,951   $  179,693    21,502   $  243,823    26,470   $  284,413    17,122   $  187,488
Delinquencies as a
 Percentage of Number of
 Loans and Amount
 Outstanding at end of
 Period(2)..............     3.63%        3.63%     4.77%        4.78%     5.65%        5.55%     3.72%        3.64%
Amount in
 Repossession(3)........    6,083   $   55,300     5,686   $   32,676     6,761   $   36,125     5,542   $   31,501
Total Delinquencies and
 Amount in
 Repossession(2)........   21,034   $  234,993    27,188   $  276,499    33,231   $  320,538    22,663   $  218,989


                              AT MARCH 31,
                                  2000
                          --------------------
                          NUMBER
                            OF
                           LOANS     BALANCES
                          ------     --------
Servicing Portfolio at
 End of Period.......... 463,528    $5,030,612
Delinquencies:
 31-60 days.............   8,132        85,254
 61-90 days.............   3,332        34,373
 91 days or more........   6,796        71,252
Total Automobile Loans
 Delinquent 31 or More
 Days...................  18,260    $  190,879
Delinquencies as a
 Percentage of Number of
 Loans and Amount
 Outstanding at end of
 Period(2)..............    3.94%         3.79%
Amount in
 Repossession(3)........   7,459    $   40,342
Total Delinquencies and
 Amount in
 Repossession(2)........  25,719    $  231,221

---------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each loan. The information in the table includes previously sold loans which Arcadia Financial continues to service.

(2) Amounts shown do not include loans which are less than 31 days delinquent.

(3) Amount in Repossession represents financed vehicles which have been repossessed but not yet liquidated.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                      THREE        THREE
                                                                      MONTHS       MONTHS
                                   YEAR ENDED DECEMBER 31,            ENDED        ENDED
                                   -----------------------          MARCH 31,    MARCH 31,
                                1997         1998         1999       1999(4)      2000(4)
                                ----         ----         ----      ---------    ---------
Average Servicing Portfolio
  Outstanding During the
  Period...................  $4,458,977   $5,071,996   $5,176,078   $5,113,482   $5,067,273
Average Number of Loans
  Outstanding During the
  Period...................     362,626      435,712      465,517      451,813      465,723
Number of Charge-Offs......      24,616       33,441       34,668        8,116        9,992
Gross Charge-Offs(2).......  $  165,233   $  255,853   $  251,442   $   62,907   $   75,964
Recoveries(3)..............       9,855       21,614       34,106        8,207        9,311
Net Losses.................  $  155,378   $  234,239   $  217,336   $   54,700   $   66,653
Gross Charge-Offs as a
  Percentage of Average
  Servicing Portfolio......        3.71%        5.04%        4.86%        4.92%        6.00%
Net Losses as a Percentage
  of Average Servicing
  Portfolio................        3.48%        4.62%        4.20%        4.28%        5.26%

---------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each loan. The information in the table includes previously sold loans which Arcadia Financial continues to service.

(2) Gross charge-offs represent principal amounts which management estimated to be uncollectible after the consideration of anticipated proceeds from the disposition of repossessed assets and selling expenses.

(3) Includes post-disposition amounts received on previously charged off loans.

(4) Percentage calculations for the three months ended March 31, 1999 and 2000 are annualized.

     As illustrated in the tables above, Arcadia Financial experienced an increase in delinquency rates during the year ended December 31, 1999. Management believes that this increase in delinquency rates is attributable to staffing levels during the summer lagging portfolio growth, collectors' having to adjust to a new servicing system implemented in the fall, and greater than expected seasonality in the winter months. Management believes the impact of these circumstances to have been temporary. The increase in delinquency rates as of December 31, 1999 resulted in increased losses in the three months ended March 31, 2000. Delinquency rates at March 31, 2000 significantly decreased from their level at December 31, 1999 and are close to the delinquency rates at March 31, 1999.

     Arcadia Financial experienced an increase in delinquency, gross charge-off and net loss rates during the year ended December 31, 1998. Management believes that these increases were primarily due to changes in Arcadia Financial's portfolio mix to the extent that it included a larger proportion of loans with higher credit risk characteristics.

     In 1997, Arcadia Financial implemented a risk-based pricing strategy, tightened its credit and underwriting standards, and expanded its use of computerized credit scoring and behavioral analytics to better service its portfolio and identify improvements when necessary. As a result of those analytic enhancements, management decided to de-emphasize the purchase of loans which score within certain risk tiers as the rate of return historically realized on these loans had not been commensurate with the related risk. Loans included in the de-emphasized tiers represented approximately 10% of Arcadia Financial's servicing portfolio at December 31, 1999, and accounted for approximately 18% of the delinquent loans outstanding at such date and 23% of net losses incurred during 1999. Arcadia Financial's allowance for credit losses was 7.97% of the securitized servicing portfolio at December 31, 1999, compared to 8.18% and 4.75% at December 31, 1998 and 1997, respectively.

     Net losses decreased in 1999 compared to 1998 primarily due to $9.0 million of recoveries received from the sale of deficiency balances of previously charged-off loans. Net losses were also affected during 1997 and 1998 by changes in Arcadia Financial's repossession disposition strategy. Beginning in March 1997, management modified its strategy to increase the utilization of wholesale disposition channels and made further modifications in June 1998 to discontinue its retail remarketing operation in its entirety. As a result, the percentage of repossessed vehicles liquidated through wholesale liquidation channels increased from 54% in 1997 to 81% in 1998 and 100% in 1999. Although recovery rates on the sale of vehicles through wholesale channels is generally lower than those realized through retail distribution channels, Arcadia Financial believes that its decision to discontinue its retail remarketing operation enables it to better manage its level of repossessed inventory and improve the timing of excess cash flows released to Arcadia Financial from securitization trusts as a result of an increase in the speed at which repossessed vehicles can be liquidated. At December 31, 1999, the average days that vehicles were held in inventory had fallen to approximately 40 days compared to 46 days at December 31, 1998 and 105 days at December 31, 1997. The change in the number and net realizable value of repossessed vehicles at December 31, 1999, reflects the reduction in the average number of days in inventory and the lower anticipated recovery rates resulting from the change in Arcadia Financial's liquidation strategy.

     Annualized gross charge-offs and net losses during 1998 and 1997 include non-recurring charges of 0.42% and 0.57%, respectively, due to the impact of write-downs of repossessed inventory due to revisions to Arcadia Financial's inventory valuation policy.

     The loans in Arcadia Financial's servicing portfolio include loans other than the receivables, including loans which do not meet the criteria for selection as a receivable. We cannot assure you that the delinquency, loan loss or repossession experience of the trust with respect to the receivables will be better than, worse than or comparable to the experience described above. See "Risk Factors -- Current and historical delinquency and default rates of loans in Arcadia Financial's servicing portfolio may understate future delinquency and default rates."

PRIOR POOL SUMMARIES

     We have included on the inside back cover of this prospectus supplement a CD-ROM containing information in a spreadsheet form relating to the performance of pools of loans previously originated and securitized by Arcadia Financial. The CD-ROM contains performance data on the pools of loans included in Arcadia Financial's most recent twenty-one securitizations. We have included on the CD-ROM spreadsheets containing:

     - Pool summaries (including the initial receivables balance, original pool balance, current pool balance, initial weighted average APR, initial weighted average original term, and initial weighted average remaining term);

     - Cumulative losses as a percentage of original pool balance;

     - Outstanding pool balance;

     - ABS prepayment speed life-to-date;

     - Principal balance of 30+ day delinquent loans as a percentage of current pool balance; and

     - Cumulative defaults as a percentage of original pool balance.

     We cannot assure you that the performance of the receivables will be better than, worse than or comparable to the experience of the past pools of receivables described in the CD-ROM.

SELECTION CRITERIA

     The receivables:

          (1) were not more than 30 days past due as of the cutoff date;

          (2) did not have a remaining principal balance as of the cutoff date less than $50.00;

          (3) did not have a final maturity date before May 29, 2000;

          (4) did not have a final maturity date after February 28, 2007; and

          (5) were otherwise eligible under criteria established by Arcadia Financial.

OTHER CHARACTERISTICS

     The receivables:

          (1) had a remaining maturity, as of the cutoff date, of at least 3 months, but not more than 84 months;

          (2) had an original maturity of at least 12 months, but not more than 84 months;

          (3) had an original principal balance of at least $4,124 and not more than $56,431;

          (4) had a remaining principal balance, as of the cutoff date, of at least $500 and not more than $56,431; and

          (5) had an APR of at least 7.75% and not more than 26.99%.

As of the statistical cutoff date, approximately 11.86% of the aggregate principal balance of the potential receivables was attributable to loans for the purchase of new financed vehicles, and approximately 88.14% of the aggregate principal balance was attributable to loans for the purchase of used financed vehicles. The potential receivables were purchased from 5,709 dealers. Not more than 0.51% of the aggregate principal balance of the potential receivables as of the statistical cutoff date was originated by any single dealer. The ten most significant dealers, collectively, originated approximately 3.5% of the aggregate principal balance as of the statistical cutoff date, each of whom individually accounted for at least 0.30% of the aggregate principal balance as of the statistical cutoff date. All of the receivables are simple interest obligations.

     The statistical information presented in this prospectus supplement, including the summary statistical information set forth below, is based on the potential receivables as of the statistical cutoff date. Prior to the closing date, certain potential receivables may be removed and additional receivables may be substituted for those receivables. Regularly scheduled payments and prepayments of the receivables (which are prepayable at any time) between the statistical cutoff date and the cutoff date will affect the balances and percentages shown below. A Current Report on Form 8-K containing a detailed description of the receivables will be available to purchasers of the notes upon request at the time of the initial issuance of the notes and will be filed with the Commission within 15 days after such issuance. This detailed description of the receivables will specify the information shown below as of the cutoff date.

     While the statistical distribution of the final characteristics of all receivables transferred to the trust on the closing date will vary from the statistical information presented in this prospectus supplement, the seller does not believe that the characteristics of the receivables on the closing date will vary materially.

     The composition and distribution by APR, the geographic concentration, the distribution by principal balance, and the distribution by original maturity and remaining maturity of the receivables pool as of the statistical cutoff date are set forth in the following tables:

                    COMPOSITION OF THE POTENTIAL RECEIVABLES
                       AS OF THE STATISTICAL CUTOFF DATE

                                                                WEIGHTED
                                      NUMBER OF                  AVERAGE      WEIGHTED
     WEIGHTED         AGGREGATE       POTENTIAL     AVERAGE     ORIGINAL       AVERAGE
   AVERAGE APR        PRINCIPAL      RECEIVABLES   PRINCIPAL    SCHEDULED     REMAINING
  OF RECEIVABLES       BALANCE         IN POOL      BALANCE      TERM(1)       TERM(1)
  --------------      ---------      -----------   ---------    ---------     ---------
      17.74%        $1,160,479,619    79,635       $14,572     67.7 months   64.4 months

---------------

(1) Based on scheduled payments due after the statistical cutoff date (in the case of the weighted average remaining term) and assuming no prepayments on the receivables.

                DISTRIBUTION BY APR OF THE POTENTIAL RECEIVABLES
                       AS OF THE STATISTICAL CUTOFF DATE

                                      NUMBER OF                             PERCENT OF
                                      POTENTIAL        AGGREGATE       AGGREGATE PRINCIPAL
APR RANGE(%)                         RECEIVABLES   PRINCIPAL BALANCE        BALANCE(1)
------------                         -----------   -----------------   -------------------
7.00 to 7.99.......................        43      $      574,531.28            0.05%
8.00 to 8.99.......................        70           1,009,164.97            0.09
9.00 to 9.99.......................       353           5,924,803.47            0.51
10.00 to 10.99.....................       622          10,558,422.09            0.91
11.00 to 11.99.....................       979          16,364,618.64            1.41
12.00 to 12.99.....................     2,075          34,126,167.43            2.94
13.00 to 13.99.....................     2,775          45,850,484.76            3.95
14.00 to 14.99.....................     4,267          69,062,027.39            5.95
15.00 to 15.99.....................     5,628          90,229,194.99            7.78
16.00 to 16.99.....................     8,292         130,890,709.95           11.28
17.00 to 17.99.....................    14,412         222,621,234.09           19.18
18.00 to 18.99.....................    12,088         174,804,377.21           15.06
19.00 to 19.99.....................    10,152         141,242,850.44           12.17
20.00 to 20.99.....................     8,739         111,400,157.75            9.60
21.00 to 21.99.....................     5,471          66,048,614.25            5.69
22.00 to 22.99.....................     2,267          25,354,201.02            2.18
23.00 to 23.99.....................     1,350          13,852,823.71            1.19
24.00 to 26.99.....................        52             565,235.95            0.05
                                       ------      -----------------          ------
Totals.............................    79,635      $1,160,479,619.39          100.00%
                                       ======      =================          ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

             GEOGRAPHIC CONCENTRATION OF THE POTENTIAL RECEIVABLES
                       AS OF THE STATISTICAL CUTOFF DATE

                                      NUMBER OF                             PERCENT OF
                                      POTENTIAL        AGGREGATE            AGGREGATE
STATE                                RECEIVABLES   PRINCIPAL BALANCE   PRINCIPAL BALANCE(1)
-----                                -----------   -----------------   --------------------
Alabama............................       119      $    1,878,378.73            0.16%
Alaska.............................         6             100,124.10            0.01
Arizona............................     2,368          38,371,951.71            3.31
Arkansas...........................       169           2,539,040.31            0.22
California.........................     6,766         105,760,094.82            9.11
Colorado...........................     2,655          39,109,973.85            3.37
Connecticut........................       959          13,273,754.89            1.14
Delaware...........................       109           1,600,315.07            0.14
Florida............................     5,451          77,736,404.82            6.70
Georgia............................     4,062          60,740,305.14            5.23
Hawaii.............................         2              32,530.52            0.00
Idaho..............................       259           3,304,214.10            0.28
Illinois...........................     1,702          25,138,802.14            2.17
Indiana............................       768          10,682,196.78            0.92
Iowa...............................       628           8,659,062.46            0.75
Kansas.............................       426           5,837,951.66            0.50
Kentucky...........................     1,133          15,293,793.55            1.32

                                      NUMBER OF                             PERCENT OF
                                      POTENTIAL        AGGREGATE            AGGREGATE
STATE                                RECEIVABLES   PRINCIPAL BALANCE   PRINCIPAL BALANCE(1)
-----                                -----------   -----------------   --------------------
Louisiana..........................        16      $      267,703.73            0.02%
Maine..............................       255           3,353,661.45            0.29
District of Columbia...............        41             704,092.73            0.06
Maryland...........................       761          12,317,664.09            1.06
Massachusetts......................     2,305          29,414,939.22            2.53
Michigan...........................     1,642          22,250,365.27            1.92
Minnesota..........................     1,135          15,837,850.39            1.36
Mississippi........................     1,242          18,634,681.67            1.61
Missouri...........................     2,614          36,125,577.67            3.11
Montana............................       184           2,486,451.40            0.21
Nebraska...........................       626           8,150,857.45            0.70
Nevada.............................     1,360          21,806,174.17            1.88
New Hampshire......................       619           7,504,330.95            0.65
New Jersey.........................       342           5,204,633.98            0.45
New Mexico.........................     1,524          24,334,715.99            2.10
New York...........................     2,503          32,385,223.06            2.79
North Carolina.....................     2,899          42,549,138.98            3.67
North Dakota.......................        29             385,144.92            0.03
Ohio...............................       791          10,508,209.57            0.91
Oklahoma...........................     3,397          47,862,821.83            4.12
Oregon.............................     2,187          29,927,107.64            2.58
Pennsylvania.......................     1,182          17,727,560.54            1.53
Puerto Rico........................         1               4,401.78            0.00
Rhode Island.......................       333           4,184,650.51            0.36
South Carolina.....................     2,874          41,641,867.19            3.59
South Dakota.......................       150           2,133,782.08            0.18
Tennessee..........................     3,126          45,372,514.84            3.91
Texas..............................    11,852         180,911,770.50           15.59
Utah...............................     1,425          21,116,093.02            1.82
Vermont............................        66             781,307.47            0.07
Virginia...........................     1,718          25,400,173.19            2.19
Washington.........................     2,010          27,607,933.61            2.38
West Virginia......................        23             300,706.70            0.03
Wisconsin..........................       645           8,783,604.02            0.76
Wyoming............................       167           2,342,349.08            0.20
Unknown............................         9             100,664.05            0.01
                                       ------      -----------------          ------
          Totals...................    79,635      $1,160,479,619.39          100.00%
                                       ======      =================          ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

         DISTRIBUTION OF THE POTENTIAL RECEIVABLES BY PRINCIPAL BALANCE
                       AS OF THE STATISTICAL CUTOFF DATE

                                    NUMBER OF
                                    POTENTIAL    AGGREGATE PRINCIPAL   PERCENT OF AGGREGATE
PRINCIPAL BALANCE RANGE            RECEIVABLES         BALANCE         PRINCIPAL BALANCE(1)
-----------------------            -----------   -------------------   --------------------
Less than or equal to
  $5,000.00......................        505      $    1,921,509.13             0.17%
$5,000.01 to $10,000.00..........     13,997         114,810,149.33             9.89
$10,000.01 to $15,000.00.........     31,418         394,049,376.99            33.96
$15,000.01 to $20,000.00.........     22,682         389,305,529.48            33.55
$20,000.01 to $25,000.00.........      8,283         182,419,663.53            15.72
$25,000.01 to $30,000.00.........      2,153          57,958,902.67             4.99
Greater than $30,000.00..........        597          20,014,488.26             1.72
                                     -------      -----------------           ------
                                      79,635      $1,160,479,619.39           100.00%
                                     =======      =================           ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

         DISTRIBUTION OF THE POTENTIAL RECEIVABLES BY ORIGINAL MATURITY
                       AS OF THE STATISTICAL CUTOFF DATE

                                      NUMBER OF
                                      POTENTIAL        AGGREGATE       PERCENT OF AGGREGATE
      ORIGINAL MATURITY RANGE        RECEIVABLES   PRINCIPAL BALANCE   PRINCIPAL BALANCE(1)
      -----------------------        -----------   -----------------   --------------------
Less than 13 Months................         4      $       11,496.92            0.00%
13 to 24 Months....................        98             526,448.82            0.05
25 to 36 Months....................     1,018           6,995,660.09            0.60
37 to 48 Months....................     5,760          51,608,229.93            4.45
49 to 60 Months....................    21,159         256,619,186.70           22.11
61 to 66 Months....................     3,390          47,912,699.92            4.13
67 to 72 Months....................    48,186         796,411,760.28           68.63
73 to 78 Months....................        11             178,053.21            0.02
79 to 84 Months....................         9             216,083.52            0.02
                                       ------      -----------------          ------
                                       79,635      $1,160,479,619.39          100.00%
                                       ======      =================          ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

        DISTRIBUTION OF THE POTENTIAL RECEIVABLES BY REMAINING MATURITY
                       AS OF THE STATISTICAL CUTOFF DATE

                                      NUMBER OF
                                      POTENTIAL        AGGREGATE       PERCENT OF AGGREGATE
     REMAINING MATURITY RANGE        RECEIVABLES   PRINCIPAL BALANCE   PRINCIPAL BALANCE(1)
     ------------------------        -----------   -----------------   --------------------
Less than 13 Months................          6     $       19,284.55            0.00%
13 to 24 Months....................        121            632,810.44            0.05
25 to 36 Months....................      1,174          8,190,496.30            0.71
37 to 48 Months....................      5,985         54,348,541.25            4.68
49 to 60 Months....................     21,640        264,446,469.72           22.79
61 to 66 Months....................     14,712        227,284,972.71           19.59
67 to 72 Months....................     35,985        605,267,118.42           52.16
73 to 78 Months....................          7            135,152.97            0.01
79 to 84 Months....................          5            154,773.03            0.01
                                       -------     -----------------          ------
                                        79,635     $1,160,479,619.39          100.00%
                                       =======     =================          ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in a pool are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables owned by the trust.

     As the rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than such class's final scheduled distribution date. The noteholders will exclusively bear any reinvestment risk associated with early payment of the notes.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the assumed characteristics of the receivables as described below. The ABS Table assumes that:

          (1) the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses, delinquencies or repurchases;

          (2) each scheduled monthly payment on the receivables is made on the last day of each month, and each month has 30 days;

          (3) prepayments are received on the last day of the month and include 30 days of interest;

          (4) payments on the notes are made on each distribution date and each of these dates is assumed to be the fifteenth day of each applicable month;

          (5) the balance in the reserve account on each distribution date is equal to the Specified Reserve Balance; and

          (6) the servicer does not exercise its option to purchase the receivables.

The ABS Table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

     The ABS Table also assumes that the receivables have been aggregated, with all of the receivables having the following characteristics and that the level scheduled monthly payment, which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the statistical cutoff date, will be such that the receivables will be fully amortized by the end of their remaining term to maturity.

                                                             ORIGINAL TERM   REMAINING TERM
                                     AGGREGATE                TO MATURITY     TO MATURITY
             POOL                PRINCIPAL BALANCE    APR     (IN MONTHS)     (IN MONTHS)
             ----                -----------------    ---    -------------   --------------
1..............................   $  1,555,752.88    17.86%       35               28
2..............................   $  1,615,775.12    18.76%       35               31
3..............................   $  2,241,485.85    19.04%       35               34
4..............................   $ 10,563,787.93    18.63%       47               41
5..............................   $ 11,066,182.61    18.96%       48               44
6..............................   $ 15,426,406.98    19.16%       48               47
7..............................   $ 47,306,944.57    18.10%       60               53
8..............................   $ 56,748,100.47    18.26%       60               56
9..............................   $ 80,230,620.42    18.43%       60               59
10.............................   $145,858,486.30    17.23%       72               65
11.............................   $188,840,213.50    17.48%       72               68
12.............................   $271,879,576.70    17.63%       72               71

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the weighted average original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

                    PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT
                           AT VARIOUS ABS PERCENTAGES

                                           CLASS A-1 NOTES                 CLASS A-2 NOTES                 CLASS A-3 NOTES
                                    -----------------------------   -----------------------------   -----------------------------
DISTRIBUTION DATE                   0.00%   1.20%   1.60%   2.00%   0.00%   1.20%   1.60%   2.00%   0.00%   1.20%   1.60%   2.00%
-----------------                   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Closing Date......................  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
July 15, 2000.....................  92.3%   87.3%   85.5%   83.7%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
August 15, 2000...................  85.1%   75.2%   71.7%   68.1%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
September 15, 2000................  77.8%   63.2%   58.1%   52.8%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
October 15, 2000..................  70.4%   51.3%   44.5%   37.6%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
November 15, 2000.................  63.1%   39.5%   31.2%   22.6%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
December 15, 2000.................  55.6%   27.8%   17.9%    7.8%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
January 15, 2001..................  48.2%   16.2%    4.9%    0.0%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
February 15, 2001.................  40.6%    4.7%    0.0%    0.0%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
March 15, 2001....................  33.1%    0.0%    0.0%    0.0%   100.0%  100.0%  100.0%  75.7%   100.0%  100.0%  100.0%  100.0%
April 15, 2001....................  25.4%    0.0%    0.0%    0.0%   100.0%  100.0%  87.3%   50.2%   100.0%  100.0%  100.0%  100.0%
May 15, 2001......................  17.8%    0.0%    0.0%    0.0%   100.0%  100.0%  65.3%   25.0%   100.0%  100.0%  100.0%  100.0%
June 15, 2001.....................  10.0%    0.0%    0.0%    0.0%   100.0%  85.6%   43.6%    0.2%   100.0%  100.0%  100.0%  100.0%
July 15, 2001.....................   2.3%    0.0%    0.0%    0.0%   100.0%  67.0%   22.0%    0.0%   100.0%  100.0%  100.0%   92.6%
August 15, 2001...................   0.0%    0.0%    0.0%    0.0%   100.0%  48.5%    0.8%    0.0%   100.0%  100.0%  100.0%   85.2%
September 15, 2001................   0.0%    0.0%    0.0%    0.0%   100.0%  30.2%    0.0%    0.0%   100.0%  100.0%  93.8%    77.9%
October 15, 2001..................   0.0%    0.0%    0.0%    0.0%   100.0%  11.9%    0.0%    0.0%   100.0%  100.0%  87.4%    70.7%
November 15, 2001.................   0.0%    0.0%    0.0%    0.0%   100.0%   0.0%    0.0%    0.0%   100.0%  98.1%   81.2%    63.7%
December 15, 2001.................   0.0%    0.0%    0.0%    0.0%   100.0%   0.0%    0.0%    0.0%   100.0%  92.7%   75.0%    56.7%
January 15, 2002..................   0.0%    0.0%    0.0%    0.0%   100.0%   0.0%    0.0%    0.0%   100.0%  87.2%   68.8%    49.9%
February 15, 2002.................   0.0%    0.0%    0.0%    0.0%   100.0%   0.0%    0.0%    0.0%   100.0%  81.8%   62.8%    43.2%
March 15, 2002....................   0.0%    0.0%    0.0%    0.0%   100.0%   0.0%    0.0%    0.0%   100.0%  76.5%   56.9%    36.6%
April 15, 2002....................   0.0%    0.0%    0.0%    0.0%   93.3%    0.0%    0.0%    0.0%   100.0%  71.2%   51.0%    30.1%
May 15, 2002......................   0.0%    0.0%    0.0%    0.0%   81.3%    0.0%    0.0%    0.0%   100.0%  66.0%   45.2%    23.8%
June 15, 2002.....................   0.0%    0.0%    0.0%    0.0%   69.1%    0.0%    0.0%    0.0%   100.0%  60.8%   39.6%    17.6%
July 15, 2002.....................   0.0%    0.0%    0.0%    0.0%   56.6%    0.0%    0.0%    0.0%   100.0%  55.7%   34.0%    11.5%
August 15, 2002...................   0.0%    0.0%    0.0%    0.0%   44.0%    0.0%    0.0%    0.0%   100.0%  50.7%   28.5%     5.6%
September 15, 2002................   0.0%    0.0%    0.0%    0.0%   31.3%    0.0%    0.0%    0.0%   100.0%  45.7%   23.1%     0.0%
October 15, 2002..................   0.0%    0.0%    0.0%    0.0%   18.3%    0.0%    0.0%    0.0%   100.0%  40.7%   17.8%     0.0%
November 15, 2002.................   0.0%    0.0%    0.0%    0.0%    5.2%    0.0%    0.0%    0.0%   100.0%  35.9%   12.7%     0.0%
December 15, 2002.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   97.5%   31.1%    7.6%     0.0%
January 15, 2003..................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   93.4%   26.3%    2.7%     0.0%
February 15, 2003.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   89.2%   21.7%    0.0%     0.0%
March 15, 2003....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   85.0%   17.1%    0.0%     0.0%
April 15, 2003....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   80.7%   12.6%    0.0%     0.0%
May 15, 2003......................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   76.4%    8.1%    0.0%     0.0%
June 15, 2003.....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   72.0%    3.8%    0.0%     0.0%
July 15, 2003.....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   67.6%    0.0%    0.0%     0.0%
August 15, 2003...................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   63.1%    0.0%    0.0%     0.0%
September 15, 2003................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   58.5%    0.0%    0.0%     0.0%
October 15, 2003..................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   53.8%    0.0%    0.0%     0.0%
November 15, 2003.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   49.1%    0.0%    0.0%     0.0%
December 15, 2003.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   44.4%    0.0%    0.0%     0.0%
January 15, 2004..................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   39.7%    0.0%    0.0%     0.0%
February 15, 2004.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   34.9%    0.0%    0.0%     0.0%
March 15, 2004....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   30.1%    0.0%    0.0%     0.0%
April 15, 2004....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   25.3%    0.0%    0.0%     0.0%
May 15, 2004......................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   20.3%    0.0%    0.0%     0.0%
June 15, 2004.....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   15.5%    0.0%    0.0%     0.0%
July 15, 2004.....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%   10.6%    0.0%    0.0%     0.0%
August 15, 2004...................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    5.6%    0.0%    0.0%     0.0%
September 15, 2004................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.6%    0.0%    0.0%     0.0%
October 15, 2004..................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
November 15, 2004.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
December 15, 2004.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
January 15, 2005..................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
February 15, 2005.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
March 15, 2005....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
April 15, 2005....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
May 15, 2005......................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
June 15, 2005.....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
July 15, 2005.....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
August 15, 2005...................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
September 15, 2005................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
October 15, 2005..................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
November 15, 2005.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
December 15, 2005.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
January 15, 2006..................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
February 15, 2006.................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
March 15, 2006....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
April 15, 2006....................   0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%    0.0%     0.0%
Weighted Average Life
 (years)(1).......................  0.58    0.37    0.33    0.29    2.15    1.18    1.00    0.86    3.41    2.22    1.89     1.62

---------------

(1) The weighted average life of a note is determined by

   (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date;
   (b) adding the results; and
   (c) dividing the sum by the related initial principal amount of the note.

   THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCES) AND SHOULD BE READ IN CONJUNCTION WITH THOSE ASSUMPTIONS.

                    PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT
                           AT VARIOUS ABS PERCENTAGES

                                                                      CLASS M NOTES                       CLASS B NOTES
                                                            ---------------------------------   ---------------------------------
DISTRIBUTION DATE                                           0.00%    1.20%    1.60%    2.00%    0.00%    1.20%    1.60%    2.00%
-----------------                                           -----    -----    -----    -----    -----    -----    -----    -----
Closing Date..............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
July 15, 2000.............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
August 15, 2000...........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
September 15, 2000........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
October 15, 2000..........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
November 15, 2000.........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
December 15, 2000.........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
January 15, 2001..........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
February 15, 2001.........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
March 15, 2001............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
April 15, 2001............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
May 15, 2001..............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
June 15, 2001.............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
July 15, 2001.............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
August 15, 2001...........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
September 15, 2001........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
October 15, 2001..........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
November 15, 2001.........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
December 15, 2001.........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
January 15, 2002..........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
February 15, 2002.........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
March 15, 2002............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
April 15, 2002............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
May 15, 2002..............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
June 15, 2002.............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
July 15, 2002.............................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
August 15, 2002...........................................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
September 15, 2002........................................  100.0%   100.0%   100.0%    99.3%   100.0%   100.0%   100.0%   100.0%
October 15, 2002..........................................  100.0%   100.0%   100.0%    73.0%   100.0%   100.0%   100.0%   100.0%
November 15, 2002.........................................  100.0%   100.0%   100.0%    47.5%   100.0%   100.0%   100.0%   100.0%
December 15, 2002.........................................  100.0%   100.0%   100.0%    22.7%   100.0%   100.0%   100.0%   100.0%
January 15, 2003..........................................  100.0%   100.0%   100.0%     0.0%   100.0%   100.0%   100.0%    99.0%
February 15, 2003.........................................  100.0%   100.0%    89.9%     0.0%   100.0%   100.0%   100.0%    92.1%
March 15, 2003............................................  100.0%   100.0%    67.9%     0.0%   100.0%   100.0%   100.0%    81.9%
April 15, 2003............................................  100.0%   100.0%    46.5%     0.0%   100.0%   100.0%   100.0%    75.6%
May 15, 2003..............................................  100.0%   100.0%    25.7%     0.0%   100.0%   100.0%   100.0%    66.0%
June 15, 2003.............................................  100.0%   100.0%     5.5%     0.0%   100.0%   100.0%   100.0%    60.4%
July 15, 2003.............................................  100.0%    97.7%     0.0%     0.0%   100.0%   100.0%    94.9%    51.4%
August 15, 2003...........................................  100.0%    78.1%     0.0%     0.0%   100.0%   100.0%    89.7%    46.4%
September 15, 2003........................................  100.0%    58.9%     0.0%     0.0%   100.0%   100.0%    80.9%    38.1%
October 15, 2003..........................................  100.0%    40.0%     0.0%     0.0%   100.0%   100.0%    76.2%    33.7%
November 15, 2003.........................................  100.0%    21.6%     0.0%     0.0%   100.0%   100.0%    68.0%    26.1%
December 15, 2003.........................................  100.0%     3.8%     0.0%     0.0%   100.0%   100.0%    63.8%    22.5%
January 15, 2004..........................................  100.0%     0.0%     0.0%     0.0%   100.0%    96.6%    56.1%    15.5%
February 15, 2004.........................................  100.0%     0.0%     0.0%     0.0%   100.0%    90.0%    52.4%    14.6%
March 15, 2004............................................  100.0%     0.0%     0.0%     0.0%   100.0%    84.2%    45.3%     8.1%
April 15, 2004............................................  100.0%     0.0%     0.0%     0.0%   100.0%    77.9%    42.2%     0.0%
May 15, 2004..............................................  100.0%     0.0%     0.0%     0.0%   100.0%    72.5%    35.5%     0.0%
June 15, 2004.............................................  100.0%     0.0%     0.0%     0.0%   100.0%    66.8%    33.1%     0.0%
July 15, 2004.............................................  100.0%     0.0%     0.0%     0.0%   100.0%    61.7%    27.0%     0.0%
August 15, 2004...........................................  100.0%     0.0%     0.0%     0.0%   100.0%    56.3%    25.1%     0.0%
September 15, 2004........................................  100.0%     0.0%     0.0%     0.0%   100.0%    51.5%    19.5%     0.0%
October 15, 2004..........................................   78.9%     0.0%     0.0%     0.0%   100.0%    46.5%    18.2%     0.0%
November 15, 2004.........................................   54.7%     0.0%     0.0%     0.0%   100.0%    42.1%    13.3%     0.0%
December 15, 2004.........................................   32.2%     0.0%     0.0%     0.0%   100.0%    37.9%    12.6%     0.0%
January 15, 2005..........................................    9.3%     0.0%     0.0%     0.0%   100.0%    33.8%     8.2%     0.0%
February 15, 2005.........................................    0.0%     0.0%     0.0%     0.0%    92.2%    30.0%     0.0%     0.0%
March 15, 2005............................................    0.0%     0.0%     0.0%     0.0%    91.0%    26.8%     0.0%     0.0%
April 15, 2005............................................    0.0%     0.0%     0.0%     0.0%    75.9%    23.2%     0.0%     0.0%
May 15, 2005..............................................    0.0%     0.0%     0.0%     0.0%    74.5%    20.4%     0.0%     0.0%
June 15, 2005.............................................    0.0%     0.0%     0.0%     0.0%    61.6%    17.9%     0.0%     0.0%
July 15, 2005.............................................    0.0%     0.0%     0.0%     0.0%    59.9%    15.3%     0.0%     0.0%
August 15, 2005...........................................    0.0%     0.0%     0.0%     0.0%    46.8%    13.2%     0.0%     0.0%
September 15, 2005........................................    0.0%     0.0%     0.0%     0.0%    45.0%    10.9%     0.0%     0.0%
October 15, 2005..........................................    0.0%     0.0%     0.0%     0.0%    31.7%     9.1%     0.0%     0.0%
November 15, 2005.........................................    0.0%     0.0%     0.0%     0.0%    29.6%     7.2%     0.0%     0.0%
December 15, 2005.........................................    0.0%     0.0%     0.0%     0.0%    20.1%     0.0%     0.0%     0.0%
January 15, 2006..........................................    0.0%     0.0%     0.0%     0.0%    17.8%     0.0%     0.0%     0.0%
February 15, 2006.........................................    0.0%     0.0%     0.0%     0.0%     8.2%     0.0%     0.0%     0.0%
March 15, 2006............................................    0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
April 15, 2006............................................    0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Weighted Average Life (years)(1)..........................    4.47     3.32     2.84     2.43     5.20     4.39     3.79     3.17

---------------

(1) The weighted average life of a note is determined by
    (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date;
    (b) adding the results; and
    (c) dividing the sum by the related initial principal amount of the note.

THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCES) AND SHOULD BE READ IN CONJUNCTION WITH THOSE ASSUMPTIONS.

                             ARCADIA FINANCIAL LTD.

     Arcadia Financial acquired loans totaling approximately $2,052.4 million, $2,750.6 million, $2,862.8 million, $2,193.4 million and $2,187.5 million for the calendar years ended December 31, 1995, 1996, 1997, 1998 and 1999, respectively, and $468.6 million for the three months ended March 31, 2000, and maintained, as of March 31, 2000, a servicing portfolio of approximately $5,030.6 million, consisting of approximately $663.0 million of loans owned and held for sale, $18.8 million of loans held for investment, $275.0 million of loans sold to Associates First Capital Corporation ("AFCC") and approximately $4,073.8 million of loans serviced in connection with securitization transactions. As of March 31, 2000, Arcadia Financial had total assets of approximately $1,261.2 million and shareholders' equity of approximately $101.8 million.

RECENT DEVELOPMENTS

     On April 3, 2000, pursuant to an Agreement and Plan of Merger, by and among Arcadia Financial, AFCC and a wholly owned subsidiary of AFCC, AFCC acquired 100% of the outstanding voting securities of Arcadia Financial. As a result of the merger, Arcadia Financial is now a subsidiary of Associates Corporation of North America, which in turn is a wholly owned subsidiary of AFCC.

     On June 25, 1997, the United States District Court for the District of Minnesota issued an order consolidating five separate shareholder suits against Arcadia Financial and certain named directors and officers of Arcadia Financial into one action, In re Olympic Financial Ltd. Securities Litigation. Each action contains substantially the same allegations. Plaintiffs in the consolidated action allege that during the period from July 20, 1995 through March 3, 1997 the defendants, in violation of federal securities laws, engaged in a scheme that had the effect of artificially inflating, maintaining and otherwise manipulating the value of Arcadia Financial's Common Stock by, among other things, making baseless, false and misleading statements about the current state and future prospects of Arcadia Financial, particularly with respect to the Classic program and the refinancing of repossessed automobiles. Plaintiffs allege that this scheme included making false and misleading statements and/or concealing material adverse facts. Arcadia Financial has reviewed the complaint in the consolidated action and believes that the consolidated action is without merit and intends to defend it vigorously. There can be no assurance that Arcadia Financial will prevail in this litigation or that any order, judgment, settlement or decree arising out of this litigation will not have a material adverse effect on Arcadia Financial's financial condition, results of operations or liquidity.

                            DESCRIPTION OF THE NOTES

     The trust will issue the notes under an indenture to be dated as of June 1, 2000, between the trust and Bank One, N.A., as indenture trustee. We will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following summary describes certain terms of the notes and the indenture. The summary is not a complete description of all the provisions of the notes and the indenture. We refer you to those provisions. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth under the heading "The Notes" in the prospectus.

PAYMENTS OF INTEREST

     Interest on the principal amounts of the notes will accrue at the respective per annum interest rates set forth on the cover page of this prospectus supplement for the various classes of notes and will be payable to the noteholders on each distribution date. The trust will make payments to the noteholders as of each record date.

     Calculation of interest. Interest will accrue during each interest period and will be calculated on the various classes of notes as follows:

     - Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year.

     - 30/360. Interest on the Class A-2, Class A-3, Class M and Class B notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     - Unpaid Interest Accrues. Interest accrued as of any distribution date but not paid on such distribution date will be due on the next distribution date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     Priority of Interest Payments. The trust will generally derive the interest payments it makes on the notes on any distribution date from the funds deposited into the collection account with respect to the preceding monthly period, plus funds, if any, deposited into the collection account from the reserve account, remaining after the payment of:

     - any unreimbursed monthly advances by the servicer, any unpaid trustee fees, and the servicing fee;

     - in the case of the Class M notes, interest on the Class A notes and the First Priority Principal Distribution Amount, if any; and

     - in the case of the Class B notes, interest on the Class A notes, the First Priority Principal Distribution Amount, if any, interest on the Class M notes, and the Second Priority Principal Distribution Amount, if any.

     The Trust Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due on the Class A Notes. The amount available for interest payments on the Class A notes could be less than the amount of interest payable on the Class A notes on any distribution date. In that event, the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A notes. Each such class's ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A noteholders.

     Interest Paid on the Class M Notes is Subordinate to Interest Paid on the Class A Notes, and Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class M Notes. Interest on the Class M notes will not be paid on any distribution date until interest payments on the Class A notes and the First Priority Principal Distribution Amount, if any, have been paid in full. If the amount available for interest payments on the Class M notes is less than the amount of interest payable on the Class M notes on any distribution date, each of the holders of the Class M notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class M notes. Interest on the Class B notes will not be paid on any distribution date until interest payments on the Class A notes, the First Priority Principal Distribution Amount, if any, interest payments on the Class M notes, and the Second Priority Principal Distribution Amount, if any, have been paid in full. If the amount available for interest payments on the Class B notes is less than the amount of interest payable on the Class B notes on any distribution date, each of the holders of the Class B notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class B notes. See "Description of the Purchase Agreement and the Trust
Documents -- Distributions" and "-- Reserve Account" in this prospectus supplement.

PAYMENTS OF PRINCIPAL

     The trust will generally make principal payments to the noteholders on each distribution date in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" with respect to any distribution date equals the sum of:

     - the First Priority Principal Distribution Amount;

     - the Second Priority Principal Distribution Amount; and

     - the Regular Principal Distribution Amount.

     The trust will pay the Principal Distribution Amount on each distribution date from the funds on deposit in the Principal Distribution Account. Amounts will be deposited in the Principal Distribution Account from funds on deposit in the collection account with respect to the monthly period preceding the related distribution date, plus funds, if any, deposited into the collection account from the reserve account in the order of priority described below under "Description of the Purchase Agreement and the Trust Documents -- Priority of Payments."

     Overview of How the Trust Distributes Principal. In general, the trust will make principal distributions on the notes under the following circumstances:

     - as the pool balance decreases as a result of principal payments on the receivables, purchases of receivables by the seller or the servicer, and liquidation of receivables, to the extent that the pool balance is less than the aggregate outstanding principal balance on the notes plus, following the reduction of the principal amount of the Class A-1 notes to zero, the intended amount of overcollateralization; and

     - on the respective Final Scheduled Distribution Dates of each class of notes, to the extent that the principal amounts on that class were not previously paid.

     We discuss each of these situations in more detail below.

     The Trust Will Make Principal Payments to Maintain Overcollateralization as the Pool Balance Decreases. The trust will make principal distributions on distribution dates which are not Final Scheduled Distribution Dates to reduce the principal balance of the Class A-1 notes to zero and then in order to maintain a desired level of overcollateralization. The trust will generally pay principal on the notes to the extent that the aggregate outstanding principal balance of the notes exceeds the pool balance minus the Specified Overcollateralization Amount.

     The pool balance as of any distribution date means the aggregate principal balance of the receivables at the end of the preceding calendar month, except for:

          (1) any receivable that became a liquidated receivable during a monthly period; and

          (2) any receivable that the seller, Arcadia Financial or the servicer has repurchased with respect to the next distribution date after giving effect to all payments received from obligors for a monthly period.

     Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled Distribution Dates May Delay Interest Payments on More Subordinate Classes of Notes. The principal amounts on the notes are generally expected to be repaid prior to the applicable Final Scheduled Distribution Date. However, if the principal amount on any class of notes has not been fully repaid prior to its Final Scheduled Distribution Date, any remaining principal amounts on that class of notes will be immediately due on that date, and will be payable before any payments of principal or interest are made to more junior classes of notes. Interest on more junior classes of notes may be delayed as a result.

     A substantial amount payable on a Final Scheduled Distribution Date would generally occur as a result of slower-than-expected payments on the receivables, including:

     - a larger-than-expected number of late payments on the receivables; or

     - slower-than-expected prepayments on the receivables.

     Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on the Class M Notes or the Class B Notes. The trust will pay principal on the most senior classes of notes prior to the payment of interest on more subordinate notes in cases where the pool balance has decreased to a level which is less than the aggregate outstanding principal balance of the more senior notes.

     - To the extent that the pool balance has decreased to a level which is less than the aggregate outstanding principal balance on the Class A notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class M notes and the Class B notes.

     - To the extent that the pool balance has decreased to a level which is less than the aggregate outstanding principal balance on the Class A and Class M notes, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B notes.

Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on one or more subordinate classes of notes on a timely basis:

     - substantial losses suffered by the trust as a result of defaults which are not covered by sufficient liquidation proceeds allocable to principal or by sufficient credit enhancement; or

     - delayed collections on the receivables resulting from either

      - a larger-than-expected number of late payments on the receivables; or

      - slower-than-expected prepayments on the receivables; or

     - reduction of the pool balance to zero through a sale of the receivables following an Event of Default.

     Priority in Which the Trust Distributes Amounts in the Principal Distribution Account. On each distribution date, except as provided below under "Description of the Purchase Agreement and the Trust
Documents -- Distributions -- Priority of Payments May Change Upon an Event of Default Under the Indenture" below, the trust will pay out all amounts on deposit in the Principal Distribution Account in the following order of priority:

          (1) to the Class A noteholders, to be distributed first to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 notes has been paid in full, then to the Class A-2 noteholders in reduction of principal until the principal amount of the Class A-2 notes has been paid in full, and then to the Class A-3 noteholders in reduction of principal until the principal amount of the Class A-3 notes has been paid in full;

          (2) to the Class M noteholders in reduction of principal until the principal amount of the Class M notes has been paid in full;

          (3) to the Class B noteholders in reduction of principal until the principal amount of the Class B notes has been paid in full;

          (4) to the Certificateholder, any funds remaining on deposit in the Principal Distribution Account.

     The Notes Might Not Be Repaid on Their Final Scheduled Distribution
Dates. The principal amounts of any class of notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date relating to that class of notes. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Distribution Dates relating to that class of notes based on a variety of factors, including those described under "Weighted Average Life of the Notes" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

EVENTS OF DEFAULT

     Conditions Constituting an Event of Default under the Indenture. An Event of Default under the indenture will occur if:

          (1) the full amount of interest due on the notes is not paid within five days of the related distribution date;

          (2) the amount of principal due on any note on its Final Scheduled Distribution Date has not been paid in full;

          (3) a default in the observance or performance in any material respect of any covenant or agreement of the trust made in the indenture, or any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property as specified in the indenture.

     While any of the Class A notes remain outstanding, the failure to pay interest due on the Class M notes and the Class B notes will not be an Event of Default. While any Class M notes remain outstanding, the failure to pay interest due on the Class B notes will not be an Event of Default. See "The Notes -- The Indenture -- Events of Default; Rights Upon Event of Default" in the prospectus.

     Each Class M noteholder and Class B noteholder, by accepting its respective interest in the Class M note or Class B note, will be deemed to have consented to any such delay in payment of interest on such class of notes and to have waived its right to institute a suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

     Payments on the notes may be accelerated upon an Event of Default. Upon an acceleration of the notes, the priority in which the trust makes distributions to the noteholders will change. The effect on the noteholders of an Event of Default depends on the type of default, as described under "Description of the Purchase Agreement and the Trust Documents -- Distributions" below.

     Rights upon Event of Default. Upon an Event of Default under the indenture, holders of (1) a majority of the Class A Notes, or (2) if the Class A notes have been paid in full, a majority of the Class M notes, or (3) if the Class A notes and Class M notes have been paid in full, a majority of the Class B notes (the "Controlling Noteholders") will have the rights set forth in the prospectus under "The Notes -- The Indenture -- Events of Default; Rights Upon Event of Default," including the right to declare all of the notes to be immediately due and payable.

     The indenture trustee may sell the receivables subject to certain conditions after an Event of Default which has resulted in an acceleration of the notes. The conditions depend upon the reason the Event of Default occurred. If the Event of Default occurred as a result of a default in the payment of any principal of or a default for five days or more in the payment of any interest on any note (as described above), the indenture trustee does not have to obtain any consent of the Controlling Noteholders to sell the receivables.

     In the case of any other Event of Default, the indenture trustee may not sell the receivables unless one of the conditions set forth in the prospectus under "The Notes -- The Indenture -- Events of Default; Rights Upon Event of Default" has been satisfied.

     In the event of a sale of the receivables by the indenture trustee following an Event of Default, the noteholders will receive notice and an opportunity to submit a bid in the sale.

     Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A notes, the Class M notes or the Class B notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or all of the Class A notes, the Class M notes and the Class B notes. In general, so long as any amounts remain unpaid with respect to the Class A notes,

     - only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture; and

     - only the Class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, the Class M and the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class M notes and the Class B notes to the Class A notes as described in this prospectus supplement. When the Class A notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class M notes.

     Similarly, after the Class A notes are repaid in full and so long as any amounts remain unpaid with respect to the Class M notes,

     - only the indenture trustee for the Class M noteholders will have the right to exercise remedies under the indenture; and

     - only the Class M noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B notes to the Class A and Class M notes as described in this prospectus supplement. When the Class M notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B notes.

     If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

OPTIONAL REDEMPTION

     All outstanding notes will be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the pool balance has declined to 10% or less of the pool balance, as described in the prospectus under "Description of the Purchase Agreements and the Trust
Documents -- Termination." The redemption price for the notes outstanding will be equal to:

     - the unpaid principal amount of the notes plus accrued and unpaid interest at the rate of interest on those notes; plus

     - interest on any past due interest at the rate of interest on those notes (to the extent lawful).

                     DESCRIPTION OF THE PURCHASE AGREEMENT
                            AND THE TRUST DOCUMENTS

     The following summary describes various terms of the purchase agreement (the "purchase agreement"), and the sale and servicing agreement and the trust agreement (together, the "trust documents"). Forms of the purchase agreement and the trust documents have been filed as exhibits to the registration statement. A copy of the purchase agreement and the trust documents will be filed with the SEC following the issuance of the notes. The summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the purchase agreement and the trust documents. The following summary supplements the description of the general terms and provisions of the purchase agreement and the trust documents described in the accompanying prospectus.

     The sale and servicing agreement will not permit modifications of receivables to avoid prepayments by obligors. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Procedures" in the accompanying prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES

     The information about the sale of the receivables by Arcadia Financial to us, as the seller, under the purchase agreement and the conveyance of the receivables from us to the trust on the closing date under the sale and servicing agreement is described under "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of the Receivables" in the accompanying prospectus.

ACCOUNTS

     The servicer will establish and maintain one or more collection accounts, in the name of the indenture trustee on behalf of the noteholders, into which all payments made on or with respect to the receivables will be deposited. In general, the servicer will be permitted to retain collections on the receivables until the business day preceding any distribution date. However, the servicer will be required to remit to the collection account collections received with respect to the receivables not later than the second business day after receipt if:

     (1) an Event of Default under the Indenture has occurred and is continuing;

     (2) there is a Servicer Termination Event;

     (3) Arcadia Financial is no longer the servicer; or

     (4) (a) Arcadia Financial is no longer a wholly owned direct or indirect subsidiary of AFCC; or

         (b) the short-term senior unsecured debt of Associates Corporation of North America is not rated at least A-1 by Moody's and P-1 by S&P or any such rating is suspended or withdrawn.

The servicer will also establish and maintain the reserve account, in the name of the indenture trustee on behalf of the noteholders, in which amounts transferred from the collection account may be deposited from time to time and from which amounts may be withdrawn in order to make distributions to noteholders. The servicer will also establish and maintain the principal distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts transferred from the collection account and the reserve account will be deposited from time to time and from which all principal distributions to noteholders will be made. The collection account, the reserve account and the principal distribution account are collectively referred to in this prospectus supplement as the "designated accounts." See "Description of the Purchase Agreements and the Trust
Documents -- Collections" in the accompanying prospectus.

     Funds in the designated accounts will be invested in eligible investments, and investment earnings will be added to available funds (or, with respect to investment earnings on the reserve account, deposited in the reserve account) on each distribution date.

DISTRIBUTIONS

     On or before the second business day prior to each distribution date, the servicer will deliver to the indenture trustee, the owner trustee and each rating agency a certificate setting forth, among other things, the following amounts with respect to the preceding monthly period and the related distribution date:

     (1) the amount of funds allocable to collections on the receivables in the preceding monthly period, excluding any monthly advances and any purchase amounts;

     (2) the purchase amount of all receivables repurchased by Arcadia Financial or the servicer as of the related deposit date;

     (3) the monthly advances made by the servicer and the amounts which the servicer is entitled to be reimbursed for prior monthly advances;

     (4) the amount of available funds;

     (5) the amount of interest payable on each class of notes;

     (6) the principal distribution amount;

     (7) the amount in the reserve account and the Specified Reserve Balance;

     (8) the pool balance as of the end of the preceding monthly period; and

     (9) the servicing fee.

     Deposits to the Collection Account and Determination of Available
Funds. Unless required to be deposited earlier, on the business day preceding each distribution date, the servicer will cause all collections on receivables, monthly advances and other amounts constituting the available funds to be deposited into the collection account. See "Description of the Purchase Agreements and the Trust Agreements -- Collections" and "-- Advances" in the prospectus. Prior to each distribution date, the servicer will notify the indenture trustee to withdraw from the reserve account and deposit into the collection account the Reserve Account Excess Amount.

     In addition, the servicer will notify the indenture trustee to withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

     - the amount, if any, by which (a) the Total Required Payment exceeds (b) the available funds for such distribution date; and

     - the amount of cash or other immediately available funds in the reserve account on such distribution date (after giving effect to any withdrawals from the reserve account relating to the Reserve Account Excess Amount for that distribution date).

     The available funds will be determined on the related determination date as described under "Description of the Notes -- Payments of Principal" in this prospectus supplement and "Description of the Purchase Agreements and the Trust Agreements -- Distributions" in the prospectus.

     Priority of Payments. For each distribution date, the servicer will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds then on deposit in the collection account with respect to the monthly period preceding such distribution date (including funds, if any, deposited into the collection account from the reserve account), in the following order of priority:

          (1) To the servicer, the amount the servicer is entitled to be reimbursed for prior monthly advances;

          (2) To the indenture trustee and the owner trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the custodian or administrator (in each case, to the extent such fees have not been previously paid by the servicer or Arcadia Financial);

          (3) to the servicer, the servicing fee and all unpaid servicing fees from prior monthly periods;

          (4) to the Class A noteholders --

             (a) the aggregate amount of interest accrued for the related interest period on each of the Class A notes at their respective interest rates on the principal outstanding as of the previous distribution date after giving effect to all payments of principal to the Class A noteholders on the preceding distribution date; and

             (b) any shortfall in the amount of interest payable to the Class A noteholders on prior distribution dates over the amounts actually paid to the Class A noteholders on those prior distribution dates, plus interest on any such shortfall to the extent permitted by law;

          (5) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

          (6) to the Class M noteholders --

             (a) the aggregate amount of interest accrued for the related interest period on the Class M notes at the interest rate on the Class M notes on the principal outstanding as of the previous distribution date after giving effect to all payments of principal to the Class M noteholders on the preceding distribution date; and

             (b) any shortfall in the amount of interest payable to the Class M noteholders on prior distribution dates over the amounts actually paid to the Class M noteholders on those prior distribution dates, plus interest on any such shortfall to the extent permitted by law;

          (7) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

          (8) to the Class B noteholders --

             (a) the aggregate amount of interest accrued for the related interest period on the Class B notes at the interest rate on the Class B notes on the principal outstanding as of the previous distribution date after giving effect to all payments of principal to the Class B noteholders on the preceding distribution date; and

             (b) any shortfall in the amount of interest payable to the Class B noteholders on prior distribution dates over the amounts actually paid to the Class B noteholders on those prior distribution dates, plus interest on any such shortfall to the extent permitted by law;

          (9) to the reserve account, the amount required to reinstate the amount in the reserve account up to the Specified Reserve Balance;

          (10) to the Principal Distribution Account, the Regular Principal Distribution Amount; and

          (11) to the certificateholder, any funds remaining on deposit in the collection account.

For the priority of payments from the Principal Distribution Account, see "Description of the Notes -- Payments of Principal -- Priority in Which the Trust Distributes Amounts in the Principal Distribution Account" in this prospectus supplement.

     Priority of Payments May Change Upon an Event of Default Under the Indenture. Upon the occurrence and continuation of any Event of Default described above under "-- Events of Default," the indenture trustee or the Controlling Noteholders may accelerate the maturity of the notes. Acceleration of the notes will result in a change in the priority of payments, which will depend upon the type of default, as described below.

     - Defaults in Payment of Interest and Principal and Certain Insolvency Events Resulting in Acceleration.

       Following the occurrence and during the continuation of an Event of Default relating to:

       - a default in the payment of principal on any note which has resulted in acceleration of the notes;

       - a default for five days or more in the payment of interest on any note which has resulted in acceleration of the notes; or

       - an insolvency event or dissolution with respect to the trust which has resulted in an acceleration of the notes,

       the priority of payments changes and the Class A noteholders must be paid in full before any distributions of interest or principal may be made on the Class M notes or the Class B notes, and Class M noteholders must be paid in full before any distributions of interest or principal may be made on the Class B notes. The Class A-1 notes will be paid in full prior to principal distributions being made to the Class A-2 notes and Class A-3 notes. After the Class A-1 notes have been paid in full, the Class A-2 notes and Class A-3 notes will be paid pro rata.

     - Other Defaults Resulting in Acceleration. Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest on the Class A notes, the Class M notes and the Class B notes on each distribution date in the manner set forth in "-- Priority of Payments" above, including the payment of any First Priority Principal Distribution Amount prior to payment of interest on the Class M notes and Class B notes, and the payment of any Second Priority Distribution Amount prior to the payment on interest on the Class B notes, until a liquidation, if any, of the receivables.

     Interest and Principal Paid in Order of Seniority Upon a Sale of Collateral Following an Event of Default. Following an Event of Default, the indenture trustee may elect to liquidate the receivables and the other property of the trust, subject to the requirements set forth in the prospectus and this prospectus supplement under "Description of the Notes -- Events of Default." Irrespective of the type of Event of Default, upon such a liquidation of receivables, (1) no amounts will be distributed to the Class A-2 and Class A-3 noteholders until all interest and principal due on the Class A-1 notes has been paid in full, (2) the Class A-2 and Class A-3 noteholders will be paid pro rata,
(3) no amounts will be distributed to the Class M and the Class B noteholders until all interest and principal due on the Class A notes has been paid in full,
(4) no amounts will be distributed to the Class B noteholders until all interest and principal due on the Class M notes has been paid in full and (5) no amounts will be distributed to the certificateholder until all interest and principal due on the Class B notes has been paid in full.

RESERVE ACCOUNT

     The servicer will establish and maintain the reserve account. It will be held in the name of the indenture trustee for the benefit of the noteholders. To the extent that amounts on deposit in the reserve account are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

     Deposits to the Reserve Account. The reserve account will be funded by a deposit on the closing date in an amount equal to 0.50% of the initial pool balance. The amount on deposit in the reserve account may increase from time to time up to the Specified Reserve Balance by deposits of funds withdrawn from the collection account after payment of the Total Required Payment.

     Withdrawals From the Reserve Account. The amount on deposit in the reserve account may decrease:

     - on each distribution date by withdrawal of the Reserve Account Excess Amount, if any, with respect to such distribution date; and

     - on each distribution date by withdrawal of any shortfall between the Total Required Payment and Available Funds on such distribution date.

     In addition, the indenture trustee will withdraw amounts from the reserve account on any distribution date to the extent that such amounts together with the Available Funds for such distribution date would be sufficient to pay the sum of the servicing fee and all outstanding notes in full.

     Investment. Amounts on deposit in the reserve account will be invested by the indenture trustee at the direction of the seller in eligible investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the reserve account. Eligible investments are generally limited to obligations or securities that mature on or before the next distribution date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the reserve account may be invested in obligations or securities that will not mature prior to the next distribution date.

     Funds in the Reserve Account Will be Limited. Amounts on deposit in the reserve account from time to time are available to:

     - enhance the likelihood that you will receive the amounts due on your notes; and

     - decrease the likelihood that you will experience losses on your notes.

     However, the amounts on deposit in the reserve account at any time are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the reserve account to cover shortfalls in funds on deposit in the collection account exceeds the amount on deposit in the reserve account, a temporary shortfall in the amounts distributed to the noteholders could result. In addition, depletion of the reserve account ultimately could result in losses on your notes.

     After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and certificates, any funds remaining on deposit in the reserve account, subject to certain limitations, will be paid to the certificateholder.

     For the purposes described above, the following terms shall have the following meanings:

     "Available Funds" means, with respect to any distribution date, the sum of the collected funds, any purchase amounts, all monthly advances and all earnings from the investment of funds in the collection account during the related monthly period.

     "First Priority Principal Distribution Amount" means, with respect to any distribution date, an amount equal to the excess, if any, of:

          (1) the aggregate outstanding principal amount of the Class A notes as of the preceding distribution date, after giving effect to any principal payments made on such preceding distribution date or, for the initial distribution date, the closing date, over

          (2) the pool balance at the end of the monthly period preceding such distribution date;

provided, however, that the First Priority Principal Distribution Amount shall not exceed the outstanding principal amount of all of the notes on such distribution date, prior to giving effect to any principal payments made on such distribution date; and provided, further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Distribution Date of each class of Class A notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of each such class of Class A notes to zero.

     "Liquidated Receivable" means a receivable as to which:

          (1) 91 days have elapsed since the servicer repossessed the related financed vehicle;

          (2) the servicer has determined in good faith that all amounts it expects to recover have been received; or

          (3) all or some portion of a scheduled payment has become more than 180 days past due.

     "Principal Distribution Amount" means the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

     "Purchased Receivable" means a receivable:

     (1) (A) that Arcadia Financial or we have become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Arcadia Financial or us of a representation or warranty made by Arcadia Financial or us with respect to such receivable or (B) that the servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such receivable; and

     (2) as to which the related purchase amount has been deposited in the collection account by Arcadia Financial, us or the servicer, as the case may be, on or before the related deposit date.

     "Regular Principal Distribution Amount" means, with respect to any distribution date, an amount not less than zero equal to:

             (i) the greater of

                (1) the aggregate outstanding principal amount of the Class A-1 notes as of the preceding distribution date, after giving effect to any principal payments made on such preceding distribution date, or as of the closing date, as the case may be, and

                (2) the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the notes as of the preceding distribution date, after giving effect to any principal payment made on such preceding distribution date, or as of the closing date, as the case may be, over (b)(x) the pool balance at the end of the monthly period preceding such distribution date minus (y) the Specified Overcollateralization Amount, minus

             (ii) the sum of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, each with respect to such distribution date;

provided, however, that the Regular Principal Distribution Amount shall not exceed the outstanding principal amount of all the notes on such distribution date, after giving effect to any principal payments made on such distribution date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any; and provided, further, that the Regular Principal Distribution Amount on and after the Class B Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B notes to zero.

     "Reserve Account Excess Amount," with respect to any distribution date, means an amount equal to the excess, if any, of --

     - the amount of cash or other immediately available funds in the reserve account on the distribution date, prior to giving effect to any withdrawals from the reserve account relating to that distribution date, over

     - the Specified Reserve Balance with respect to that distribution date.

     "Second Priority Principal Distribution Amount" means, with respect to any distribution date, an amount not less that zero equal to

          (1) the excess, if any, of (a) the aggregate outstanding principal amount of the Class A notes and Class M notes as of the preceding distribution date, after giving effect to any principal payments made on such preceding distribution date or, for the initial distribution date, the closing date, over (b) the pool balance at the end of the monthly period preceding such distribution date, minus

          (2) the First Priority Principal Distribution Amount, if any, with respect to such distribution date;

provided, however, that the Second Priority Principal Distribution Amount shall not exceed the outstanding principal amount of all the notes on such distribution date, after giving effect to any principal payments made on such distribution date in respect of the First Priority Principal Distribution Amount, if any; and provided, further, that the Second Priority Principal Distribution Amount on and after the Class M Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class M notes to zero.

     "Specified Credit Enhancement Amount" with respect to any distribution date, means an amount equal to 11.25% of the initial pool balance; provided, however, that the Specified Credit Enhancement Amount with respect to any distribution date shall not exceed the sum of the aggregate outstanding principal amount of all the notes as of the preceding distribution date, after giving effect to any principal payments made on the notes on such preceding distribution date.

     "Specified Overcollateralization Amount" means, with respect to any distribution date, the excess, if any, of (a) the Specified Credit Enhancement Amount over (b) the Specified Reserve Balance, each with respect to such distribution date.

     "Specified Reserve Balance" means an amount equal to 0.50% of the initial pool balance.

     "Total Required Payment" means, on any distribution date, the sum of -

          (1) the amount the servicer is entitled to be reimbursed for prior monthly advances;

          (2) any accrued and unpaid trustees' fees and any accrued and unpaid fees of the custodian or administrator (in each case, to the extent such fees have not been previously paid by the servicer or Arcadia Financial);

          (3) the servicing fee and all unpaid servicing fees from prior monthly periods;

          (4) all interest payable on the Class A notes, including any accrued interest and interest on the accrued interest;

          (5) the First Priority Principal Distribution Amount, if any;

          (6) all interest payable on the Class M notes, including any accrued interest and interest on the accrued interest;

          (7) the Second Priority Principal Distribution Amount, if any;

          (8) all interest payable on the Class B notes, including any accrued interest and interest on the accrued interest; and

          (9) on the Final Scheduled Distribution Date for the Class B notes, the Regular Principal Distribution Amount,

provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any distribution date until the distribution date on which the outstanding principal amount of all the notes has been paid in full, the "Total Required Payment" shall mean the sum of clauses (1) through (8) above, plus the amount necessary to reduce the outstanding principal amount of all the notes to zero.

STATEMENTS TO NOTEHOLDERS

     On or prior to each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on the distribution date. This statement will be based on the information in the related servicer's certificate setting forth certain information required under the trust documents. Each statement to be delivered to noteholders will include the following information as to the notes, with respect to the distribution date or the period since the previous distribution date, as applicable:

          (1) the amount of the distribution allocable to interest on or with respect to each class of notes;

          (2) the amount of the distribution allocable to principal on or with respect to each class of notes;

          (3) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under (2) above on the distribution date; and

          (4) the amount of the servicing fee paid to the servicer with respect to the related monthly period or periods, as the case may be.

     Each amount set forth pursuant to subclauses (1) through (4) with respect to the notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes.

     Unless and until definitive notes are issued, these reports will be sent on behalf of the trust to Cede & Co., as registered holder of the notes and the nominee of The Depository Trust Company ("DTC"). Noteholders may receive copies of these reports upon written request, together with a certification that they are noteholders and payment of any expenses associated with the distribution of these reports, from the indenture trustee. These reports will also be available at the indenture trustee's website. See "Reports to Noteholders" in this prospectus supplement and "Information Regarding the Securities" in the accompanying prospectus.

     Within the required period of time after the end of each calendar year, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder, a statement as to the aggregate amounts of interest and principal paid to the noteholder, information regarding the amount of servicing compensation received by the servicer and other information as we deem necessary to enable the noteholder to prepare its tax returns. See "Federal Income Tax Consequences" in this prospectus supplement.

RIGHTS UPON SERVICER TERMINATION EVENT

     If a Servicer Termination Event occurs, the indenture trustee or Controlling Noteholders may remove the servicer without the consent of any of the other securityholders.

WAIVER OF PAST SERVICER TERMINATION EVENTS

     If a Servicer Termination Event occurs, the Controlling Noteholders, subject to the exceptions provided in the sale and servicing agreement, may waive any Servicer Termination Event except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders.

RELATIONSHIP WITH INDENTURE TRUSTEE

     We and some of our affiliates maintain banking and other business relationships in the ordinary course of business with the indenture trustee. In addition, the indenture trustee and some of its affiliates may serve as trustee for other securities issued by us or our affiliates.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the notes. The discussion is based upon the current provisions of the Internal Revenue Code, the treasury regulations promulgated under the Internal Revenue Code and judicial or ruling authority, all of which are subject to change, which under the Internal Revenue Code may be retroactive. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Moreover, there are no cases or Internal Revenue service rulings on similar transactions involving a trust issuing debt with terms similar to those of the notes. As a result, the service may disagree with all or a part of the discussion below. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the notes.

     The trust will be provided with an opinion of Dorsey & Whitney LLP, our counsel, regarding certain federal income tax matters discussed below. Such an opinion, however, is not binding on the service or the courts. No ruling on any of the issues discussed below will be sought from the service.

TAX CHARACTERIZATION OF THE TRUST

     Dorsey & Whitney LLP will deliver its opinion that the trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes, with the result that the trust itself will not be subject to federal income tax. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. This sort of corporate income tax could materially reduce cash available to make payments on the notes.

TAX CONSEQUENCES TO NOTEHOLDERS

     Treatment of the Notes as Indebtedness. The owner trustee, on behalf of the trust, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Dorsey & Whitney LLP will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization of the notes is correct.

     Interest Income on the Notes. As a general rule, interest paid or accrued on the notes, as well as market discount and original issue discount, if any, will be treated as ordinary income to the noteholders. A noteholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the notes in ordinary income as this interest accrues, while a noteholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include this interest in ordinary income when payments are received, or made available for receipt, by the noteholder. It is anticipated that the notes will not be issued with original issue discount within the meaning of section 1273 of the Internal Revenue Code, and that the trust will not take any original issue discount deduction with respect to the notes.

     Market Discount. The notes, whether or not issued with original issue discount, will be subject to the market discount rules of section 1276 of the Internal Revenue Code. In general, these rules provide that if a noteholder purchases the note at a market discount, such as a discount from its original issue price plus any accrued original issue discount, that exceeds a de minimis amount specified in the Internal Revenue Code, and after that recognizes gain upon a disposition, the lesser of such gain or the accrued market discount will be taxed as ordinary interest income.

     Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Internal Revenue Service.

     Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder makes this an election, is exempt from this rule. The adjusted basis of a note subject to this election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Internal Revenue Service.

     Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium, for example, an amount in excess of the amount payable upon the maturity, the noteholder will be considered to have purchased the note with amortizable bond premium equal to the excess amount. The noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. The noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Any election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the noteholder at the beginning of the first taxable year to which the election applies or after that acquired and is irrevocable without the consent of the Internal Revenue Service. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

     Sale or Other Disposition. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder's cost for the note, increased by any market discount, original issue discount and gain previously included by the noteholder in income with respect to the note and decreased by principal payments previously received by the noteholder and the amount of bond premium previously amortized with respect to the note. Any such gain or loss will be a capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such capital gain would be taxed at long-term rates if the note is held for more than 12 months and at short-term rates if held for not more than 12 months. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Generally, interest paid to a noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the note in connection with a United States trade or business will be treated as portfolio interest and therefore will be exempt from the 30% withholding tax. This noteholder will be entitled to receive interest payments on the notes free of United States federal income tax, provided that the noteholder periodically provides the indenture trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the noteholder is not a United States person and providing the name and address of the noteholder and will not be subject to federal income tax on gain from the disposition of a note unless the noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

     Tax Administration and Reporting. The indenture trustee will furnish to each noteholder with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest. Reports will be made annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements regarding the information as may be required with respect to interest and original issue discount, if any, with respect to the notes.

     Backup Withholding. Under certain circumstances, a noteholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the indenture trustee. Backup withholding may apply, under some circumstances, to a noteholder who is a foreign person if the noteholder fails to provide the indenture trustee or the noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you on a note.

     Possible Alternative Treatment of the Notes. If, contrary to the opinion of Dorsey & Whitney LLP, the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Dorsey & Whitney LLP, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. The servicer has indemnified the trust for any liability asserted against the trust for any withholding or other tax liability.

     The federal tax discussion above is included for general information only and may not be applicable depending upon your particular tax situation. Prospective purchasers should consult their tax advisors about the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA, and/or Section 4975 of the Internal Revenue Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh plans from engaging in some transactions with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to a benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

     Some transactions involving the purchase, holding or transfer of the securities might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor (the "plan assets regulation"), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an equity interest in the trust and none of the exceptions contained in the plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     - prohibited transaction class exemption 90-1, regarding investments by insurance company pooled separate accounts;

     - prohibited transaction class exemption 95-60, regarding investments by insurance company general accounts;

     - prohibited transaction class exemption 91-38, regarding investments by bank collective investment funds;

     - prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers; and

     - prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

     Employee benefit plans that are governmental plans and some church plans are not subject to ERISA requirements; however, these plans may be subject to comparable state law restrictions.

     If you are a plan fiduciary considering the purchase of notes, you should consult your tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     The underwriters named below have agreed, severally and not jointly, and subject to the terms and conditions in the underwriting agreement and the pricing agreement dated June 16, 2000, to purchase from the trust the respective principal amounts of the notes shown opposite their names below:

                            APPROXIMATE    APPROXIMATE    APPROXIMATE    APPROXIMATE   APPROXIMATE
                             PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL     PRINCIPAL
                               AMOUNT         AMOUNT         AMOUNT        AMOUNT        AMOUNT
                            OF CLASS A-1   OF CLASS A-2   OF CLASS A-3   OF CLASS M    OF CLASS B
                               NOTES          NOTES          NOTES          NOTES         NOTES
                            ------------   ------------   ------------   -----------   -----------
Goldman, Sachs & Co. .....  $ 69,000,000   $30,700,000    $100,400,000   $21,583,000   $28,917,000
Banc of America Securities
  LLC.....................  $ 69,000,000   $30,650,000    $100,300,000   $21,500,000   $28,250,000
Chase Securities Inc. ....  $ 69,000,000   $30,650,000    $100,300,000   $21,500,000   $28,250,000
                            ------------   -----------    ------------   -----------   -----------

Total.....................  $207,000,000   $92,000,000    $301,000,000   $64,583,000   $85,417,000
                            ============   ===========    ============   ===========   ===========

     The underwriters have advised us, as seller, that the underwriters propose to offer the notes to the public initially at the public offering prices shown on the cover page of this prospectus supplement and to some dealers at those prices less a concession not in excess of:

     - 0.115% per Class A-1 note,

     - 0.135% per Class A-2 note,

     - 0.150% per Class A-3 note,

     - 0.170% per Class M note, and

     - 0.210% per Class B note.

     The underwriters may allow, and those dealers may reallow, a discount not in excess of:

     - 0.070% per Class A-1 note,

     - 0.080% per Class A-2 note,

     - 0.125% per Class A-3 note,

     - 0.125% per Class M note, and

     - 0.125% per Class B note.

After the initial public offering, the public offering prices of the notes and concessions and discounts may be changed by the underwriters.

     The underwriting agreement provides that the obligations of the underwriters are subject to various conditions precedent and that the underwriters will be obligated to purchase all of the notes, if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in some circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

     The notes are new issues of securities with no established trading market. The underwriters have advised us that they intend to act as market makers for the notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the notes.

     Together with Arcadia Financial, we have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters may be required to make with respect to those liabilities.

     In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

     We estimate that our expenses in connection with the sale of the notes will be $900,000.

                                 LEGAL MATTERS

     There are some matters concerning the validity of the notes and about the federal income tax matters discussed under "Federal Income Tax Consequences" in this prospectus supplement that will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the notes will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York.

PROSPECTUS

                    ASSOCIATES AUTOMOBILE RECEIVABLES TRUSTS

                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                         ARCADIA RECEIVABLES FINANCE CORP.
   [ASSOCIATES LOGO]                   Seller
                               ARCADIA FINANCIAL LTD.
                                      Servicer
                            a wholly owned subsidiary of
                      ASSOCIATES CORPORATION OF NORTH AMERICA

                             ----------------------

     We are offering automobile receivables-backed certificates and automobile receivables-backed notes under this prospectus and a prospectus supplement. We, Arcadia Receivables Finance Corp., a wholly owned subsidiary of Arcadia Financial Ltd., will form a new trust to issue each new series of securities, and each trust will issue the securities of that series. The securities of any series may be composed of several different classes.

     The assets of each trust will include a pool of retail installment sales contracts and promissory notes purchased by Arcadia Financial from motor vehicle dealers. The trust property will be secured by new and used automobiles and light trucks, monies paid or payable after a cutoff date, an assignment of Arcadia Financial's security interests in the financed vehicles, and other property, as more fully described in this prospectus and in the prospectus supplement. The trust property may also include monies in accounts to be established with an indenture trustee or an owner trustee. If specified in the prospectus supplement, Arcadia Financial may use some of these monies to purchase subsequent receivables from time to time during a pre-funding period specified in the prospectus supplement.

     Each class of securities of any series will represent the right to payments in the amounts and at the times described in the prospectus supplement. The right of each class of securities to receive payments may be senior or subordinate to the rights of one or more other classes in that series. Payments on certificates will be subordinated in priority to payments on notes as described in this prospectus and in the prospectus supplement.
                             ----------------------

     THE SECURITIES WILL REPRESENT OBLIGATIONS OF THE RELATED TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ARCADIA RECEIVABLES FINANCE CORP., ARCADIA FINANCIAL, LTD., ASSOCIATES CORPORATION OF NORTH AMERICA OR ANY AFFILIATE OF ANY OF THESE ENTITIES.
                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities unless accompanied by a Prospectus Supplement.
                             ----------------------

                  The date of this Prospectus is June 16, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We tell you about the securities in two separate documents that progressively provide more detail:

          (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and

          (2) the prospectus supplement for the particular terms of your series of securities.

     You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                   THE TRUSTS

     For each series of securities, we will establish a trust under the related trust documents. Before the sale and assignment of the receivables under the related trust documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the trust property, issuing the certificates and the notes of a series and distributing payments.

     Each certificate will represent a fractional undivided interest in, and each note will represent an obligation of, the related trust. The trust property of each trust will include, among other things,

          (1) a receivables pool,

          (2) all monies paid or payable on those receivables after the cutoff date (as specified in the prospectus supplement),

          (3) any amounts relating to the receivables pool as from time to time may be held in the collection account (including all investments in the collection account and all income from the investment of funds and all proceeds) and other specified accounts (including all proceeds),

          (4) an assignment of the security interests of Arcadia Financial in the financed vehicles securing the related receivables,

          (5) an assignment of the right to receive proceeds from the exercise of rights against dealers under dealer agreements between Arcadia Financial and various dealers and the assignment of rights in respect of each related receivable from the applicable dealer to Arcadia Financial,

          (6) an assignment of the right to receive proceeds from claims on some insurance policies covering the related financed vehicles or obligors,

          (7) an assignment of our rights under the related purchase agreement with Arcadia Financial, and

          (8) other rights as specified under related trust documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents -- Collections" in this prospectus.

The trust property will also include, if so specified in the prospectus supplement, monies on deposit in a pre-funding account to be established with the indenture trustee or the owner trustee, which we will use to purchase subsequent receivables from Arcadia Financial from time to time during the pre-funding period specified in the prospectus supplement. Any subsequent receivables so purchased will be included in the related receivables pool forming part of the trust property, subject to the prior rights of the related indenture trustee and noteholders. In addition, to the extent specified in the prospectus supplement, a financial guaranty insurance policy or some other form of credit enhancement may be issued to or held by the owner trustee or the indenture trustee for the benefit of holders of one or more classes of securities.

     Arcadia Financial, as the servicer, will service the receivables held by each trust and will receive fees for its services. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Compensation" in this prospectus. Unless otherwise specified in the prospectus supplement, Arcadia Financial, on behalf of each trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each receivable and evidencing the security interest in the financed vehicle securing each receivable. In order to protect the trust's ownership interest in the receivables, Arcadia Financial and the seller will each file UCC-1 financing statements in Minnesota and Texas to give notice of the trust's ownership of the related receivables and the related trust property.

THE OWNER TRUSTEE

     The owner trustee for each trust will be specified in the prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the securities of a series will be limited solely to the express obligations of the owner trustee set forth in the related trust documents. An owner trustee may resign at any time, in which event the general partner, if any, specified in the prospectus supplement, or if no general partner is specified, the servicer or its successor, will be obligated to appoint a successor trustee acceptable to the security insurer (if any). The general partner or the servicer, with the consent of the security insurer, if any (prior to an insurer default), may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust documents or if the owner trustee becomes insolvent. In those circumstances, the general partner or the servicer will be obligated to appoint a successor trustee acceptable to the security insurer, if any. Any resignation or removal of an owner trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                   THE SELLER

     We, Arcadia Receivables Finance Corp., are a wholly owned subsidiary of Arcadia Financial Ltd. ("Arcadia Financial"), incorporated in the State of Delaware on February 3, 1993. We have been organized for the limited purposes of purchasing receivables from Arcadia Financial and transferring the receivables to trusts. Our principal executive offices are located at 290 East Carpenter Freeway, 7 Decker, Irving, Texas 75062, and our telephone number is (972) 652-4000.

     We have taken and will take steps in structuring the transactions to make it unlikely that a voluntary or involuntary application for relief by Arcadia Financial under any insolvency law will result in consolidation of our assets and liabilities with those of Arcadia Financial. First, we are a separate, limited-purpose subsidiary whose certificate of incorporation contains various limitations, including restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of our directors and the holders of at least 66 2/3% of our outstanding common stock. Our certificate of incorporation requires that we have at least one director who is considered an independent director. We have no intention of filing a voluntary petition under insolvency laws unless our financial affairs merit such action. However, since our stock has been pledged to a security insurer in connection with prior securitization transactions, it is possible that the security insurer could file a petition for relief under insolvency laws or take certain other actions against us.

                             ARCADIA FINANCIAL LTD.

     Arcadia Financial purchases, securitizes and services consumer automobile loans originated primarily by car dealers affiliated with major foreign and domestic manufacturers. It purchases consumer automobile loans through 14 regional buying centers located in 12 states. These buying centers are supplemented by a network of dealer development representatives who develop and maintain relationships with car dealers operating within each buying center's immediate market area or in surrounding market areas. Credit approval and loan processing are generally performed at the applicable regional buying center. Arcadia Financial acts as the servicer of all loans it has originated and securitized in return for a monthly servicing fee. To perform its servicing responsibilities, Arcadia Financial operates a national customer service center in Minneapolis, Minnesota, and four regional collection centers located in Charlotte, North Carolina; Dallas, Texas; Denver, Colorado; and Minneapolis, Minnesota.

     Arcadia Financial's lending programs are designed to serve consumers who have limited access to traditional automobile financing, and its typical borrower has prior credit difficulties or a limited credit history. Because it serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it generally charges interest at rates higher than those charged by traditional sources. Arcadia Financial also expects to sustain a higher level of credit losses than traditional sources because it provides financing to relatively high-risk borrowers.

     Arcadia Financial employs a risk-based pricing strategy for determining which loans to purchase. Its goal is to maximize the difference between the borrowers' interest rates and the level of net losses expected on the loans purchased. This strategy is based on comparing the terms the borrower wishes to obtain with the results of an evaluation of that borrower's credit characteristics according to underwriting and credit scoring criteria. Underwriting procedures focus on a borrower's credit characteristics and collateral value. See "The Receivables -- Underwriting."

     Arcadia Financial is a Minnesota corporation that was incorporated on March 8, 1990. Its principal executive offices are located at 2001 Beach Street, Suite 300, Fort Worth, Texas 76103, and its telephone number is (817) 262-5400. In April 2000, Arcadia Financial became a wholly owned subsidiary of Associates Corporation of North America which, in turn, is a wholly owned subsidiary of Associates First Capital Corporation.

                                THE RECEIVABLES

GENERAL

     Arcadia Financial purchases retail installment sales contracts and promissory notes secured by new and used motor vehicles from dealers who regularly originate and sell these kinds of contracts and notes. Arcadia Financial generally acquires these contracts or notes under dealer agreements and dealer assignments which obligate the dealer to repurchase the contract or note in the event of a breach by the dealer of its representations and warranties. These representations and warranties typically relate to the origination of a loan and the security interest in the related financed vehicle. The dealers' representations and warranties do not relate to the creditworthiness of the obligor under the loan or the collectibility of the loan and, as a result, Arcadia Financial does not have recourse to dealers for credit losses on any loans.

UNDERWRITING

     Each applicant for a loan is required to complete and sign an application which lists the applicant's assets, liabilities, income, credit and employment history as well as other personal information. Upon receipt of the completed loan application, pertinent information is entered into

Arcadia Financial's application processing system, and a minimum of one credit bureau report is ordered automatically. The information from the credit bureau, along with information from the loan application, is then utilized to determine in which risk tier the loan should be placed. In connection with Arcadia Financial's efforts to enhance its loan pricing process and risk management capabilities, management engaged a nationally recognized credit source consulting company to assist in the development and implementation of a new proprietary credit scoring system which Arcadia Financial began using during 1999. Prior to October 1999, Arcadia Financial utilized its own internally-developed credit scoring system, based primarily upon FICO scores and loan-to-value ratios. Starting in October 1999, Arcadia Financial began originating loans using a custom score card, which includes FICO scores and loan-to-value ratios as well as certain additional loan criteria. By March 2000, Arcadia Financial had fully transitioned to using the new internally-developed custom scoring system.

     The credit scoring process assesses the quality of credit applicant profiles resulting in a statistical assessment of performance characteristics. Factors considered in the scoring process include the applicant's residential and employment stability, financial history, current financial capacity and historical record of meeting financial obligations, as well as terms of the loan being requested and other credit bureau information. Credit scoring is utilized by Arcadia Financial to differentiate credit applicants by credit risk in terms of expected default rates, thereby enabling Arcadia Financial to decide if the risk is acceptable and to determine the appropriate loan pricing and structure to compensate for the risk. Credit scoring further improves credit decision efficiencies since applications with high credit scores can generally be processed rapidly and credit decisions quickly communicated back to the dealer, while applications with credit scores below standards established by Arcadia Financial can be rejected without further processing and review by Arcadia Financial's personnel. This prioritization of applications allows for a more effective allocation of resources to applications which require more in-depth investigation.

     Arcadia Financial's underwriting and collateral guidelines as well as its credit scoring parameters provide the basis for lending decisions. However, qualitative judgment by Arcadia Financial's personnel with respect to an applicant's credit quality is a significant factor in the final credit decision. Approval of loans outside Arcadia Financial's credit scoring standard or with terms inconsistent with the risk-based pricing guidelines are generally subject to additional management review before approval. Arcadia Financial conducts internal compliance reviews on a monthly basis and also reviews the quality of the loans it purchases on a monthly basis with an eye to validating its credit strategies by comparing actual versus forecasted performance by risk tier.

     Upon completion of the underwriting process, Arcadia Financial decides whether it will approve, conditionally approve or deny the loan application as submitted. Conditional approval of the application involves amending the dealer's proposed terms of the loan to qualify the application within acceptable risk parameters established by Arcadia Financial. Typical conditions include, but are not limited to, requiring a co-applicant, amending the length of the proposed term, requiring additional down payment, substantiating certain credit information, or requiring proof of resolution of certain credit deficiencies as noted on the applicant's credit history. Approved, declined or conditioned application decisions are promptly communicated to the dealer by phone or facsimile. Additionally, the applicant is informed by Arcadia Financial of any credit denial or other adverse action by mail, in compliance with applicable statutory requirements.

     Arcadia Financial regularly reviews the quality of the loans it purchases and conducts internal compliance reviews on a quarterly basis.

SERVICING

     Arcadia Financial, as the servicer, will be responsible for managing, administering, servicing and making collections on the receivables held by each trust. Arcadia Financial's servicing and collection activities are centralized at four locations: Charlotte, North Carolina; Dallas, Texas; Denver, Colorado and Minneapolis, Minnesota. Arcadia Financial employs service representatives and collection associates who are responsible for various aspects of the collection and repossession procedures. Arcadia Financial uses a highly automated telephone dialing system (an "autodialer") and a computerized collection system to aid its service and collection employees. Arcadia Financial regularly evaluates its servicing staffing needs based on anticipated growth in its servicing portfolio and estimated delinquency and repossession rates.

     Arcadia Financial generally utilizes the autodialer initially to contact delinquent obligors. Based on parameters established by Arcadia Financial for each of its risk tiers, the autodialer generally will phone the obligor within five to ten days after the scheduled due date. Once the call is answered, the autodialer will immediately transfer the call to an available customer service representative located in one of Arcadia Financial's four regional collection centers and will automatically display the obligor's loan information on the representative's computer screen. The autodialer will continue to follow up with obligors at various times throughout the first 30 days after a scheduled due date (generally, every day unless payment has been promised) if previous efforts do not result in the account deficiency being cured. In addition to telephone inquiries, Arcadia Financial will also send past due notices as part of its regular statements to customers.

     If the collection effort during the first 30 days after a past due date does not result in a satisfactory resolution of the delinquent account, then the account is forwarded to collection specialists. These collection specialists will typically send demand letters, make demand calls for payment and recommend further action on the account, including extension, amendment or repossession.

     Arcadia Financial utilizes behavioral scoring to help its collectors determine which delinquent accounts are most likely to become current again or ultimately default. Behavioral scores are calculated based upon borrower characteristics and recent payment behavior and are updated monthly. Delinquent borrowers who are identified as higher risks by the behavioral score are contacted earlier and more frequently and may be transferred from front-end to back-end collectors sooner. Similarly, low risk delinquent borrowers are contacted later. The delinquent borrower's behavioral score category is shown on the collector's computer screen when contact is being made, allowing the collector to modify the tone and content of the collection call accordingly.

     Arcadia Financial follows specific procedures with respect to contract extensions. Generally, an extension requires special circumstances and is based on a re-evaluation of the obligor's creditworthiness. When an extension is granted, the interest for the delinquent period is added to the receivable balance. Under the trust documents, unless otherwise specified in the prospectus supplement, the servicer will not be permitted to extend the monthly payments of a receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and in no event shall the cumulative extensions with respect to any receivable cause the term of that receivable to extend beyond the last day of the monthly period preceding the final scheduled distribution date of the latest maturing securities (as specified in the prospectus supplement). Subject to certain limited exceptions set forth in the trust documents, the servicer cannot, without the consent of any security insurer (prior to an insurer default), unless otherwise specified in the trust documents, otherwise agree to amend or modify any receivable. If an insurer default occurs, subject to certain limited exceptions, amendments and modifications of the receivables will not be permitted. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Procedures."

     Arcadia Financial uses unaffiliated independent contractors to perform repossessions. Once a financed vehicle is repossessed, a letter is sent giving the obligor a specified number of days to reinstate or redeem the financed vehicle in accordance with state law. At the expiration of the time period, Arcadia Financial will determine the method of sale and will repair (if necessary) and prepare the financed vehicle for sale. Arcadia Financial currently disposes of repossessed vehicles solely through wholesale auctions. Prior to 1998, Arcadia Financial had liquidated a substantial portion of its repossessed inventory through retail consignment lots, as well as through wholesale auctions. Arcadia Financial determined in 1997 that its retail distribution channels were not sufficient to liquidate vehicles at a satisfactory pace and therefore decided to sell an increased proportion of repossessed vehicles through wholesale auctions. In 1998, Arcadia Financial discontinued its use of retail disposition channels. In the second quarter of 2000, Arcadia Financial began to accelerate the disposition of its repossessed vehicle inventory.

     Proceeds from the sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the receivables, and the resulting deficiency is charged-off. Arcadia Financial may pursue collections of deficiencies when it deems these efforts to be appropriate.

     The policy of Arcadia Financial is to charge off a loan on the earliest of the date on which

          (1) the loan becomes 180 days delinquent,

          (2) the related financed vehicle is repossessed and sold (if the vehicle has been in inventory for 90 days, it will be written down at 90 days to 45% of the contractual balance), or

          (3) it determines in good faith that all amounts it expects to recover have been received.

     Unless otherwise specified in the prospectus supplement, the related trust documents will define a receivable as a "Liquidated Receivable," meaning that the receivable's loan balance will be considered to be zero when calculating the aggregate pool balance, when

          (1) the servicer has repossessed the financed vehicle and all applicable redemption periods have expired,

          (2) the servicer has determined in good faith that all amounts it expects to recover have been received, or

          (3) any scheduled payment thereon or any portion thereof equal to $10 or more has become more than 180 days past due.

INSURANCE

     Arcadia Financial requires each obligor to obtain a physical damage insurance policy naming Arcadia Financial as loss payee with respect to the financed vehicle.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

     Certain information relating to Arcadia Financial's delinquency, loan loss and repossession experience with respect to all loans it has purchased and continues to service will be set forth in each prospectus supplement. This information will include the experience with respect to all loans in Arcadia Financial's portfolio of loans serviced, including loans which do not meet the criteria for selection as a receivable for any particular receivables pool. There can be no assurance that the delinquency, loan loss and repossession experience on any receivables pool will be comparable to prior experience.

SELECTION CRITERIA AND CERTAIN OTHER CHARACTERISTICS

     Information with respect to each receivables pool will be set forth in the prospectus supplement, including the criteria used to select the receivables, the composition of the receivables, the distribution of the receivables by annual percentage rate ("APR"), and the geographic concentration of the receivables in the pool.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     Unless otherwise specified in the prospectus supplement, the receivables will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a receivable will be funded by collections on other receivables or, to the extent collections are insufficient, by payments under the policy issued by the security insurer (if any) or any other applicable form of credit enhancement described in the prospectus supplement.

     The receivables will be prepayable, without premium or penalty, by obligors at any time. Prepayments also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by Arcadia Financial of receivables, purchases by the servicer of receivables as a result of uncured breaches of covenants or as a result of us or the servicer exercising an option to purchase the receivables pool. See "Description of the Purchase Agreements and the Trust Documents." The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the receivables. Certificateholders and noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the certificates or the notes.

     If specified in the prospectus supplement, some of the receivables included in a receivables pool may provide for level monthly payments during the scheduled term of the receivable but a substantially larger final payment at the scheduled maturity of the receivable (each a "balloon payment receivable"). Although it is likely that the inclusion of balloon payment receivables in a receivables pool would affect the weighted average lives of the related securities, no prediction can be made as to the nature or magnitude of this effect.

                                  POOL FACTOR

     The certificate pool factor for each class of certificates will be an eight-digit decimal which the servicer will compute indicating the certificate balance with respect to certificates on each distribution date, after giving effect to all distributions of principal made on the distribution date, as a fraction of the cutoff date certificate principal balance. The note pool factor for each class of notes, if any, will be an eight-digit decimal which the servicer will compute indicating the remaining outstanding principal balance with respect to the notes on each payment date, after giving effect to all distributions of principal on such payment date, as a fraction of the initial outstanding principal balance of such class of notes. Each certificate pool factor and each note pool factor will initially be 1.00000000; after that, the certificate pool factor and the note pool factor will decline to reflect reductions in the certificate balance of the applicable class of certificates or reductions in the outstanding principal balance of the applicable class of notes.

The amount of a certificateholder's pro rata share of the certificate balance for the related class of certificates can be determined by multiplying the original denomination of the certificate by the then applicable certificate pool factor. The amount of a noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of notes can be determined by multiplying the original denomination of the note by the then applicable note pool factor.

     For each trust and under the related trust documents, the certificateholders and the noteholders will receive periodic reports from the owner trustee on each distribution date or payment date specifying the certificate pool factor or the note pool factor and containing various other items of information. Unless and until definitive certificates or definitive notes are issued, these reports will be sent on behalf of the trust to the owner trustee and the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of The Depository Trust Company ("DTC"). Certificateholders and noteholders may receive reports, upon written request, together with a certification that they are certificateholders or noteholders and payment of any expenses associated with the distribution of the reports, from the owner trustee or the indenture trustee at the addresses specified in the prospectus supplement. See "Information Regarding the Securities -- Statements to Securityholders" in this prospectus.

                                USE OF PROCEEDS

     Unless we specify otherwise in the prospectus supplement, the net proceeds to be received by us from the sale of each series of securities will be used to pay to Arcadia Financial the purchase price for the receivables and to make the deposit of the pre-funded amount into the pre-funding account, if any, and/or to provide for other forms of credit enhancement specified in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, the net proceeds to be received by Arcadia Financial will be added to Arcadia Financial's general funds and used for its general corporate purposes. See "Arcadia Financial Ltd." in this prospectus.

                                THE CERTIFICATES

GENERAL

     A series of securities may include one or more classes of certificates issued under trust documents to be entered into among us, as seller, Arcadia Financial, as servicer, and the owner trustee, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summary does not claim to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

     If the certificates of a series are issued in more than one class, the certificates of some or all of those classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. Any reference in this prospectus to the prospectus supplement relating to a series composed of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold under this prospectus. Any reference in this prospectus to the certificates of a class should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a "class" of certificates includes a reference to any subclasses of that class.

     Unless we specify otherwise in the prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the nominee of the depository. See "Information Regarding the Securities -- Book-Entry Registration." Unless otherwise specified in the related prospectus supplement, the certificates evidencing interests in

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

a trust will be available for purchase in denominations of $1,000 and integral multiples of $1,000, except that one certificate evidencing an interest in the trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related prospectus supplement, the owner trustee will initially be designated as the registrar for the certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     The timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount of or method of determining distributions with respect to principal and interest on the certificates of any series will be described in the prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the prospectus supplement (each, a "distribution date") and, unless otherwise specified in the prospectus supplement, will be made prior to distributions on principal. A series may include one or more classes of strip certificates entitled to

          (1) principal distributions with disproportionate, nominal or no interest distributions, or

          (2) interest distributions, with disproportionate, nominal or no distributions in respect of principal.

     Each class of certificates may have a different pass-through rate, which may be fixed, variable or adjustable (and which may be zero for certain classes of strip certificates). The prospectus supplement will specify the pass-through rate for each class of certificate, or the initial pass-through rate and the method for determining the pass-through rate. Unless otherwise specified in the prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the prospectus supplement, distributions on the certificates will be subordinate to payments on the notes, if any, as more fully described in the prospectus supplement. Distributions on any class of certificates will be made on a pro rata basis among all of the certificateholders of a class.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of principal distributions on each class shall be as set forth in the prospectus supplement.

                                   THE NOTES

GENERAL

     For each series of securities, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, and the following summary may be supplemented or superseded in whole or in part by the prospectus supplement. Where particular provisions of or terms used in the indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

     Unless otherwise specified in the prospectus supplement, each class of notes will initially be represented by a single note registered in the name of the nominee of the depository. See "Information Regarding the Securities -- Book-Entry Registration." Unless otherwise specified in the prospectus supplement, notes will be available for purchase in denominations of $1,000 and in integral multiples of $1,000. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the

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

transfer or exchange. Unless otherwise provided in the prospectus supplement, the indenture trustee will initially be designated as the registrar for the notes.

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of notes of the series, or any class of certificates, as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payments of interest on the notes will be made prior to payments of principal thereon. A series may include one or more classes of strip notes entitled to

          (1) principal payments with disproportionate, nominal or no interest payment; or

          (2) interest payments with disproportionate, nominal or no principal payments.

     Each class of notes may have a different interest rate, which may be fixed, variable or adjustable (and which may be zero for certain classes of strip notes). The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the prospectus supplement.

     Unless otherwise specified in the prospectus supplement, payments of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the prospectus supplement (each, a "payment date"), in which case each class of noteholders will receive their ratable share (based upon the aggregate amount of interest due to the class of noteholders) of the aggregate amount of interest available to be distributed on the notes.

     In the case of a series of securities which includes two or more classes of notes, the sequential order and priority of payment of principal and interest of each class will be set forth in the prospectus supplement. Unless otherwise specified in the prospectus supplement, payments of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of a class.

THE INDENTURE

     A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable indenture (without exhibits) upon request to a holder of notes issued thereunder.

     Modification of Indenture Without Noteholder Consent. Each trust and related indenture trustee (on behalf of the trust) may, with the consent of any security insurer (prior to an insurer default) but without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

          (1) to correct or amplify the description of the collateral or add additional collateral;

          (2) to provide for the assumption of the note and the indenture obligations by a permitted successor to the trust;

          (3) to add additional covenants for the benefit of the related noteholders, or to surrender any rights or powers conferred upon the trust;

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

          (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture;

          (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below.

     Modifications of Indenture with Noteholder Consent. With respect to each trust, with the consent of any security insurer (prior to an insurer default), and the holders representing a majority of the principal balance of the outstanding related notes (a "note majority"), the owner trustee and the indenture trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders.

     Without the consent of any security insurer (prior to an insurer default) and the holder of each outstanding related note affected, however, no supplemental indenture may:

          (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any payment or any place of payment where the coin or currency in which any note or any interest thereon is payable;

          (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

          (3) reduce the percentage of the aggregate amount of the outstanding notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

          (4) modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, the seller, or an affiliate of any of them;

          (5) reduce the percentage of the aggregate outstanding amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

          (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements; or

          (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     Events of Default; Rights Upon Event of Default. With respect to each trust, unless otherwise specified in the prospectus supplement, "events of default" under the indenture will consist of:

          (1) a default for five days or more in the payment of any interest on any note;

          (2) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

          (3) a default in the observance or performance in any material respect of any covenant or agreement of the trust made in the indenture, or any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property as specified in the indenture.

However, the amount of principal due and payable on any class of notes on any payment date before the final scheduled payment date, if any, for that class will generally be determined by amounts available to be deposited in the note distribution account for a payment date. As a result, unless otherwise specified in the prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

     Unless we otherwise specify in the prospectus supplement, if an event of default should occur and be continuing with respect to the notes of any series, the related indenture trustee or a note majority may declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by a note majority if both of the following circumstances occur:

          (1) the issuer has paid or deposited with the indenture trustee enough money to pay:

            - all payments of principal of and interest on all notes and all other amounts that would then be due if the event of default causing the acceleration of maturity had not occurred; and

            - all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

          (2) all events of default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

     Unless we otherwise specify in the prospectus supplement, if the notes of any series have been declared due and payable following an event of default, the related indenture trustee may, and at the direction of the note majority shall, institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables, or elect to have the trust maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration. Upon the occurrence of
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

(1) an event of default relating to the payment of principal of or a default for five days or more in the payment of interest of any note of the trust, in each case resulting in acceleration of the notes, or (2) an insolvency event relating to the general partner (if any) or the seller, the indenture trustee may sell the related receivables without obtaining the consent of the securityholders or may elect to have the applicable trust maintain possession of such receivables and apply collections as received. In addition, unless otherwise specified in the prospectus supplement, the indenture trustee will be prohibited from selling the related receivables following an event of default, unless:

          (1) the holders of all the outstanding related notes consent to the sale;

          (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

          (3) the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

Unless otherwise specified in the prospectus supplement, following a declaration upon an event of default that the notes are immediately due and payable,

          (1) noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances; and

          (2) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further payment of interest or principal on the certificates.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, a note majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a note majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

     No holder of a note of any series will have the right to institute any proceeding with respect to the related indenture, unless:

          (1) the holder previously has given to the indenture trustee written notice of a continuing event of default;

          (2) the holders of not less than 25% in principal amount of the outstanding notes of the series have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

          (3) the holder or holders have offered and, if requested, provided to the indenture trustee reasonable indemnity;

          (4) the indenture trustee has for 60 days failed to institute the proceeding;

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

          (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes; and

          (6) in the case of a series of securities with respect to which a policy is issued by a security insurer, an insurer default shall have occurred and be continuing.

     If an event of default occurs and is continuing and if it is actually known to a responsible officer of the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

     In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against us or the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related notes or for any agreement or covenant of the related trust contained in the indenture.

     Certain Covenants. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

          (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

          (2) the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

          (3) no event of default shall have occurred and be continuing immediately after the merger or consolidation;

          (4) the owner trustee has been advised that the current rating of the related notes or certificates in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

          (5) the security insurer for a series, if any (prior to an insurer default) has consented to the merger or consolidation; and

          (6) the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder.

     Each trust will not, among other things,

          (1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust except as expressly permitted by the indenture, the purchase agreement, the trust documents or the related documents for the trust;

          (2) claim any credit on or make any deduction from the principal and interest payable in respect of the related notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

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

          (3) dissolve or liquidate in whole or in part;

          (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted thereby; or

          (5) except as expressly permitted by the related documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or proceeds thereof.

     No trust may engage in any activity other than as specified under the section of the prospectus supplement entitled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related documents.

     Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

THE INDENTURE TRUSTEE

     The indenture trustee for a series of notes will be specified in the prospectus supplement. The indenture trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee acceptable to any security insurer for the series (prior to an insurer default). We may also remove the indenture trustee, with the consent of the security insurer, if any (prior to an insurer default), if the indenture trustee is no longer eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In any of those circumstances, we will be obligated to appoint a successor trustee acceptable to the security insurer, if any (prior to an insurer default). Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

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

                      INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     Unless we provide otherwise in the prospectus supplement, the securities of each series will be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the securities will be represented by book entries on the records of the participating members of DTC. Definitive securities will be available only under limited circumstances. Holders of the securities may hold through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in those systems.

     Clearstream and Euroclear will hold omnibus positions in the securities on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in Clearstream's or Euroclear's names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in the securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Certificate owners and note owners who are not participants but want to purchase, sell or otherwise transfer ownership of securities may do so only through participants unless definitive certificates or definitive notes are issued. In addition, certificate owners and note owners will receive all distributions of principal of, and interest on, the securities from the owner trustee or the indenture trustee, as applicable, through DTC and participants. Certificate owners and note owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below and other circumstances as may be specified in the prospectus supplement.

     Unless and until definitive securities are issued, it is anticipated that the only certificateholder of the certificates and the only noteholder of the notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and note owners will not be recognized by the owner trustee as certificateholders or by the indenture trustee as noteholders as those terms are used in the related trust documents or indenture. Certificate owners and note owners will be permitted to exercise the rights of certificateholders or noteholders, as the case may be, only indirectly through DTC participants and DTC.

     For any series of securities, while the securities are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants with whom certificate owners or note owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners and note owners. Accordingly, although certificate owners and note owners will not possess securities, the rules provide a mechanism by which certificate owners and note owners will receive distributions and will be able to transfer their interests.

     For any series of securities, unless otherwise specified in the prospectus supplement, certificates, if any, and notes, if any, will be issued in registered form to certificate owners and note owners, or their nominees, rather than to DTC, only if:

          (1) DTC, the seller or the servicer advises the owner trustee or the indenture trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the certificates or the notes, and the seller, the servicer, the owner trustee or the indenture trustee, as the case may be, is unable to locate a qualified successor;

          (2) The seller or the administrator, if any, at its sole option has advised the owner trustee or the indenture trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; and

          (3) After the occurrence of a servicer termination event, the holders representing a majority of the certificate balance or a note majority advises the owner trustee or the indenture trustee through DTC, that continuation of a book-entry system is no longer in their best interests.

Upon issuance of definitive certificates or definitive notes to certificate owners or note owners, the certificates or notes will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the owner trustee or the indenture trustee with respect to transfers, notices and distributions.

     DTC has advised us that, unless and until definitive certificates or definitive notes are issued, DTC will take any action permitted to be taken by a certificateholder or a noteholder under the trust documents or indenture only at the direction of one or more participants to whose DTC accounts the certificates or notes are credited. DTC has advised us that DTC will take that action for any fractional interest of the certificates or the notes only at the direction of and on behalf of participants beneficially owning a corresponding fractional interest of the certificates or the notes. DTC may take actions, at the direction of the participants, for some certificates or notes which conflict with actions taken for other certificates or notes.

     Issuance of certificates and notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of certificates or notes in the secondary market and the ability of the certificate owners or note owners to pledge them. In addition, since distributions on the certificates and the notes will be made by the owner trustee or the indenture trustee to DTC and DTC will credit those distributions to the accounts of its participants, with the participants further crediting those distributions to the accounts of indirect participants or certificate owners or note owners, certificate owners and note owners may experience delays in the receipt of distributions.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.
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

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and credits or any transactions in those securities settled during such processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Clearstream Banking societe anonyme 67, Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg") was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5% of Cedel International's stock.

     Pursuant to the merger, the Board of Directors of New CI decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global service was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveilliance du Secteur Financier ("CSSF"), which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System

(MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, which eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in Euroclear in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the offering described in the prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

STATEMENTS TO SECURITYHOLDERS

     On or before each payment date, the servicer will prepare and provide to the owner trustee a statement to be delivered to the related certificateholders on that payment date. On or before each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on that payment date. Those statements will be based on the information in a servicer's certificate setting forth certain information required under the trust documents. Unless we specify otherwise in the prospectus supplement, each statement to be delivered to certificateholders will include the following information as to the certificates for that payment date or the period since the previous payment date, as applicable, and each statement to be delivered to noteholders will include the following information as to the notes for that payment date or the period since the previous payment date, as applicable:

          (1) the amount of the distribution allocable to interest on or for each class of securities;

          (2) the amount of the distribution allocable to principal on or for each class of securities;

          (3) the certificate balance and the certificate pool factor for each class of certificates and the outstanding principal balance and the note pool factor for each class of notes, after giving effect to all payments reported under (2) above on such date;

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

          (4) the amount of the servicing fee paid to the servicer for the related monthly period or periods, as the case may be;

          (5) the pass-through rate or interest rate for the next period for any class of certificates or notes with variable or adjustable rates;

          (6) the amount, if any, distributed to certificateholders and noteholders applicable to payments under any financial guaranty insurance policy or other form of credit enhancement; and

          (7) other information as may be specified in the prospectus supplement.

     Each amount described above in subclauses (1), (2), (4), (6) and (7) will be expressed as a dollar amount per $1,000 of the initial certificate balance or the initial principal balance of the notes.

     Unless and until definitive certificates or definitive notes are issued, the reports with respect to a series of securities will be sent on behalf of the trust to the owner trustee, the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive copies of such reports upon written request, together with a certification that they are certificate owners or note owners, as the case may be, and payment of any expenses associated with the distribution of the reports, from the owner trustee or the indenture trustee, as applicable. See "Information Regarding the Securities -- Statements to Securityholders" and "-- Book-Entry Registration" in this prospectus.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the owner trustee and the indenture trustee will mail to each holder of a class of securities who at any time during such calendar year has been a securityholder, and received any payment, a statement containing information for the purposes of securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" in this prospectus.

LISTS OF SECURITYHOLDERS

     Unless we provide otherwise in the prospectus supplement, for each series of certificates, at such time, if any, as definitive certificates have been issued, the owner trustee will, upon written request by three or more certificateholders or one or more holders of certificates evidencing not less than 25% of the certificate balance, within five business days after provision to the owner trustee of a statement of the applicants' desire to communicate with other certificateholders about their rights under the trust documents or the certificates and a copy of the communication that the applicants propose to transmit, afford such certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the trust documents. Unless otherwise specified in the prospectus supplement, the trust documents will not provide for holding any annual or other meetings of certificateholders.

     Unless we provide otherwise in the prospectus supplement, for each series of notes at such time, if any, as definitive notes have been issued, the indenture trustee will, upon written request by three or more noteholders or one or more holders of notes evidencing not less than 25% of the aggregate principal balance of the notes, within five business days after provision to the indenture trustee of a statement of the applicants' desire to communicate with other noteholders about their rights under the indenture or the notes and a copy of the communication that the applicants propose to transmit, afford such noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders with respect to their rights under the indenture. Unless otherwise specified in the prospectus supplement, the indenture will not provide for holding any annual or other meetings of noteholders.

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

                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                TRUST DOCUMENTS

     Except as we specify otherwise in the prospectus supplement, the following summary describes terms of the purchase agreements pursuant to which we will purchase receivables from Arcadia Financial, and terms of either (1) the pooling and servicing agreements or (2) the sale and servicing agreements and the trust agreements, pursuant to which we will sell and assign receivables to a trust and the servicer will agree to service those receivables on behalf of the trust, and pursuant to which the trust will be created and any certificates will be issued. Forms of the purchase agreement and the trust documents have been filed as exhibits to the registration statement of which this prospectus forms a part. We will provide a copy of those agreements (without exhibits) upon request to a holder of securities. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the purchase agreement and the trust documents. Where particular provisions or terms used in the purchase agreement and the trust documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES

     On the closing date with respect to a series of securities specified in the prospectus supplement, Arcadia Financial will enter into one or more purchase agreements with us pursuant to which Arcadia Financial will sell and assign to us, without recourse, its entire interest in and to the receivables, including its security interest in the financed vehicles securing the receivables and its rights to receive all payments or proceeds on such receivables to the extent paid or payable after the applicable cutoff date. Pursuant to each purchase agreement, Arcadia Financial will agree that, upon the occurrence of a repurchase event under the trust documents for any of the receivables of a trust, the indenture trustee or the owner trustee, as applicable, will be entitled to require Arcadia Financial to repurchase those receivables from the trust. Those rights of the trust under each purchase agreement will constitute part of the property of the trust. In addition, the owner trustee will pledge those rights to the indenture trustee as collateral for any notes.

     On the closing date, we will sell and assign to the owner trustee, without recourse, our entire interest in the receivables, including all principal and interest, and also including our security interests in the financed vehicles. Each receivable that we transfer to the trust will be identified in a schedule appearing as an exhibit to the trust documents. Concurrently with the sale and assignment, the owner trustee will execute and deliver the certificates to or upon our order, and the owner trustee will execute and the indenture trustee will authenticate and deliver the notes, if any, to or upon our order.

     Except as we specify otherwise in the prospectus supplement, in each purchase agreement, Arcadia Financial will warrant to us and the owner trustee, and in the trust documents, we will warrant to the owner trustee, among other things, that (except as otherwise specified in the prospectus supplement):

     (1) each receivable has created or will create a valid, binding and enforceable first priority security interest in favor of Arcadia Financial in the financed vehicle (and, within 180 days after the closing date, all title documents to the financed vehicles will show Arcadia Financial as first lienholder), which security interest has been validly assigned by Arcadia Financial to us and by us to the owner trustee;

     (2) each receivable was originated by a dealer for the retail sale of a financed vehicle in the ordinary course of such dealer's business, was fully and properly executed by the parties thereto, was purchased by Arcadia Financial from such dealer under an existing dealer agreement with Arcadia Financial and was validly assigned by such dealer to Arcadia Financial;

     (3) each receivable contains customary and enforceable provisions adequate to enable realization against the collateral security;

     (4) except for any balloon payment receivables, each receivable is a fully amortizing simple interest receivable which provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term;

     (5) no selection procedures adverse to the securityholders were utilized in selecting the receivables from those receivables owned by Arcadia Financial which meet the selection criteria contained in the trust documents;

     (6) all requirements of applicable federal, state and local laws and regulations, in respect of all of the receivables and each and every sale of the financed vehicles have been complied with in all material respects;

     (7) each receivable represents the genuine, legal, valid and binding payment obligation of the obligor, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

     (8) (A) immediately before the conveyance of each receivable to the trust, that receivable will be secured by an enforceable and validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party,

          (B) immediately after the conveyance of each receivable to the trust, that receivable will be secured by an enforceable and validly perfected first priority security interest in the financed vehicle in favor of the trust as secured party or, in each case, all necessary and appropriate action has been commenced and will be completed within 180 days that would result in such a security interest, and

          (C) as of the cutoff date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a financed vehicle which are or may be liens prior or equal to the lien of the receivable;

     (9) there has been no default, breach, violation or event permitting acceleration under the terms of any receivable (other than payment delinquencies of not more than 30 days), and there has been no waiver of any of the foregoing; and as of the cutoff date, no financed vehicle had been repossessed;

     (10) immediately prior to the conveyance of the receivables to us, Arcadia Financial had good and indefeasible title to and was the sole owner of the receivables, free of any lien; immediately prior to the conveyance of the receivables to the trust, we had good and indefeasible title to and were the sole owner of the receivables, free of any lien; and upon conveyance of the receivables by us to the trust pursuant to the trust documents, the trust will have good and indefeasible title to and will be the sole owner of the receivables, free of any lien;

     (11) no dealer has a participation in or other right to receive proceeds of any receivable, and neither Arcadia Financial nor the seller has taken any action to convey any right to any person that would result in such person having a right to payments received for any receivable;

     (12) neither Arcadia Financial nor the seller has done anything to convey any right to any person that would impair the rights of the trust, the certificateholders or the noteholders in any receivable or the proceeds;

     (13) each receivable was originated by a dealer and was sold by the dealer to Arcadia Financial without any fraud or misrepresentation on the part of the dealer;

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

     (14) no obligor is the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

     (15) no receivable is assumable by another person in a manner that would release the obligor from the obligor's obligations to Arcadia Financial with respect to that receivable;

     (16) no receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of that receivable under the purchase agreement or the trust documents or pursuant to transfers of the securities;

     (17) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the trust a first priority perfected lien or ownership interest in the receivables will have been made, taken or performed;

     (18) there exists a receivable file pertaining to each receivable, and such receivable file contains

          (A) the fully executed original of the receivable,

          (B) the original or a copy of a certificate of insurance or application form for insurance signed by the obligor,

          (C) the original lien certificate or application, and

          (D) the original or a copy of a credit application signed by the obligor,

and each of these documents required to be signed by the obligor has been signed by the obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete receivable file for each receivable is in the possession of a custodian;

     (19) there is only one original executed copy of each receivable;

     (20) the receivables constitute chattel paper within the meaning of the UCC as in effect in the States of New York, Minnesota and Texas;

     (21) each receivable was entered into by an obligor who at the cutoff date had not been identified on the records of Arcadia Financial as being the subject of a current bankruptcy proceeding;

     (22) the computer tape containing information with respect to the receivables that was made available by the seller to the owner trustee on the closing date and was used to select the receivables was complete and accurate as of the cutoff date and includes a description of the same receivables that are described in the schedule of receivables;

     (23) by the closing date, the portions of the electronic master record of retail installment sale contracts and promissory notes of Arcadia Financial (the "electronic ledger") relating to the receivables will have been clearly and unambiguously marked to show that the receivables constitute part of the trust property and are owned by the trust in accordance with the terms of the trust documents;

     (24) the information set forth in the schedule of receivables was produced from the electronic ledger and was true and correct in all material respects as of the close of business on the cutoff date;

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

     (25) as of the closing date, each financed vehicle was covered by a comprehensive and collision insurance policy

          (A) in an amount at least equal to the lesser of:

             (1) its maximum insurable value or

             (2) the principal amount due from the obligor under the receivable,

          (B) naming Arcadia Financial as loss payee, and

          (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance coverage; and no financed vehicle was or had previously been insured under a policy of force-placed insurance;

     (26) no receivable has been satisfied, subordinated or rescinded; the financed vehicle securing each receivable has not been released from the lien of the receivable in whole or in part; and no provision of a receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the receivable file;

     (27) no receivable is subject to any right of rescission, set-off, counterclaim or defense;

     (28) no receivable was more than 30 days past due as of the cutoff date;
and

     (29) each receivable had a remaining principal balance as of the cutoff date equal to or greater than $500.00.

     Our warranties and Arcadia Financial's warranties will be made as of the execution and delivery of each purchase agreement and the trust documents and will survive the sale, transfer and assignment of the receivables and other trust property to the trust but will speak only as of the date made.

     Upon a breach by Arcadia Financial of any representation or warranty made in a purchase agreement with respect to a receivable that materially and adversely affects the interests of the securityholders, the security insurer, if any, or the trust in that receivable, Arcadia Financial will be obligated to repurchase the receivable from the trust unless it cures the breach by the second accounting date after the date on which Arcadia Financial becomes aware of or receives written notice from the owner trustee, the indenture trustee, the security insurer, if any, or the servicer of that breach. Any repurchase shall be made on the deposit date immediately following that second accounting date at a price equal to the purchase amount as of the second accounting date. The purchase amount of any receivable means, for any accounting date, the outstanding principal balance of the receivable as of that accounting date, plus accrued and unpaid interest thereon. The deposit date for any payment date is the business day immediately preceding the determination date for that payment date. An accounting date is the last day (whether or not a business day) of any calendar month.

     The repurchase obligation described above may be enforced by the security insurer, if any, the owner trustee or the indenture trustee on behalf of the certificateholders and the noteholders, respectively, and will constitute the sole remedy available to the certificateholders, the noteholders, the security insurer, if any (unless otherwise specified in the prospectus supplement), the owner trustee or the indenture trustee against Arcadia Financial or us for any such uncured breach, except that pursuant to the trust documents, Arcadia Financial will indemnify the owner trustee, the indenture trustee, the trust, the backup servicer, the collateral agent, the security insurer, if any, and the certificateholders and noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to the breach.

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

     Upon the purchase by Arcadia Financial of a receivable due to a breach of a representation or warranty, the owner trustee will convey that receivable and the trust property to Arcadia Financial.

CUSTODY OF RECEIVABLE FILES

     Unless otherwise specified in the prospectus supplement, Arcadia Financial initially will be appointed to act as custodian for the receivable files of each trust. Prior to any appointment, the trust and Arcadia Financial or other institution specified in the prospectus supplement shall enter into a custodian agreement pursuant to which Arcadia Financial or another institution will agree to hold the receivable files on behalf of the trust. Unless otherwise specified in the prospectus supplement, the custodian agreement may be terminated by the trust and, if Arcadia Financial is custodian, by the security insurer (if any), on 30 days' notice to Arcadia Financial or the other institution or, in the case of termination by the security insurer (if any) of Arcadia Financial as custodian, immediately. If Arcadia Financial resigns or is terminated as the servicer, any custodian agreement with Arcadia Financial shall terminate at the same time.

     The receivable files will be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the receivables were sold to another party or a security interest therein were granted to another party that purchased or took a security interest in any of the receivables in the ordinary course of its business and took possession of the receivables, the purchaser or secured party would acquire an interest in the receivables superior to the interest of the trust if the purchaser or secured party acquired or took a security interest in the receivables for new value and without actual knowledge of the applicable trust's interest. See "Legal Aspects of the Receivables -- Rights in the Receivables" in this prospectus.

COLLECTIONS

     With respect to each trust, the servicer will establish one or more collection accounts in the name of the owner trustee or, in the case of any series including one or more classes of notes, in the name of the indenture trustee for the benefit of the securityholders. If so specified in the prospectus supplement, the owner trustee will establish and maintain for each series an account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made. For any series including one or more classes of notes, the indenture trustee will establish and maintain for each series an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for payment to the noteholders will be deposited and from which all distributions to such noteholders will be made. The collection account, the certificate distribution account, if any, and the note distribution account, if any, are referred to herein collectively as the "designated accounts." Any other accounts to be established with respect to a trust will be described in the prospectus supplement.

     Each designated account will be an eligible account maintained with the owner trustee, the indenture trustee and/or other depository institutions. An "eligible account" is:

          (1) a segregated trust account that is maintained with the corporate trust department of a depository institution that is acceptable to the security insurer, if any, unless otherwise specified in the prospectus supplement, or

          (2) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's, and that is acceptable to the security insurer, if any (prior to an insurer default) unless otherwise specified in the prospectus supplement.

     Unless we specify otherwise in the prospectus supplement, the servicer will deposit all payments on the receivables held by any trust received directly by the servicer from obligors and all proceeds of receivables collected directly by the servicer during each monthly period into the collection account not later than the business day after receipt. Alternatively, if we so provide in the prospectus supplement, the servicer may utilize an alternative remittance schedule acceptable to the servicer and the security insurer, if any (prior to an insurer default), if the servicer provides to the owner trustee and the indenture trustee written confirmation from each rating agency that such alternative remittance schedule will not result in the downgrading or withdrawal by any rating agency of the rating(s) then assigned to the securities. Arcadia Financial and the servicer will also deposit into the collection account on or before the deposit date the purchase amount of each receivable that Arcadia Financial is repurchasing as of the accounting date due to any uncured breaches of warranties or covenants.

     For any series of securities, funds in the designated accounts and any other accounts identified in the prospectus supplement will be invested, as provided in the trust documents, at the direction of the servicer in eligible investments, consisting (unless otherwise specified in the prospectus supplement) of:

          (1) interest-bearing obligations issued or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

          (2) interest-bearing obligations issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation as long as such obligations are assigned the highest credit rating by S&P and Moody's;

          (3) demand or time deposits, certificates of deposit of and certain other obligations of domestic depository institutions with short-term unsecured debt obligations assigned the highest credit rating by S&P and Moody's;

          (4) repurchase obligations with respect to the government securities described above and entered into with a domestic depository institution or trust company, the deposits of which are rated at least A-1+ by S&P and P-1 by Moody's;

          (5) corporate debt securities assigned the highest credit rating by S&P and Moody's;

          (6) commercial paper rated in the highest rating category by S&P and Moody's; and

          (7) other securities meeting the criteria specified in the related trust documents.

Investments in the above eligible investments will be made in the name of the owner trustee or the indenture trustee and these investments will not be sold or disposed of prior to their maturity.

     Unless we specify otherwise in the prospectus supplement, collections or recoveries on a receivable (other than late fees or certain other similar fees or charges) received during a monthly period and purchase amounts deposited with the owner trustee prior to a payment date will be applied first to any outstanding monthly advances made by the servicer with respect to the recovered receivable, and then to interest and principal on the recovered receivable in accordance with the terms of the recovered receivable.

     As an administrative convenience and subject to conditions we specify in the trust documents, the servicer will be permitted to make deposits of amounts actually collected by it in a monthly period net of distributions to be made to it with respect to such monthly period, and those amounts may be netted prior to any remittance for the monthly period. The servicer will account, however, to the owner trustee, the indenture trustee, the security insurer (if any), the certificateholders and the noteholders as if all such deposits and distributions were made individually. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the collection account with respect to a monthly period, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

SERVICING PROCEDURES

     The servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the servicer with respect to receivables owned or serviced by it, to collect all payments due with respect to the receivables held by any trust and, in a manner consistent with the trust documents, will follow its customary collection procedures with respect to motor vehicle loans that it services for itself and others.

     Unless we specify otherwise in the prospectus supplement, the servicer will covenant in the trust documents that it will not extend the monthly payments under a receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and that the cumulative extensions with respect to any receivable will not cause the term of that receivable to extend beyond the last day of the monthly period immediately preceding the final scheduled payment date that we specify in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, the servicer may with the consent of the security insurer, if any (prior to an insurer default), agree to modify a receivable to avoid a prepayment by the obligor, but only if that modification does not cause the APR on that receivable to be below a rate equal to the highest interest rate or pass-through rate on the securities plus 1.5%. Also, this type of modification may not cause the term of the modified receivable to extend beyond the last day of the monthly period immediately preceding the final scheduled payment date specified in the prospectus supplement. Under current Treasury Department Regulations, depending on the characterization of the trust for federal income tax purposes, no such modification of a receivable may change the APR by more than .25% or, if greater, 5% of the unmodified APR of that receivable. The servicer will also covenant that it will not release a financed vehicle from the security interest granted by the receivable except when the receivable has been paid in full or as otherwise contemplated by the trust documents.

     Unless we specify otherwise in the prospectus supplement, upon the discovery by any of the servicer, the security insurer (if any), the owner trustee or the indenture trustee, or upon receipt of written notice by the servicer of any breach by the servicer of certain of its covenants that materially and adversely affects the interests of a trust, the security insurer (if any), or the securityholders in a receivable, unless this breach shall have been cured by the second accounting date following the servicer's discovery or receipt of written notice of the breach, the servicer will be required to purchase the receivable for the purchase amount on the deposit date. The purchase obligation will constitute the only remedy available to the security insurer (if any), the certificateholders, the owner trustee on behalf of certificateholders, the noteholders or the indenture trustee on behalf of the noteholders against the servicer for any uncured breach, except with respect to certain indemnities of the servicer under the trust documents.

     Under the trust documents, the servicer will be required to use its best efforts to repossess or otherwise convert the ownership of any financed vehicle securing a receivable if the servicer has determined there is a low likelihood of payment for the vehicle being resumed after any default on a receivable. The servicer is authorized to follow its normal collection practices and procedures to realize upon any receivable. The servicer may repossess and sell the financed vehicle securing any receivable at judicial sale, or take any other action permitted by applicable law. For further information, see "Legal Aspects of the Receivables" in this prospectus. The servicer will be entitled to recover all reasonable expenses incurred by it in connection with any repossession or sale. The proceeds will be deposited in the collection account at the time and in the manner described above under "-- Collections" in this prospectus.
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

     The trust documents will provide that the servicer will indemnify and defend the owner trustee, the indenture trustee, the backup servicer, the trust, the security insurer (if any), and the securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the servicer or any affiliate thereof of any financed vehicle or in respect of any action taken or failed to be taken by the servicer for any portion of the trust property in violation of the provisions of the trust documents. The servicer's obligations to indemnify the owner trustee, the indenture trustee, the backup servicer, the trust, the security insurer (if any), and the securityholders for the servicer's actions or omissions will survive the removal of the servicer but will not apply to any action or omission of a successor servicer.

SERVICING COMPENSATION

     Unless we specify otherwise in the prospectus supplement, for each series of securities, the servicer will be entitled to receive the servicing fee for each monthly period in an amount equal to the product of one-twelfth of the servicing rate and the aggregate principal balance as of the first day of the monthly period. The servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the receivables or applicable law. Unless we specify otherwise in the prospectus supplement, the servicing rate will equal 1.25% per year calculated on the basis of a 360-day year consisting of twelve 30-day months. The servicing fee and any additional servicing compensation will be paid out of collections on or with respect to the receivables prior to distributions to certificateholders and noteholders. Unless we specify otherwise in the prospectus supplement, a monthly period for any payment date is the calendar month immediately preceding the month in which the payment date occurs.

     Arcadia Financial, as servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the owner trustee, the indenture trustee, the custodian and independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to certificateholders and noteholders and the security insurer (if any)), except some expenses incurred in connection with realizing upon the receivables.

MONTHLY ADVANCES

     Unless otherwise provided in the prospectus supplement, if the amount deposited in the collection account allocable to interest for any receivable in any monthly period is less than the full amount of interest accrued on the receivable for the number of calendar days in the monthly period (calculated according to the method specified in the retail installment sale contract or promissory note at the APR on the principal balance of the receivable as of the accounting date preceding the payment date), the servicer will make a monthly advance equal to the amount of the shortfall, unless the servicer determines in good faith and in its sole discretion that such advance will not be ultimately recoverable from collections in respect of the receivable or other receivables; provided, however, that the servicer shall not be required to make a monthly advance with respect to a receivable extended for any monthly period during which no scheduled payment is due according to the terms of the extension; and provided further, that the servicer shall not be required to make a monthly advance with respect to a receivable that is less than 31 days delinquent at the end of the related monthly period. The servicer will be reimbursed for any monthly advances from subsequent payments or collections relating to the receivable or from the purchase amount of the receivable, or in the case of a liquidated receivable, from liquidation proceeds of the receivable. If the receivable becomes a liquidated receivable and the liquidation proceeds are insufficient fully to reimburse the servicer, the servicer will be entitled to be reimbursed from collections on other receivables. If, by reason of reimbursement of the servicer for monthly advances, there is a deficiency in a scheduled payment, the servicer will be obligated to advance the deficiency, subject to the limitations described above.

DISTRIBUTIONS

     With respect to each trust, beginning on the distribution date or payment date, as applicable, specified in the prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of securities entitled thereto will be made by the owner trustee or the indenture trustee, as applicable, to the certificateholders and the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of certificateholders and all payments to each class of noteholders will be set forth in the prospectus supplement.

CREDIT ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider of these arrangements, if applicable, for each class of securities will be set forth in the prospectus supplement. If and to the extent provided in the prospectus supplement, credit enhancement may be in the form of a financial guaranty insurance policy, subordination of one or more classes of securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements as may be described in the prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.

     The presence of credit enhancement is intended to enhance the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due and to decrease the likelihood that the certificateholders and the noteholders will experience losses. Unless we specify otherwise in the prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of that series will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other series.

EVIDENCE AS TO COMPLIANCE

     The trust documents will require the servicer to cause a firm of independent certified public accountants to furnish to the owner trustee and the indenture trustee, the security insurer, if any, and each rating agency, on or before March 31 of each year (or, if the servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the servicer's fiscal year), beginning on the first March 31 after the closing date, for the twelve months ended the immediately preceding December 31 or other fiscal year-end (or any other period as shall have elapsed from the closing date to the date of the certificate), a statement addressed to the Board of Directors of the servicer, to the owner trustee, the indenture trustee, the backup servicer (if any) and the security insurer (if any) as to compliance by the servicer during the period with certain standards relating to the servicing of the receivables set forth in the trust documents. A copy of the statement may be obtained by any certificate owner or note owner upon compliance with the requirements described above. See "Information Regarding the Securities -- Statements to Securityholders" above.

     The trust documents will also provide for delivery to the owner trustee, the security insurer (if any), the indenture trustee, each rating agency and the backup servicer, on or before March 31 (or, if the servicer's fiscal year ends on a date other than December 31, the date

90 days after the end of the servicer's fiscal year) of each year, beginning on the first March 31 following the closing date, of an officers' certificate signed by any two of the president, any vice-president or assistant vice president, or the controller of the servicer, dated as of December 31 of that year (or any other date on which the servicer's fiscal year ends), stating that:

          (1) a review of the activities of the servicer during the preceding 12-month period (or any other period as shall have elapsed from the closing date to the date of the first certificate) and of its performance under the trust documents has been made under the officer's supervision, and

          (2) to the officer's knowledge, based on a review, the servicer has fulfilled all its obligations under the trust documents throughout the period, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of each default.

A copy of the certificate may be obtained by any certificate owner or note owner upon compliance with the requirements described above. See "Information Regarding the Securities -- Statements to Securityholders" above.

MATTERS REGARDING THE SERVICER

     Unless otherwise provided in the prospectus supplement, if a financial guaranty insurance policy has been issued with respect to a series of securities, Arcadia Financial's appointment as servicer under the trust documents will run for successive 90-day periods, subject to renewal by the security insurer, if any (prior to an insurer default). It is expected that the security insurer, if any, will renew Arcadia Financial's appointment as servicer until the time, if any, as a servicer termination event shall have occurred. Unless otherwise provided in the prospectus supplement, if any insurer default occurs or if no financial guaranty insurance policy is issued with respect to a series, Arcadia Financial's appointment as servicer under the trust documents will continue until the time it resigns, is terminated as servicer, or until the time, if any, as a servicer termination event shall have occurred under the trust documents. The trust documents will provide that the servicer may not resign from its obligations and duties, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the owner trustee, the indenture trustee and the security insurer, if any (prior to an insurer default)), that by reason of a change in legal requirements its performance of these duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the servicer. No such resignation will become effective until the backup servicer or other successor servicer has assumed the servicing obligations and duties under the trust documents.

     Unless otherwise provided in the prospectus supplement, any corporation or other entity into which the servicer may be merged or consolidated, resulting from any merger or consolidation to which the servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the servicer or succeeding to all or substantially all the business of the servicer, where the servicer is not the surviving entity, which corporation or other entity assumes every obligation of the servicer under each trust document, will be the successor to the servicer under the trust documents; provided, however, that:

          (1) the entity is an eligible servicer;

          (2) immediately after giving effect to such transaction, no servicer termination event, no event of default under the agreement, if any, providing for the issuance of a financial guaranty insurance policy (prior to an insurer default) and no event which, after notice or lapse of time, or both, would become a servicer termination event or an event of default under the insurance agreement, if any (prior to an insurer default) shall have occurred and be continuing;

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

          (3) the servicer shall have delivered to the owner trustee, the indenture trustee and the security insurer (if any) an officers' certificate and an opinion of counsel each stating that the consolidation, merger or succession and the agreement of assumption comply with the trust documents and that all conditions precedent provided for in the trust documents relating to the transaction have been complied with; and

          (4) the servicer shall have delivered an opinion of counsel either:

             (A) stating that, in the opinion of the counsel, all financing statements, continuation statements and amendments have been executed and filed that are necessary fully to preserve and protect the interests of the owner trustee and the indenture trustee in the receivables and the other trust property and reciting the details of these filings, or

             (B) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect this interest.

INDEMNIFICATION AND LIMITS ON LIABILITY

     Unless we specify otherwise in the prospectus supplement, the trust documents will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the trust documents and will have no other obligations or liabilities under them. The trust documents will further provide that neither the servicer nor any of its directors, officers, employees and agents will have any liability to the trust, the certificateholders or the noteholders or the security insurer (if any), except as provided in the trust documents, for any action taken or for refraining from taking any action pursuant to the trust documents, other than any liability that would otherwise be imposed by reason of the servicer's breach of the trust documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the trust documents or any violation of law.

     The servicer may, with the prior consent of the security insurer, if any (prior to an insurer default), the owner trustee, the indenture trustee, if any, and the backup servicer, if any, delegate duties under the trust documents to any of its affiliates. In addition, the servicer may at any time perform the specific duty of repossessing financed vehicles through subcontractors who are in the business of servicing automotive receivables. The servicer may also perform other specific duties through subcontractors, with the prior consent of the security insurer, if any (prior to an insurer default); provided, however, that the delegation of these duties by the servicer shall not relieve the servicer of its responsibility with respect to them.

SERVICER TERMINATION EVENTS

     Unless otherwise provided in the prospectus supplement, servicer termination events under the trust documents will consist of:

          (1) any failure by the servicer to deliver to the owner trustee for distribution to certificateholders or the indenture trustee for distribution to noteholders any proceeds or payment required to be so delivered under the terms of the certificates, the trust documents, the notes or the indenture (or, for so long as Arcadia Financial is the servicer, the purchase agreement) that continues unremedied for a period of two business days after written notice is received by the servicer from the owner trustee, the indenture trustee or the security insurer, if any, or after discovery of any such failure by a responsible officer of the servicer;

          (2) any failure by the servicer to deliver to the owner trustee and the indenture trustee and the security insurer, if any (before an insurer default), certain reports required by the trust documents by the fourth business day before the payment date;

          (3) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the certificates, the trust documents, the notes or the indenture (or, for so long as Arcadia Financial is the servicer, the purchase agreement), which failure:

             (A) materially and adversely affects the rights of securityholders (determined without regard to the availability of funds under any financial guaranty insurance policy) or of the security insurer, if any (before an insurer default), and

             (B) continues unremedied for a period of 30 days after the date on which written notice of such a failure, requiring the same to be remedied, shall have been given to the servicer by the owner trustee, the indenture trustee or the security insurer, if any (or, if an insurer default shall have occurred and be continuing, any securityholder);

          (4)

             (A) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and the case is not dismissed within 60 days; or

             (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the servicer under the bankruptcy laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer or of any substantial part of its properties or ordering the winding up or liquidation of the affairs of the servicer;

          (5) the commencement by the servicer of a voluntary case under any bankruptcy law, or the consent by the servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer or of any substantial part of the servicer's property or the making by the servicer of an assignment for the benefit of creditors or the failure by the servicer generally to pay debts as they become due or the taking of corporate action by the servicer in furtherance of any of the foregoing;

          (6) any representation, warranty or statement of the servicer made in the trust documents or any certificate, report or other writing delivered pursuant to the trust documents shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of the representation, warranty or statement has a material adverse effect (determined without regard to the availability of funds under any financial guaranty insurance policy) on the trust and, within 30 days after written notice thereof shall have been given to the servicer by the owner trustee, the indenture trustee or the security insurer, if any (or, if an insurer default shall have occurred and be continuing, any securityholder), the circumstances or condition in respect of which the representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

          (7) if applicable, unless an insurer default shall have occurred and be continuing, the occurrence of an event of default under the insurance agreement.

     Unless we specify otherwise in the prospectus supplement, if a servicer termination event occurs and is continuing, the security insurer, if any (or, if no financial guaranty insurance policy was issued with respect to the series or an insurer default shall have occurred and be continuing, the owner trustee, the indenture trustee, if any, or a certificate majority or a note majority, as applicable), by notice then given in writing to the servicer (and to the owner trustee and the indenture trustee if given by the security insurer or the securityholders) may terminate all of the rights and obligations of the servicer under the trust documents. Immediately upon the giving of this notice, and the acceptance by the successor servicer of its appointment, all authority of the servicer will pass to the indenture trustee or other successor servicer. In addition to any other amounts that are then payable to the outgoing Servicer under the trust documents, the servicer shall then be entitled to receive reimbursements for any outstanding monthly advances. The owner trustee, the indenture trustee and the successor servicer may set off and deduct any amounts owed by the servicer from any amounts payable to the outgoing servicer.

     On and after the time the servicer receives a notice of termination, the indenture trustee or other successor servicer appointed by the indenture trustee will be the successor in all respects to the servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the servicer under the trust documents; provided, however, that the successor servicer shall have no liability for any obligation which was required to be performed by the prior servicer before the date that the successor servicer becomes the servicer or any claim of a third party (including a securityholder) based on any alleged action or inaction of the prior servicer. Unless we specify otherwise in the prospectus supplement, if a financial guaranty insurance policy has been issued with respect to the series, the security insurer may (before an insurer default) exercise at any time its right to appoint as backup servicer or as successor to the servicer a person other than the indenture trustee. Notwithstanding the above, if the indenture trustee or any designated backup servicer, as applicable, shall be legally unable or shall be unwilling to act as servicer, and if an insurer default shall have occurred or if no financial guaranty insurance policy was issued with respect to such series, the owner trustee, the indenture trustee, a certificate majority or a note majority may petition a court of competent jurisdiction to appoint any eligible servicer as the successor to the servicer. Pending any appointment, the indenture trustee or the backup servicer, as applicable, shall act as successor servicer unless it is legally unable to do so, in which event the outgoing servicer shall continue to act as servicer until a successor has been appointed and accepted appointment. Eligible servicer means a person which, at the time of its appointment as servicer:

          (1) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans;

          (2) is legally qualified and has the capacity to service the receivables;

          (3) has demonstrated the ability to service professionally and competently a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the receivables in accordance with high standards of skill and care; and

          (4) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the servicer uses in connection with performing its duties and responsibilities under the trust documents or otherwise has available software which is adequate to perform its duties and responsibilities under the trust documents.

     Any successor servicer shall be entitled to the compensation payable out of the collection account as the outgoing servicer would have been entitled to under the trust documents if the outgoing servicer had not resigned or been terminated, except as otherwise provided in the trust documents.

     Upon any termination of, or appointment of a successor to, the servicer, the owner trustee and the indenture trustee, if any, will each give prompt written notice thereof to certificateholders and noteholders, respectively, at their respective addresses appearing in the certificate register or the note register, to the security insurer, if any (before an insurer default) and to each rating agency.

     Unless we specify otherwise in the prospectus supplement, if a financial guaranty insurance policy has been issued with respect to a series, the security insurer (or, if an insurer default shall have occurred and be continuing, a certificate majority or note majority, as applicable) may waive any servicer termination event.

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

AMENDMENT

     Unless otherwise provided in the prospectus supplement, the trust documents may be amended by the seller, the servicer, the owner trustee and the indenture trustee, if any, with the prior written consent of the security insurer, if any (before an insurer default), but without the consent of any of the securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that the action will not, in the opinion of counsel (which may be internal counsel to the seller, Arcadia Financial or the servicer) reasonably satisfactory to the owner trustee and the indenture trustee, materially and adversely affect the interests of the securityholders. The trust documents may also be amended by the seller, the servicer and the owner trustee and the indenture trustee, if any, with the prior written consent of the security insurer, if any (before an insurer default), and a certificate majority and a note majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust documents or of modifying, in any manner, the rights of the certificateholders or the noteholders. None of these amendments may:

          (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made on any certificate or note or the pass-through rate or interest rate; or

          (2) reduce the percentage of the certificate balance evidenced by certificates or of the aggregate principal amount of notes then outstanding required to consent to an amendment, without the consent of the holders of all certificates or all notes, as the case may be, then outstanding.

TERMINATION

     Unless otherwise provided in the prospectus supplement, for each trust, the trust and the respective obligations of us, the servicer, the security insurer, if any, the owner trustee and the indenture trustee, if any, pursuant to the trust documents will terminate upon the later of:

          (1) the distribution date or payment date, as the case may be, immediately following the maturity or other liquidation of the last receivable (including the seller's or the servicer's purchase of the receivables, as described below); or

          (2) payment to certificateholders and noteholders of all amounts required to be paid to them pursuant to the trust documents and the indenture and the payment to the security insurer, if any, of all amounts payable or reimbursable to it under the insurance agreement, if any;

and in either case there shall be delivered to the owner trustee and the indenture trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (1) or (2) above.

     Unless otherwise provided in the prospectus supplement, for each series of securities, in order to avoid excessive administrative expense, the seller and the servicer will each be permitted, at its option (with the consent of the security insurer, if any (before an insurer default), if the purchase would result in a claim on the financial guaranty insurance policy or in an amount owing to the security insurer under the insurance agreement remaining unpaid), to purchase from the trust, on any payment date immediately following an accounting date as of which the aggregate principal balance is equal to or less than 10% (or any other percentage as may be specified in the prospectus supplement) of the cutoff date principal balance, all remaining receivables in the trust and the other remaining trust property at a price equal to the aggregate of their purchase amounts and the appraised value of any other remaining trust property. The exercise of this right will effect an early retirement of the certificates and notes.

     Unless we specify otherwise in the prospectus supplement, for each series of securities, the owner trustee will give written notice of the final distribution with respect to the certificates, if any, to each certificateholder of record, and the indenture trustee will give written notice of the final payment with respect to the notes, if any, to each noteholder of record. The final distribution to any certificateholder and the final payment to any noteholder will be made only upon surrender and cancellation of the holder's certificate or note at the office or agency of the owner trustee, for certificates, or of the indenture trustee, for notes, specified in the notice of termination. Any funds remaining in the trust, after the owner trustee or the indenture trustee has taken measures to locate a certificateholder or noteholder, as the case may be, and these measures have failed, will be distributed to The United Way, and the certificateholders and noteholders, by acceptance of their certificates and notes, will waive any rights with respect to such funds.

THE OWNER TRUSTEE

     The owner trustee for each trust will be specified in the prospectus supplement. The owner trustee, in its individual capacity or otherwise, and any of its affiliates may hold certificates or notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the owner trustee, with the consent of the servicer and the security insurer, if any (so long as an insurer default shall not have occurred and be continuing), shall have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the trust documents will be conferred or imposed upon the owner trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction where the owner trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the owner trustee.

     The owner trustee of any trust may resign at any time, in which event the general partner, if any, specified in the prospectus supplement or, if no general partner is specified, the servicer or its successor will be obligated to appoint a successor trustee acceptable to the security insurer, if any (before an insurer default). The general partner, if any, specified in the prospectus supplement or, if no general partner is specified, the servicer may also remove the owner trustee, with the consent of the security insurer, if any (before an insurer default), if the owner trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In these circumstances, the general partner, if any, specified in the prospectus supplement or, if no general partner is specified, the servicer will be obligated to appoint a successor trustee, acceptable to the security insurer, if any (before an insurer default). Any resignation or removal of the owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE OWNER TRUSTEE

     The owner trustee will make no representation as to the validity or sufficiency of any trust document, the certificates or the notes (other than its execution of the certificates and the notes), the receivables, any financial guaranty insurance policy or any other credit enhancement or any documents, and will not be accountable for the use or application by the servicer of any funds paid to the servicer in respect of the certificates, the notes or the receivables prior to deposit in the collection account.

     The owner trustee will be required to perform only those duties specifically required of it under the trust documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the servicer to the owner trustee under the trust documents, in which case it will only be required to examine the

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

certificates, reports or instruments to determine whether they conform substantially to the requirements of the trust documents.

     The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust documents or to institute, conduct, or defend any litigation under them or in relation to them at the request, order or direction of any of the certificateholders or noteholders, unless the certificateholders or noteholders have offered the owner trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred. No certificateholder nor any noteholders will have any right under the trust documents to institute any proceeding with respect to the trust documents, unless the holder has given the owner trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the certificate balance or the holders of notes evidencing not less than 25% of the aggregate principal balance of the notes then outstanding, as the case may be, have made written request to the owner trustee to institute a proceeding in its own name as trustee and have offered to the owner trustee reasonable indemnity, and the owner trustee for 30 days after the receipt of a notice, request and offer to indemnify has neglected or refused to institute any proceedings. Certificateholders and noteholders will not have the right to make a claim directly under any financial guaranty insurance policy issued with respect to a series, but in the event that the owner trustee or the indenture trustee fails to make a claim, certificateholders and noteholders may compel the owner trustee or the indenture trustee, as applicable, to do so.

ADMINISTRATOR

     If an administrator is specified in the prospectus supplement, such administrator will enter into an agreement pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture and the trust agreement.

                        LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The receivables are chattel paper as defined in the UCC in effect in the States of Minnesota, New York and Texas. Pursuant to the UCC, an ownership interest in chattel paper is perfected by possession or by filing a UCC-1 financing statement in the state where our principal executive office is located. We, as seller, and Arcadia Financial will file financing statements covering the receivables in Minnesota and Texas. In addition, the documents evidencing the receivables initially will be held by the custodian specified in the prospectus supplement for the trust.

     The servicer will be obligated to take those actions as are necessary to continue the perfection of each trust's interest in the receivables and the proceeds. Arcadia Financial will warrant in each purchase agreement for the receivables held by the trust, and in the trust documents we, as seller, will assign the right to enforce those warranties to the owner trustee on behalf of the trust, and the owner trustee will pledge that right to the indenture trustee as collateral for any notes that, as of the closing date:

          (1) the receivables have not been sold, pledged or assigned by Arcadia Financial or the seller to any other person;

          (2) that it has good and indefeasible title and is the sole owner free of any liens; and

          (3) immediately upon the transfer of the receivables to that trust under the trust document, the trust will have good and indefeasible title to and will be the sole owner of the receivables, free of any liens.

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

In the event of an uncured breach of any warranties in a purchase agreement that materially and adversely affects the trust's, certificateholders' or noteholders' interest in any receivable, Arcadia Financial will be obligated to repurchase that receivable.

     Unless we provide otherwise in the prospectus supplement, Arcadia Financial will hold the receivable files for each trust under a custodian agreement with the trust. The receivable files will be physically segregated. Despite these precautions, if any of the receivables were sold to another party, or a security interest were granted to another party, that purchased, or took a security interest in, any of those receivables in the ordinary course of its business and took possession of those receivables, the purchaser or secured party would acquire an interest in the receivables superior to the interest of the trust if the purchaser or secured party acquired, or took a security interest in, the receivables for new value and without actual knowledge of that trust's interest.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     Security interests in the financed vehicles must be perfected by notation of the secured party's lien on the certificate of title or by notation on or actual possession of the certificate of title, depending on the law of the state where the purchaser resides. The practice of Arcadia Financial is to take whatever action is required in each state to perfect a security interest for a financed vehicle in that state. Due to clerical errors, administrative delays or other mistakes, the correct actions may not have been taken to perfect an interest in a financed vehicle in which case our security interest in the financed vehicle would be subordinate to the interests of others such as:

          (1) subsequent purchasers of the financed vehicle;

          (2) holders of perfected security interests in the financed vehicle;
     and

          (3) the trustee in bankruptcy of the obligor.

That failure would give rise to a repurchase event and obligate Arcadia Financial to repurchase the affected receivable if the interests of the certificateholders, noteholders or trust were materially and adversely affected.

     Under the trust documents, the seller will assign the security interests in the financed vehicles assigned to it by Arcadia Financial under the purchase agreement to the owner trustee on behalf of the trust. Because of the administrative burden and expense that would be entailed in doing so, none of Arcadia Financial, the seller, the owner trustee or the servicer will be required, except to the extent provided below, to amend the certificates of title, or other lien certificates, to identify the owner trustee, or the seller, as the new secured party and, accordingly, Arcadia Financial will continue to be named as the secured party on the certificates of title, or other lien certificate, relating to the financed vehicles. Further, the servicer will be required to note the interest of the trust on the certificates of title for the financed vehicles only upon a servicer termination event, or in an event of default under the insurance agreement, if any, prior to an insurer default, or under some circumstances and unless an insurer default shall have occurred and be continuing, at the request of the security insurer, if any. In most states, an assignment under the trust documents should be an effective transfer of a security interest without amendment of any lien noted on the certificate of title, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the obligor or administrative error by state recording officials, the notation of the lien of Arcadia Financial on the certificate of title should be sufficient to protect the trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in the financed vehicle. However, in the absence of an amendment, the security interest of the trust in the financed vehicles might be defeated by, among others, the trustee in bankruptcy of Arcadia Financial or the obligor. However, that failure would give rise to a repurchase event and obligate

Arcadia Financial to repurchase the affected receivable if the interests of the certificateholders, noteholders or trust were materially and adversely affected.

     In most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a different state and until the owner re-registers the motor vehicle in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a motor vehicle. Accordingly, the secured party must surrender possession if it holds the certificate of title to the vehicle. In the case of motor vehicles registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the motor vehicle, the secured party should receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

     In the ordinary course of servicing its receivables portfolio, it is the practice of Arcadia Financial to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, Arcadia Financial must surrender possession of the certificate of title or receive notice as a result of its lien and accordingly should have an opportunity to require satisfaction of the receivable before release of the lien. Under the trust documents, the servicer will be obligated to take steps, at the servicer's expense, as are necessary to maintain perfection of security interest in the financed vehicle, and the failure to take those steps would obligate the servicer to purchase the receivable if that failure materially and adversely affects the interests of the certificateholders, noteholders and trust in the receivables.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a motor vehicle. We, as the seller in the trust documents, and Arcadia Financial in the purchase agreement, will represent that, immediately before the sale, assignment and transfer to the trust, each receivable held by that trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of us as the seller, or Arcadia Financial, as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a receivable. In addition, the laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. No notice will be given to the owner trustee, indenture trustee, certificateholders or noteholders in the event that a lien or confiscation arises, and if that lien arises or confiscation occurs after the date of issuance of any series of certificates and notes, neither Arcadia Financial nor the servicer will be required to repurchase or purchase the receivable.

REPOSSESSION

     In the event of default by an obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless those means would constitute a breach of the peace. Self-help repossession is the method employed by Arcadia Financial in most cases and is accomplished simply by taking possession of the motor vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default before repossession. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party could be held responsible for damages caused by a wrongful repossession of a vehicle, including, in Florida, a wrongful repossession conducted by an agent of the secured party. The servicer will be required to indemnify the trust for any liability imposed upon the trust as a result of a wrongful repossession. In Texas and many other states, a vehicle may be repossessed without notice to the obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral before actual sale by paying the secured party the entire unpaid time balance of the obligation, less any unaccrued finance charges, plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of a financed vehicle generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit these judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. Arcadia Financial generally seeks to recover any deficiency existing after repossession and sale of a financed vehicle.

     Occasionally, after resale of a repossessed motor vehicle, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien on the vehicle, if certain conditions have been met. If no new lienholder exists, we would generally remit the surplus to the former owner of the vehicle.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     The Soldiers' and Sailors' Civil Relief Act of 1940 imposes some limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person before entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sales contract or a promissory note entered into before the person's entering military service, for a loan default which occurred before or during such service, without court action. The Soldiers' and Sailors' Civil Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Soldiers' and Sailors' Civil Relief Act, upon application to a court, if such court determines the obligation of
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

such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Motor Vehicle Information and Cost Savings Act, the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

     In addition to federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment contracts and promissory notes under which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of an automobile. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the trustee, to enforce consumer finance contracts such as the receivables. The credit practices rule of the Federal Trade Commission imposes additional restrictions on contract provisions and credit practices.

     The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions, and some related lenders and their assignees, to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to the aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due is subject to these claims and defenses. Accordingly, each trust, as assignee of the receivables, will be subject to claims or defenses that the purchaser of the financed vehicle may assert against the seller of the vehicle. Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail.

     In addition, for used vehicles, the FTC's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete, and display a buyer's guide which explains the warranty coverage for those vehicles. Federal regulations promulgated under the Odometer Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer readings. If a seller is not properly licensed or if either a buyer's guide or odometer disclosure statement was not provided to the purchaser of a financed vehicle, the purchaser might be able to assert a defense as to a retail installment sales contract or promissory note against the seller of the motor vehicle.

     Under the Texas Credit Code, non-bank retail installment sellers and their assignees are required to register with the Office of Consumer Credit Commissioner of Texas. The Texas Credit Code imposes disclosure and substantive requirements on the sellers and any subsequent holder of the contracts and imposes monetary penalties for violations.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     We will warrant in the trust document, and Arcadia Financial will warrant in the purchase agreement, that as of the date of origination each receivable held by the trust complied with all requirements of applicable law in all material respects. Accordingly, if the trust's interest in a receivable were materially and adversely affected by a violation of any law, that violation would constitute a repurchase event and would obligate Arcadia Financial to repurchase the receivable unless the breach were cured. Under each purchase agreement, Arcadia Financial will be required to indemnify the trust for any liability resulting from the failure of a receivable to be in compliance with all requirements of law.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

     The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of securities will be discussed in the prospectus supplement. The discussion will not deal with federal income tax consequences applicable to all categories of investors, some of which are subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan from engaging in some transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to the plan. ERISA also imposes some duties and some prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. A violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons.

     Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of a trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of notes and certificates will be discussed in the prospectus supplement.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                      WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

     You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

New York Regional Office            Chicago Regional Office
Seven World Trade Center            Citicorp Center
Suite 1300                          500 West Madison Street,
New York, NY 100048                 Suite 1400 Chicago, IL 60661

     Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

     All documents of a trust formed by the seller for purposes of an offering under this prospectus filed with the SEC under to Section 13(a), 13(c), 15 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the certificates or notes issued by that trust, will be incorporated by reference into this prospectus.

     We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to Associates Corporation of North America, 250 East Carpenter Freeway, Irving, Texas 75062,
Attention: Senior Vice President -- Corporate Finance, telephone number (972) 652-4000.

                              PLAN OF DISTRIBUTION

     Under the terms and conditions of an underwriting agreement for each trust, we will agree to sell to each of the underwriters named under each trust's prospectus supplement and the underwriters will severally agree to purchase the principal amount of each class of securities of the series described in the prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions described in the underwriting agreement, to purchase all of the securities which are offered under this prospectus and the prospectus supplement if any of the securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, the nondefaulting underwriters may have to buy larger amounts of securities, or it may provide that the underwriting agreement may be terminated.

     Each prospectus supplement will either:

          (1) describe the price at which each class of securities being offered will be offered to the public and any concessions offered to some dealers participating in the offering of securities; or

          (2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and concession amount may be changed.

     Each underwriting agreement will provide that Arcadia Financial and we, as seller, will indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933.

     The indenture trustee, if any, may, from time to time, invest the funds in the designated accounts in eligible investments acquired from the underwriters.

     Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes of securities in that offering.

     The place and time of delivery for the securities for which this prospectus is delivered will be explained in the prospectus supplement.

                                 LEGAL MATTERS

     Some matters about the validity of the certificates and the notes will be passed upon for the seller by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the certificates and the notes will be passed upon for the underwriters named in the prospectus supplement by Stroock & Stroock & Lavan LLP, New York, New York.

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

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the securities will be available only in book-entry form. Investors in the global securities may hold these global securities through any of The Depository Trust Company ("DTC"), Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear System ("Euroclear"). The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, that is, seven calendar day settlement.

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet special requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depository to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, that is, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. In many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depository, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, such as if the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing the global securities in the U.S. from a DTC participant one day before settlement, which would give the global notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payment of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          (a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between a beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

          (b) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners of global securities or its agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term U.S. person means:

          (1) a citizen or resident of the United States;

          (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision;

          (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

This summary does not deal with all aspects of U.S. federal income tax withholding relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisers for specific tax advice about holding and disposing of the global securities.

                                     CD-Rom

     This CD-Rom contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "AART.xls". The file "AART.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information described in this prospectus supplement under the caption "The Receivables Pool -- Prior Pool Summaries."

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the loan performance data, "click" on the worksheets following the "Important Notice" worksheet.

---------------

1 Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE NOTES IN ANY STATES WHERE IT IS NOT PERMITTED.

                             ----------------------

                               [ASSOCIATES LOGO]

                       ARCADIA RECEIVABLES FINANCE CORP.
                                     SELLER

                             ARCADIA FINANCIAL LTD.
                                    SERVICER

                          A WHOLLY OWNED SUBSIDIARY OF

                    ASSOCIATES CORPORATION OF NORTH AMERICA

                             ----------------------

Dealer Prospectus Delivery Obligation. Dealers will deliver this prospectus supplement and the accompanying prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and accompanying prospectus until September 14, 2000.

================================================================================

================================================================================

                                  $750,000,000
                             ASSOCIATES AUTOMOBILE
                               RECEIVABLES TRUST
                                     2000-1
                             $207,000,000 CLASS A-1
                           6.854% ASSET-BACKED NOTES
                             $92,000,000 CLASS A-2
                            7.15% ASSET-BACKED NOTES
                             $301,000,000 CLASS A-3
                            7.30% ASSET-BACKED NOTES
                              $64,583,000 CLASS M
                            7.51% ASSET-BACKED NOTES
                              $85,417,000 CLASS B
                            7.83% ASSET-BACKED NOTES

                             ----------------------
                             PROSPECTUS SUPPLEMENT

                             ----------------------
                              GOLDMAN, SACHS & CO.

                         BANC OF AMERICA SECURITIES LLC

                             CHASE SECURITIES INC.

================================================================================

                       Arcadia Receivables Finance Corp.
                 Associates Automobile Receivables Trust 2000-1

                  IMPORTANT NOTICE TO ALL POTENTIAL INVESTORS

This CD-ROM contains loan performance data in Microsoft Excel format. The information contained in this CD-ROM is an integral part of this prospectus supplement and the prospectus and must be read in conjunction with the information contained elsewhere in this prospectus supplement and the prospectus. All of the information contained in this CD-ROM is subject to the same limitations and qualifications contained elsewhere in this prospectus and the prospectus supplement. Prospective investors are strongly urged to read the paper portion of this prospectus supplement and the prospectus in its entirety prior to accessing this CD-ROM. If this CD-ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose.

POOL SUMMARIES

                                                                                            Initial Wtd. Avg.     Initial Wtd. Avg.
            Initial Receivables     Original Pool         Current Pool       Initial Wtd.     Original Term         Remaining Term
                  Balance             Balance(1)             Balance           Avg. APR         (months)               (months)
            -------------------     ---------------      ---------------     ------------   -----------------     -----------------
1995-A        $135,395,374.17       $158,400,000.00      $  6,669,862.21        14.20%            63.80                 63.70
1995-B        $134,290,308.35       $300,000,000.00      $ 14,234,215.57        14.70%            63.30                 63.30
1995-C        $255,948,711.61       $470,000,000.00      $ 28,871,899.41        14.60%            63.80                 63.50
1995-D        $344,703,773.42       $525,000,000.00      $ 39,112,809.77        13.90%            64.20                 63.80
1995-E        $330,480,813.57       $600,000,000.00      $ 55,097,765.96        14.00%            64.90                 64.50
1996-A        $359,253,662.68       $600,000,000.00      $ 60,110,906.45        14.06%            65.70                 64.90
1996-B        $376,209,005.77       $650,000,000.00      $ 88,301,964.85        14.27%            66.00                 65.40
1996-C        $413,620,523.09       $725,000,000.00      $121,760,202.15        14.58%            66.00                 65.60
1996-D        $391,720,106.40       $730,000,000.00      $146,937,269.37        15.19%            66.00                 65.70
1997-A        $470,671,143.66       $775,000,000.00      $184,828,147.83        15.53%            65.70                 64.90
1997-B        $381,990,156.28       $775,000,000.00      $214,678,669.45        15.75%            66.10                 65.40
1997-C        $438,770,933.96       $775,000,000.00      $256,610,800.81        16.28%            66.00                 65.60
1997-D        $268,914,239.92       $600,000,000.00      $222,797,846.88        16.53%            66.40                 65.40
1998-A        $281,229,318.32       $525,000,000.00      $236,573,617.33        17.16%            65.90                 65.40
1998-B        $339,071,024.78       $550,000,000.00      $284,127,326.17        17.31%            66.10                 65.50
1998-C        $357,145,228.26       $600,000,000.00      $342,971,481.59        16.73%            66.30                 65.90
1998-D        $110,913,326.39       $200,000,000.00      $117,266,870.16        16.51%            66.70                 60.80
1998-E        $ 81,339,294.10       $225,000,000.00      $143,916,502.83        17.14%            66.98                 66.66
1999-A        $311,971,798.83       $550,000,000.00      $384,577,052.50        17.29%            66.65                 66.32
1999-B        $340,601,681.75       $650,000,000.00      $501,398,979.43        17.29%            66.67                 66.30
1999-C        $355,817,158.41       $600,000,000.00      $369,271,092.20        17.13%            67.15                 66.72


(1) Initial Receivables Balance plus prefunding account deposit on closing date.

           CUMULATIVE LOSSES AS A PERCENTAGE OF ORIGINAL POOL BALANCE

MONTH    1995-A 1995-B  1995-C 1995-D 1995-E 1996-A  1996-B 1996-C 1996-D 1997-A  1997-B
-----    ------ ------  ------ ------ ------ ------  ------ ------ ------ ------  ------
    1    0.00%  0.00%   0.00%  0.01%  0.08%  0.01%   0.01%  0.00%  0.00%  0.02%   0.00%
    2    0.01%  0.00%   0.02%  0.08%  0.35%  0.12%   0.03%  0.05%  0.03%  0.02%   0.00%
    3    0.06%  0.01%   0.09%  0.20%  0.50%  0.44%   0.17%  0.12%  0.11%  0.06%   0.01%
    4    0.13%  0.09%   0.24%  0.55%  0.81%  0.65%   0.44%  0.39%  0.44%  0.31%   0.09%
    5    0.49%  0.31%   0.35%  0.94%  1.02%  0.90%   0.77%  0.73%  0.62%  0.30%   0.20%
    6    0.48%  0.59%   0.61%  0.90%  1.00%  1.27%   1.15%  1.03%  1.04%  0.37%   0.43%
    7    0.70%  0.67%   1.05%  1.15%  1.39%  1.57%   1.53%  1.37%  1.40%  0.57%   0.82%
    8    0.75%  0.85%   1.24%  1.24%  1.68%  1.90%   1.85%  1.72%  1.41%  0.90%   1.31%
    9    0.95%  1.23%   1.20%  1.37%  2.01%  2.35%   2.13%  2.00%  1.44%  1.27%   1.73%
   10    1.19%  1.77%   1.34%  1.53%  2.24%  2.57%   2.32%  2.26%  1.64%  1.77%   2.17%
   11    1.58%  1.49%   1.33%  1.67%  2.41%  2.78%   2.59%  2.27%  1.90%  2.13%   2.58%
   12    1.37%  1.41%   1.45%  1.85%  2.74%  2.95%   2.84%  2.38%  2.23%  2.47%   2.95%
   13    1.66%  1.80%   1.63%  2.05%  2.92%  3.05%   3.07%  2.47%  2.75%  2.82%   3.14%
   14    1.66%  1.78%   1.89%  2.21%  3.12%  3.33%   3.10%  2.68%  3.18%  3.10%   3.29%
   15    1.67%  1.87%   1.99%  2.50%  3.21%  3.61%   3.06%  2.99%  3.49%  3.45%   3.54%
   16    1.83%  2.03%   2.06%  2.66%  3.35%  3.74%   3.13%  3.31%  3.80%  3.64%   3.76%
   17    1.88%  2.72%   2.20%  2.71%  3.60%  3.88%   3.35%  3.63%  4.06%  3.83%   4.11%
   18    1.99%  2.56%   2.43%  2.84%  3.74%  3.86%   3.59%  3.87%  4.29%  4.12%   4.35%
   19    2.10%  2.55%   2.61%  2.92%  3.84%  3.92%   3.91%  4.15%  4.49%  4.34%   4.52%
   20    2.25%  2.71%   2.87%  3.10%  3.86%  4.04%   4.26%  4.42%  4.65%  4.63%   4.83%
   21    2.27%  2.86%   2.99%  3.20%  3.85%  4.18%   4.36%  4.64%  4.97%  4.85%   5.05%
   22    2.38%  2.95%   2.94%  3.30%  3.90%  4.37%   4.53%  4.86%  5.12%  5.02%   5.31%
   23    2.43%  3.24%   3.09%  3.44%  4.10%  4.64%   4.72%  5.06%  5.46%  5.30%   5.57%
   24    2.72%  3.11%   3.23%  3.45%  4.26%  4.80%   4.95%  5.32%  5.62%  5.47%   5.82%
   25    2.68%  2.93%   3.33%  3.50%  4.44%  4.96%   5.15%  5.49%  5.76%  5.71%   6.03%
   26    2.74%  3.02%   3.38%  3.58%  4.65%  5.10%   5.27%  5.76%  6.04%  5.96%   6.26%
   27    2.82%  3.15%   3.39%  3.69%  4.81%  5.29%   5.47%  5.93%  6.22%  6.23%   6.40%
   28    2.99%  3.28%   3.39%  3.86%  4.94%  5.43%   5.62%  6.08%  6.39%  6.44%   6.68%
   29    3.08%  3.26%   3.48%  4.07%  5.05%  5.56%   5.88%  6.32%  6.63%  6.66%   6.92%
   30    3.14%  3.28%   3.61%  4.25%  5.17%  5.75%   6.02%  6.50%  6.89%  6.71%   7.10%
   31    3.17%  3.33%   3.78%  4.36%  5.30%  5.85%   6.27%  6.65%  7.06%  6.94%   7.35%
   32    3.14%  3.47%   3.89%  4.46%  5.40%  6.07%   6.50%  6.80%  7.23%  7.24%   7.57%
   33    3.25%  3.57%   3.99%  4.57%  5.55%  6.17%   6.58%  7.00%  7.29%  7.32%   7.77%
   34    3.37%  3.72%   4.07%  4.64%  5.69%  6.30%   6.66%  7.13%  7.51%  7.52%   7.97%
   35    3.54%  3.78%   4.19%  4.73%  5.85%  6.45%   6.79%  7.29%  7.67%  7.73%   8.23%
   36    3.59%  3.89%   4.31%  4.88%  5.96%  6.51%   6.95%  7.36%  7.81%  7.95%
   37    3.69%  3.97%   4.39%  4.99%  6.00%  6.60%   7.05%  7.55%  7.99%  8.17%
   38    3.77%  4.06%   4.49%  5.12%  6.24%  6.72%   7.17%  7.69%  8.19%  8.39%
   39    3.85%  4.21%   4.58%  5.19%  6.31%  6.88%   7.19%  7.83%  8.36%
   40    3.91%  4.29%   4.69%  5.25%  6.35%  6.97%   7.33%  7.95%  8.55%
   41    3.94%  4.39%   4.94%  5.39%  6.41%  7.06%   7.43%  8.13%  8.77%
   42    4.05%  4.48%   4.93%  5.49%  6.52%  7.06%   7.52%  8.30%
   43    4.16%  4.55%   5.20%  5.51%  6.59%  7.18%   7.65%  8.42%
   44    4.21%  4.64%   5.37%  5.58%  6.70%  7.27%   7.79%  8.60%
   45    4.34%  4.90%   5.29%  5.68%  6.69%  7.35%   7.91%
   46    4.43%  4.97%   5.27%  5.74%  6.79%  7.47%   8.01%
   47    4.46%  5.12%   5.26%  5.81%  6.84%  7.55%   8.16%
   48    4.50%  5.13%   5.34%  5.79%  6.91%  7.69%
   49    4.55%  5.06%   5.37%  5.87%  6.99%  7.77%
   50    4.60%  5.08%   5.42%  5.91%  7.07%  7.87%
   51    4.69%  5.11%   5.37%  5.95%  7.15%
   52    4.77%  5.15%   5.42%  6.06%  7.22%
   53    4.79%  5.21%   5.57%  6.12%
   54    4.83%  5.18%   5.57%  6.18%
   55    4.81%  5.30%   5.60%  6.23%
   56    4.85%  5.37%   5.66%
   57    4.95%  5.36%   5.70%
   58    4.96%  5.46%   5.75%
   59    5.08%  5.47%
   60    5.07%  5.50%
   61    5.08%  5.55%
   62    5.15%




MONTH    1997-C 1997-D  1998-A  1998-B  1998-C 1998-D 1998-E  1999-A 1999-B 1999-C
-----    ------ ------  ------  ------  ------ ------ ------  ------ ------ ------
    1    0.00%  0.00%   0.00%   0.00%   0.00%  0.00%  0.00%   0.00%  0.00%  0.00%
    2    0.00%  0.00%   0.00%   0.01%   0.00%  0.00%  0.00%   0.00%  0.01%  0.00%
    3    0.01%  0.02%   0.02%   0.04%   0.04%  0.01%  0.01%   0.01%  0.02%  0.03%
    4    0.04%  0.06%   0.07%   0.11%   0.07%  0.06%  0.03%   0.06%  0.10%  0.09%
    5    0.14%  0.17%   0.21%   0.27%   0.19%  0.11%  0.09%   0.15%  0.22%  0.19%
    6    0.38%  0.43%   0.43%   0.44%   0.36%  0.24%  0.21%   0.32%  0.40%  0.32%
    7    0.76%  0.78%   0.76%   0.63%   0.55%  0.46%  0.41%   0.57%  0.67%  0.59%
    8    1.11%  1.07%   1.08%   0.95%   0.77%  0.65%  0.65%   0.76%  0.99%  0.85%
    9    1.48%  1.50%   1.37%   1.17%   1.00%  0.85%  0.92%   1.00%  1.24%
   10    1.77%  1.83%   1.64%   1.39%   1.23%  1.14%  1.22%   1.31%  1.53%
   11    2.02%  2.16%   1.93%   1.65%   1.47%  1.45%  1.50%   1.57%  1.91%
   12    2.27%  2.42%   2.13%   1.89%   1.69%  1.66%  1.77%   1.88%
   13    2.54%  2.58%   2.37%   2.08%   1.92%  1.78%  2.11%   2.13%
   14    2.81%  2.83%   2.59%   2.26%   2.18%  2.02%  2.33%   2.43%
   15    3.01%  3.03%   2.85%   2.44%   2.43%  2.37%  2.60%
   16    3.18%  3.28%   3.03%   2.68%   2.72%  2.57%  2.89%
   17    3.48%  3.55%   3.31%   2.92%   2.98%  2.83%  3.32%
   18    3.67%  3.88%   3.55%   3.17%   3.23%  3.22%
   19    3.88%  4.07%   3.82%   3.46%   3.50%
   20    4.14%  4.31%   4.06%   3.77%   3.89%
   21    4.44%  4.52%   4.29%   4.01%
   22    4.64%  4.80%   4.55%   4.31%
   23    4.84%  5.06%   4.88%   4.69%
   24    5.02%  5.30%   5.15%
   25    5.31%  5.62%   5.38%
   26    5.76%  5.89%
   27    5.79%  6.17%
   28    6.03%  6.42%
   29    6.26%  6.75%
   30    6.52%
   31    6.76%
   32    7.04%
   33
   34
   35
   36
   37
   38
   39
   40
   41
   42
   43
   44
   45
   46
   47
   48
   49
   50
   51
   52
   53
   54
   55
   56
   57
   58
   59
   60
   61
   62

             OUTSTANDING POOL BALANCE IN DOLLARS

 MONTH    1995-A       1995-B       1995-C       1995-D        1995-E        1996-A        1996-B        1996-C         1996-D
 -----    ------       ------       ------       ------        ------        ------        ------        ------         ------
   1      153,807,411  159,723,258  321,337,413  372,717,049   468,793,698   410,408,473   450,211,543   499,182,637    506,256,928
   2      149,033,083  286,195,483  450,179,726  501,875,823   572,140,906   570,385,794   623,698,990   696,312,365    705,824,190
   3      144,310,883  277,249,555  434,914,503  488,940,168   555,129,664   552,515,635   608,055,176   681,029,825    689,430,646
   4      139,483,091  268,587,376  422,175,193  475,129,678   537,365,371   536,410,955   591,612,368   664,248,265    670,652,097
   5      134,966,019  260,408,419  407,043,569  459,641,962   517,979,177   519,012,490   574,237,412   646,780,261    653,442,278
   6      130,712,959  250,824,472  393,459,570  445,206,760   501,018,298   501,281,847   557,419,956   629,864,228    635,095,815
   7      126,097,125  242,819,671  379,528,858  429,205,189   483,413,094   485,403,399   540,368,170   610,546,928    616,531,700
   8      121,768,601  232,874,435  366,584,267  413,606,853   466,532,211   468,735,134   525,213,233   590,112,794    600,489,020
   9      117,244,803  224,023,619  354,546,055  399,144,242   450,090,864   452,639,577   509,227,469   570,743,435    585,345,591
  10      112,738,238  215,325,582  341,424,639  385,292,890   434,912,946   437,653,277   492,328,089   552,588,658    566,749,882
  11      108,631,935  208,457,193  328,277,033  371,065,098   418,666,376   423,427,022   473,999,093   536,378,116    548,957,583
  12      105,143,186  201,172,476  315,982,566  357,338,902   404,059,690   409,313,509   456,834,054   520,967,008    533,109,370
  13      100,502,513  192,603,432  304,508,582  344,506,607   389,884,434   393,435,522   440,912,186   504,654,874    515,067,034
  14       96,694,018  184,562,501  292,039,920  330,886,348   376,507,101   376,485,403   426,375,019   488,016,965    498,865,610
  15       92,942,991  177,386,313  281,494,966  319,253,690   363,163,464   361,826,058   413,928,244   473,356,976    482,455,171
  16       89,373,224  170,365,724  271,280,758  307,926,038   348,491,810   347,637,691   399,417,692   457,525,930    463,427,414
  17       86,005,519  162,014,059  260,637,181  297,783,201   331,607,165   333,552,886   385,094,491   442,169,891    446,377,390
  18       82,676,591  156,241,059  251,650,786  287,179,303   317,163,953   322,249,811   373,225,970   427,517,419    431,523,123
  19       79,719,249  150,857,656  242,987,061  274,600,677   303,396,838   309,858,322   360,058,827   410,131,032    414,575,127
  20       76,707,925  144,699,981  234,049,204  261,871,941   291,731,018   298,366,218   347,289,173   394,546,291    399,046,295
  21       73,966,383  139,144,270  224,988,446  250,654,154   281,461,136   288,214,747   334,816,551   380,132,220    382,938,158
  22       71,511,446  134,341,041  215,514,217  238,602,817   270,137,609   276,924,223   320,737,633   364,754,168    368,823,227
  23       68,650,165  129,058,023  205,409,933  228,372,642   258,777,398   266,760,230   307,718,606   350,264,609    353,569,924
  24       65,882,083  123,359,713  196,171,694  219,916,699   249,130,775   256,011,952   295,641,310   336,294,762    340,261,516
  25       63,454,184  118,119,859  187,281,413  210,568,724   238,681,332   243,846,735   282,912,328   323,256,372    328,894,716
  26       60,808,075  112,330,723  179,229,540  201,436,890   228,446,272   233,283,636   270,912,731   309,625,460    316,597,029
  27       58,065,715  106,990,956  172,327,308  193,944,248   218,756,009   223,186,245   258,901,475   297,165,510    304,357,823
  28       55,239,158  101,915,402  165,148,558  185,513,080   207,925,499   212,808,427   248,055,402   286,829,419    290,565,133
  29       52,703,042   97,637,309  157,728,372  177,141,876   198,749,323   203,256,439   237,058,223   275,126,316    277,529,870
  30       50,511,759   93,962,646  151,213,191  168,945,411   190,170,035   193,926,752   227,034,607   263,846,970    265,489,571
  31       48,479,224   89,869,281  144,447,245  160,505,665   180,934,453   185,598,535   217,884,276   251,476,923    253,525,601
  32       46,418,113   85,738,990  138,408,537  153,151,432   172,387,371   176,445,385   208,418,384   240,245,767    242,818,478
  33       44,177,430   82,218,206  132,355,498  145,941,899   164,124,325   168,472,019   199,663,484   229,724,083    231,581,446
  34       42,313,790   78,284,356  125,871,366  138,554,291   156,212,256   161,115,652   189,909,317   218,383,378    221,229,633
  35       40,352,476   75,018,129  119,612,965  131,564,313   148,531,598   154,079,282   180,592,808   208,045,378    212,016,991
  36       38,571,182   71,246,325  113,784,767  124,891,274   141,486,120   147,103,372   172,022,708   196,887,713    202,194,884
  37       36,752,359   67,350,785  107,635,380  119,030,838   135,316,437   139,081,465   163,172,071   187,841,283    193,532,397
  38       34,733,788   64,195,304  102,151,003  112,879,066   128,502,610   132,105,170   155,268,914   179,626,265    184,395,529
  39       33,084,116   60,929,904   97,027,214  107,220,347   122,183,821   125,276,239   147,062,394   170,700,590    175,188,962
  40       31,417,501   57,725,083   92,203,766  102,390,027   115,328,156   118,378,878   136,685,931   163,309,862    165,503,732
  41       29,731,521   54,793,123   86,841,839   97,304,599   109,354,210   112,281,339   133,595,008   154,759,281    156,576,204
  42       28,095,308   51,959,561   82,804,012   92,054,152   103,868,045   105,567,817   126,535,412   146,715,814
  43       26,624,963   49,291,836   77,858,867   86,753,778    97,629,322    99,861,718   120,547,680   138,067,259
  44       25,057,273   46,679,973   73,434,292   81,806,569    92,208,282    94,704,280   114,254,694   130,452,706
  45       23,455,237   43,768,245   70,048,487   77,107,664    86,294,155    89,251,890   107,993,349
  46       22,093,535   41,373,431   65,778,310   72,384,417    81,199,490    84,317,290   101,074,526
  47       20,941,112   38,866,073   62,053,916   68,005,351    76,785,648    79,735,822    94,935,782
  48       19,808,284   36,782,182   58,386,346   63,521,336    72,083,131    74,682,693
  49       18,665,868   34,557,426   54,735,999   59,748,726    67,890,258    69,487,070
  50       17,426,788   32,516,089   51,290,882   56,428,295    63,734,817    64,903,427
  51       16,295,412   30,696,442   47,904,238   52,642,265    59,574,670
  52       15,124,406   28,501,051   45,033,978   49,290,113    55,097,766
  53       14,086,033   26,635,581   41,942,121   45,944,620
  54       13,156,170   24,767,394   38,974,132   42,530,761
  55       12,216,699   22,925,431   36,694,950   39,112,810
  56       11,428,391   21,263,372   34,028,978
  57       10,509,811   19,816,445   31,487,812
  58        9,684,485   18,350,327   28,871,899
  59        8,793,720   17,057,070
  60        8,076,797   15,675,623
  61        7,437,755   14,234,216
  62        6,669,862


 MONTH   1997-A         1997-B         1997-C         1997-D        1998-A        1998-B        1998-C        1998-D
 -----   ------         ------         ------         ------        ------        ------        ------        ------
   1     571,039,970    534,657,927    531,573,876    389,992,143   362,628,503   398,742,437   438,337,850   144,751,742
   2     748,515,198    751,565,004    752,048,944    586,323,214   511,151,510   535,166,837   585,237,110   193,023,728
   3     731,800,776    736,614,178    738,893,461    574,865,426   502,217,520   524,667,462   573,800,728   189,318,697
   4     714,052,535    719,814,267    723,878,310    561,232,235   492,303,081   514,691,043   563,417,083   185,157,144
   5     697,854,291    703,310,714    709,178,426    548,744,935   481,271,208   502,892,841   552,043,610   180,033,781
   6     681,729,706    687,210,648    692,578,613    535,458,326   468,667,065   491,366,820   538,816,660   174,767,762
   7     662,645,571    668,706,579    672,022,890    520,471,026   455,230,414   480,400,098   522,669,276   169,756,121
   8     643,156,999    650,674,945    653,464,990    504,800,022   442,084,426   468,406,402   507,742,155   164,343,460
   9     626,341,571    631,038,034    635,326,534    488,035,680   429,678,573   455,584,801   494,185,889   159,282,183
  10     607,279,426    609,378,341    615,837,629    473,084,184   417,962,333   440,908,453   479,108,563   153,767,920
  11     590,083,255    588,976,339    596,393,159    457,426,723   406,684,527   427,820,983   464,709,657   149,014,883
  12     571,698,651    569,514,584    577,158,360    442,915,744   394,075,653   415,057,183   449,719,423   144,430,105
  13     549,961,266    550,413,613    557,479,127    430,127,643   380,102,890   402,061,955   436,366,999   139,409,509
  14     530,746,444    532,163,758    539,943,235    417,101,653   367,490,998   389,831,828   423,251,324   135,371,132
  15     512,944,590    513,126,606    522,464,908    402,995,541   355,344,303   376,704,112   409,071,176   131,148,307
  16     493,921,271    495,303,118    507,399,541    387,418,091   342,747,497   364,911,601   396,855,657   126,744,279
  17     476,620,630    477,006,790    492,039,925    374,016,243   330,966,269   353,544,206   384,388,074   121,987,642
  18     459,012,460    459,636,823    476,366,367    361,053,475   318,515,438   340,831,126   370,908,259   117,266,870
  19     442,500,519    445,803,767    458,149,787    347,723,827   307,749,137   330,284,833   356,912,257
  20     426,104,453    430,558,738    441,111,385    335,699,102   298,071,548   318,128,069   342,971,482
  21     411,057,648    415,302,252    425,685,290    322,074,139   287,545,506   308,233,951
  22     397,812,509    398,264,744    409,429,542    310,849,912   277,860,534   295,741,984
  23     384,009,189    381,939,212    394,367,666    300,122,531   268,228,133   284,127,326
  24     369,886,717    367,204,336    377,837,850    288,267,754   258,110,864
  25     353,829,401    351,834,694    363,744,934    277,852,453   247,424,160
  26     338,627,920    337,877,988    348,604,568    267,469,184   236,573,617
  27     325,337,252    323,258,963    335,861,272    256,749,212
  28     310,509,376    310,216,034    323,949,568    244,980,641
  29     297,255,674    298,409,424    311,588,916    234,402,367
  30     284,406,052    285,959,072    298,504,804
  31     272,501,908    274,866,176    284,407,482
  32     260,636,381    263,575,860    271,316,391
  33     249,680,227    252,161,762
  34     239,680,926    239,271,570
  35     229,155,217    227,665,575
  36     218,063,480
  37     206,658,870
  38     196,216,217


 MONTH   1998-E        1999-A        1999-B         1999-C
 -----   ------        ------        ------         ------
   1     161,953,775   394,943,384   447,861,093    432,835,598
   2     220,524,801   533,067,708   631,106,726    425,797,463
   3     216,955,988   523,553,253   618,544,211    418,080,269
   4     211,983,207   511,885,857   606,522,143    410,046,772
   5     207,272,109   500,849,584   593,352,165    401,567,109
   6     202,448,370   487,504,204   578,470,196    391,831,591
   7     196,754,243   474,172,544   564,802,433    380,427,438
   8     191,274,010   462,174,876   550,285,119    369,271,092
   9     185,377,966   449,221,726   535,297,266
  10     179,889,389   437,016,666   518,135,290
  11     174,941,403   425,410,433   501,398,979
  12     169,470,169   412,104,229
  13     164,555,167   397,694,581
  14     159,982,409   384,577,053
  15     154,917,341
  16     149,173,542
  17     143,916,503

       ABS PREPAYMENT SPEED LIFE-TO-DATE

 MONTH 1995-A 1995-B  1995-C  1995-D  1995-E  1996-A  1996-B  1996-C  1996-D 1997-A  1997-B  1997-C  1997-D  1998-A  1998-B
 ----- ------ ------  ------  ------  ------  ------  ------  ------  ------ ------  ------  ------  ------  ------  ------
   1   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
   2   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%
   3   2.04%   2.04%   2.27%   1.47%   1.87%   2.02%   1.45%   1.16%   1.30%  1.21%   0.98%   0.77%   0.97%   0.79%   1.00%
   4   2.09%   2.01%   2.03%   1.58%   1.95%   1.90%   1.53%   1.28%   1.48%  1.29%   1.11%   0.90%   1.15%   0.89%   0.96%
   5   2.05%   1.96%   2.13%   1.73%   2.08%   1.94%   1.61%   1.36%   1.47%  1.26%   1.14%   0.93%   1.16%   1.00%   1.06%
   6   2.00%   2.06%   2.11%   1.76%   2.05%   1.99%   1.64%   1.38%   1.52%  1.24%   1.15%   1.01%   1.20%   1.13%   1.10%
   7   2.03%   2.03%   2.12%   1.85%   2.07%   1.96%   1.67%   1.47%   1.56%  1.32%   1.23%   1.17%   1.29%   1.25%   1.11%
   8   2.02%   2.12%   2.10%   1.91%   2.07%   1.97%   1.65%   1.56%   1.53%  1.38%   1.27%   1.24%   1.37%   1.33%   1.15%
   9   2.04%   2.15%   2.06%   1.92%   2.06%   1.97%   1.65%   1.62%   1.49%  1.38%   1.34%   1.28%   1.46%   1.36%   1.21%
   10  2.06%   2.17%   2.06%   1.93%   2.03%   1.95%   1.68%   1.64%   1.53%  1.42%   1.42%   1.34%   1.49%   1.38%   1.29%
   11  2.05%   2.11%   2.08%   1.94%   2.04%   1.93%   1.73%   1.62%   1.55%  1.43%   1.48%   1.39%   1.54%   1.38%   1.33%
   12  2.00%   2.08%   2.07%   1.94%   2.02%   1.91%   1.76%   1.60%   1.54%  1.45%   1.51%   1.43%   1.55%   1.41%   1.36%
   13  2.05%   2.11%   2.06%   1.94%   2.00%   1.93%   1.77%   1.60%   1.57%  1.52%   1.54%   1.47%   1.55%   1.47%   1.39%
   14  2.03%   2.12%   2.06%   1.95%   1.97%   1.97%   1.76%   1.61%   1.57%  1.55%   1.55%   1.48%   1.54%   1.49%   1.40%
   15  2.02%   2.11%   2.04%   1.93%   1.95%   1.97%   1.72%   1.60%   1.58%  1.57%   1.58%   1.49%   1.56%   1.51%   1.43%
   16  2.01%   2.10%   2.01%   1.91%   1.95%   1.97%   1.72%   1.60%   1.62%  1.59%   1.59%   1.48%   1.59%   1.53%   1.43%
   17  1.99%   2.13%   2.00%   1.88%   1.99%   1.97%   1.72%   1.60%   1.63%  1.60%   1.61%   1.48%   1.60%   1.54%   1.44%
   18  1.97%   2.09%   1.97%   1.86%   2.00%   1.93%   1.70%   1.59%   1.63%  1.61%   1.62%   1.47%   1.60%   1.56%   1.46%
   19  1.94%   2.05%   1.94%   1.87%   2.00%   1.92%   1.69%   1.62%   1.64%  1.62%   1.60%   1.50%   1.61%   1.55%   1.45%
   20  1.92%   2.04%   1.92%   1.89%   1.97%   1.90%   1.68%   1.62%   1.65%  1.62%   1.59%   1.51%   1.61%   1.55%   1.47%
   21  1.90%   2.02%   1.90%   1.89%   1.94%   1.87%   1.67%   1.62%   1.66%  1.62%   1.59%   1.51%   1.62%   1.55%   1.46%
   22  1.86%   1.98%   1.90%   1.90%   1.93%   1.86%   1.68%   1.63%   1.65%  1.60%   1.60%   1.52%   1.60%   1.54%   1.48%
   23  1.85%   1.96%   1.90%   1.89%   1.91%   1.84%   1.68%   1.63%   1.66%  1.59%   1.61%   1.52%   1.60%   1.53%   1.49%
   24  1.84%   1.95%   1.90%   1.87%   1.89%   1.83%   1.68%   1.63%   1.65%  1.59%   1.61%   1.54%   1.60%   1.54%
   25  1.81%   1.93%   1.89%   1.87%   1.87%   1.83%   1.68%   1.63%   1.63%  1.59%   1.61%   1.52%   1.60%   1.54%
   26  1.80%   1.94%   1.88%   1.84%   1.86%   1.82%   1.68%   1.63%   1.62%  1.60%   1.61%   1.54%   1.59%   1.56%
   27  1.79%   1.93%   1.85%   1.82%   1.84%   1.81%   1.68%   1.62%   1.62%  1.60%   1.61%   1.53%   1.58%
   28  1.79%   1.92%   1.84%   1.81%   1.84%   1.80%   1.67%   1.61%   1.62%  1.60%   1.59%   1.52%   1.59%
   29  1.79%   1.90%   1.82%   1.79%   1.82%   1.79%   1.67%   1.60%   1.62%  1.60%   1.59%   1.51%   1.59%
   30  1.77%   1.87%   1.81%   1.79%   1.80%   1.78%   1.66%   1.59%   1.62%  1.60%   1.59%   1.51%
   31  1.75%   1.85%   1.79%   1.78%   1.79%   1.77%   1.65%   1.59%   1.61%  1.58%   1.57%   1.52%
   32  1.73%   1.84%   1.77%   1.76%   1.78%   1.76%   1.64%   1.59%   1.61%  1.58%   1.56%   1.52%
   33  1.72%   1.82%   1.75%   1.75%   1.77%   1.75%   1.62%   1.58%   1.60%  1.58%   1.55%
   34  1.71%   1.80%   1.74%   1.74%   1.76%   1.73%   1.62%   1.58%   1.59%  1.56%   1.56%
   35  1.69%   1.78%   1.73%   1.73%   1.74%   1.71%   1.61%   1.58%   1.58%  1.55%   1.56%
   36  1.68%   1.77%   1.72%   1.72%   1.73%   1.70%   1.61%   1.58%   1.57%  1.55%
   37  1.66%   1.76%   1.71%   1.71%   1.71%   1.69%   1.60%   1.56%   1.56%  1.55%
   38  1.66%   1.74%   1.70%   1.69%   1.69%   1.68%   1.59%   1.56%   1.55%  1.54%
   39  1.64%   1.73%   1.69%   1.68%   1.68%   1.67%   1.59%   1.55%   1.55%
   40  1.63%   1.71%   1.67%   1.66%   1.67%   1.66%   1.58%   1.54%   1.55%
   41  1.62%   1.70%   1.67%   1.65%   1.65%   1.65%   1.56%   1.53%   1.54%
   42  1.61%   1.69%   1.65%   1.63%   1.64%   1.64%   1.55%   1.52%
   43  1.60%   1.67%   1.64%   1.62%   1.63%   1.62%   1.54%   1.52%
   44  1.59%   1.66%   1.63%   1.61%   1.61%   1.62%   1.53%   1.51%
   45  1.59%   1.65%   1.61%   1.60%   1.61%   1.61%   1.52%
   46  1.58%   1.63%   1.60%   1.59%   1.59%   1.60%   1.52%
   47  1.57%   1.62%   1.59%   1.58%   1.58%   1.58%   1.51%
   48  1.56%   1.61%   1.58%   1.58%   1.57%   1.57%
   49  1.54%   1.60%   1.57%   1.55%   1.56%   1.57%
   50  1.54%   1.58%   1.56%   1.55%   1.55%   1.56%
   51  1.53%   1.57%   1.55%   1.54%   1.54%
   52  1.52%   1.57%   1.53%   1.53%   1.53%
   53  1.51%   1.56%   1.52%   1.52%
   54  1.50%   1.55%   1.52%   1.51%
   55  1.50%   1.53%   1.51%   1.51%
   56  1.48%   1.53%   1.50%
   57  1.48%   1.52%   1.49%
   58  1.48%   1.52%   1.49%
   59  1.48%   1.51%
   60  1.47%   1.50%
   61  1.46%   1.50%
   62  1.46%


 1998-C  1998-D  1998-E  1999-A  1999-B  1999-C
 ------  ------  ------  ------  ------  ------
  0.00%   0.00%   0.00%   0.00%  0.00%   0.00%
  0.00%   0.00%   0.00%   0.00%  0.00%   0.00%
  0.79%   0.90%   0.71%   0.84%  1.04%   0.87%
  0.89%   1.02%   1.02%   1.05%  1.00%   0.91%
  1.00%   1.23%   1.10%   1.08%  1.05%   0.96%
  1.13%   1.36%   1.15%   1.21%  1.15%   1.06%
  1.25%   1.42%   1.26%   1.28%  1.18%   1.20%
  1.33%   1.49%   1.33%   1.30%  1.22%   1.29%
  1.36%   1.53%   1.41%   1.34%  1.26%
  1.38%   1.60%   1.44%   1.36%  1.34%
  1.38%   1.59%   1.45%   1.36%  1.40%
  1.41%   1.61%   1.48%   1.39%
  1.47%   1.63%   1.48%   1.45%
  1.49%   1.62%   1.47%   1.47%
  1.51%   1.61%   1.44%
  1.53%   1.61%   1.54%
  1.54%   1.64%   1.59%
  1.56%   1.65%
  1.55%
  1.55%

                  PRINCIPAL BALANCE OF 30+ DAY DELINQUENT LOANS
                    AS A PERCENTAGE OF CURRENT POOL BALANCE

MONTH  1995-A 1995-B  1995-C   1995-D   1995-E   1996-A  1996-B   1996-C   1996-D   1997-A  1997-B
-----  ------ ------  ------   ------   ------   ------  ------   ------   ------   ------  ------
    1  0.06%  0.67%   0.20%    0.21%    0.60%    0.57%   0.43%    0.18%    0.44%    0.19%   0.33%
    2  0.47%  0.68%   0.78%    0.74%    1.17%    1.08%   1.04%    0.93%    1.34%    0.80%   1.12%
    3  0.49%  1.05%   1.26%    1.52%    2.22%    1.70%   1.91%    1.97%    2.00%    1.70%   2.50%
    4  1.53%  2.14%   1.93%    2.00%    2.64%    2.70%   3.04%    2.29%    2.26%    2.43%   3.30%
    5  2.25%  3.21%   2.13%    2.01%    2.74%    2.96%   3.33%    2.61%    2.64%    2.98%   4.21%
    6  2.76%  2.83%   2.77%    2.53%    3.15%    3.27%   4.11%    2.63%    3.22%    4.18%   5.34%
    7  2.51%  3.14%   2.67%    2.74%    3.46%    3.93%   3.78%    2.68%    3.59%    4.30%   5.75%
    8  2.99%  3.08%   2.38%    2.72%    3.69%    4.16%   3.98%    2.69%    3.90%    4.85%   5.93%
    9  2.92%  3.27%   3.03%    2.82%    3.68%    4.59%   3.86%    3.04%    5.08%    5.93%   5.82%
   10  2.90%  2.90%   3.17%    3.49%    4.37%    4.38%   3.73%    3.32%    4.98%    5.75%   5.23%
   11  2.57%  3.52%   3.16%    3.71%    4.43%    4.53%   3.83%    3.35%    5.46%    6.15%   5.31%
   12  3.05%  3.88%   3.46%    4.09%    5.13%    4.28%   4.25%    5.13%    6.50%    6.22%   6.25%
   13  3.04%  3.70%   4.05%    4.69%    4.75%    4.25%   4.40%    5.25%    6.39%    5.71%   5.67%
   14  3.49%  3.52%   3.98%    4.66%    4.85%    4.33%   4.32%    5.58%    6.50%    5.93%   6.16%
   15  3.30%  3.87%   4.40%    5.38%    4.58%    4.51%   5.43%    6.41%    6.71%    6.81%   5.88%
   16  3.28%  4.50%   5.04%    4.91%    4.51%    4.82%   5.42%    6.45%    6.07%    6.07%   6.31%
   17  3.73%  3.62%   4.84%    4.94%    4.44%    4.38%   5.82%    6.63%    6.11%    6.16%   6.28%
   18  3.46%  4.49%   5.46%    4.69%    4.91%    5.36%   6.70%    6.87%    6.81%    6.00%   6.15%
   19  3.49%  5.15%   5.03%    4.38%    4.89%    5.09%   6.58%    6.06%    5.99%    6.34%   7.07%
   20  4.36%  5.16%   4.99%    4.45%    4.66%    5.33%   6.41%    6.09%    6.23%    6.36%   7.12%
   21  4.36%  5.84%   4.61%    4.67%    5.65%    6.28%   6.56%    6.89%    5.95%    6.18%   6.27%
   22  5.34%  5.47%   4.32%    4.74%    5.84%    6.16%   5.59%    6.04%    6.40%    7.07%   5.41%
   23  5.05%  4.84%   4.39%    4.36%    6.09%    6.24%   5.76%    6.05%    6.49%    7.13%   5.26%
   24  4.75%  4.55%   4.87%    5.58%    6.90%    6.23%   6.85%    6.06%    6.41%    6.32%   6.05%
   25  4.46%  4.45%   4.90%    5.31%    7.04%    5.49%   5.92%    6.49%    7.30%    5.63%   5.81%
   26  4.46%  4.35%   4.70%    5.72%    6.74%    5.59%   6.16%    6.35%    7.56%    5.46%   6.55%
   27  4.07%  4.95%   5.98%    6.82%    6.75%    6.21%   6.28%    6.14%    6.88%    5.96%   6.37%
   28  3.93%  4.91%   5.51%    6.72%    5.58%    5.52%   6.74%    7.06%    5.82%    5.64%   7.24%
   29  4.24%  4.92%   5.93%    6.71%    5.77%    5.63%   6.44%    7.12%    5.78%    6.24%   8.45%
   30  3.93%  6.20%   6.73%    6.63%    6.65%    5.63%   6.45%    6.24%    6.02%    6.74%   7.44%
   31  5.22%  5.69%   6.53%    5.69%    5.72%    6.07%   6.91%    5.33%    5.67%    7.46%   7.91%
   32  5.35%  6.16%   6.58%    5.93%    5.95%    5.77%   6.92%    5.79%    6.24%    8.69%   7.63%
   33  5.11%  7.25%   7.21%    6.64%    6.00%    5.78%   6.10%    6.00%    6.58%    7.59%   6.66%
   34  6.29%  7.30%   5.99%    6.02%    6.59%    6.62%   5.54%    6.06%    7.13%    8.30%   6.04%
   35  6.04%  7.16%   6.26%    5.97%    6.06%    6.80%   5.74%    6.52%    9.10%    7.86%   6.23%
   36  6.01%  7.69%   6.99%    5.77%    6.05%    6.07%   5.87%    6.33%    7.67%    6.29%
   37  6.12%  6.37%   5.66%    6.27%    6.81%    5.15%   5.64%    7.23%    8.43%    5.89%
   38  5.52%  6.53%   6.31%    6.40%    6.92%    5.01%   6.25%    8.90%    8.07%    5.96%
   39  5.65%  6.92%   6.56%    5.83%    6.11%    5.33%   6.07%    7.89%    6.74%
   40  6.50%  5.85%   6.65%    6.66%    5.56%    5.28%   7.07%    8.11%    5.94%
   41  5.27%  6.33%   5.85%    6.72%    5.59%    5.94%   9.09%    8.00%    6.31%
   42  6.23%  5.73%   6.22%    5.91%    6.05%    6.08%   7.79%    6.78%
   43  7.23%  6.91%   6.53%    5.11%    5.54%    7.12%   8.33%    6.10%
   44  6.76%  6.65%   5.74%    5.38%    5.99%    8.37%   8.02%    6.48%
   45  6.29%  5.92%   5.91%    5.77%    6.14%    7.48%   6.76%
   46  6.70%  6.38%   5.59%    5.49%    7.04%    7.74%   6.37%
   47  7.47%  6.54%   6.11%    6.52%    8.86%    7.79%   6.56%
   48  7.61%  6.05%   5.94%    6.88%    7.94%    7.00%
   49  7.14%  5.31%   5.84%    7.14%    7.72%    6.15%
   50  6.48%  5.49%   7.04%    9.06%    7.89%    6.83%
   51  6.14%  6.66%   6.74%    8.24%    7.22%
   52  5.46%  6.72%   7.60%    8.04%    7.36%
   53  5.79%  7.83%   9.19%    7.92%
   54  6.32%  7.66%   7.79%    6.66%
   55  6.77%  7.79%   9.01%    6.53%
   56  8.36%  8.99%   8.81%
   57  9.34%  8.82%   7.75%
   58  8.73%  8.29%   7.96%
   59  7.77%  8.63%
   60  7.57%  9.42%
   61  7.90%  7.68%
   62  7.18%






MONTH   1997-C   1997-D  1998-A  1998-B    1998-C   1998-D  1998-E   1999-A   1999-B   1999-C
-----   ------   ------  ------  ------    ------   ------  ------   ------   ------   ------
    1   0.70%    0.62%   0.35%    0.43%    0.54%    0.22%   0.05%    0.38%    0.54%    0.62%
    2   1.51%    1.48%   1.06%    1.19%    1.35%    1.04%   0.67%    0.90%    1.28%    2.22%
    3   2.69%    2.62%   2.58%    2.28%    2.32%    2.44%   1.68%    2.23%    2.37%    3.27%
    4   4.20%    3.25%   3.59%    3.69%    3.52%    2.84%   2.48%    2.83%    3.54%    4.26%
    5   4.79%    4.16%   4.72%    4.33%    4.55%    3.21%   3.11%    3.97%    5.12%    4.99%
    6   5.15%    5.48%   5.07%    4.77%    4.30%    3.75%   4.20%    4.38%    5.18%    4.57%
    7   5.06%    5.64%   5.48%    5.50%    3.94%    4.61%   4.55%    4.89%    5.42%    3.78%
    8   4.85%    5.69%   5.37%    5.73%    3.79%    4.07%   4.95%    5.72%    5.06%    3.69%
    9   5.96%    5.36%   4.65%    4.55%    4.13%    4.29%   4.69%    4.88%    4.01%
   10   5.41%    5.35%   5.63%    3.78%    3.92%    4.30%   5.17%    5.46%    3.64%
   11   6.06%    5.31%   6.11%    3.84%    4.46%    5.13%   6.38%    5.33%    3.73%
   12   5.61%    5.38%   5.06%    4.52%    4.47%    6.22%   5.88%    4.16%
   13   5.82%    6.32%   4.60%    4.32%    5.36%    5.69%   6.19%    3.93%
   14   6.01%    6.96%   4.82%    5.36%    6.68%    6.94%   6.47%    4.34%
   15   5.89%    5.89%   5.56%    5.39%    6.08%    6.53%   5.40%
   16   6.74%    5.24%   5.26%    6.29%    6.64%    5.49%   4.90%
   17   6.91%    5.40%   6.21%    7.50%    6.38%    4.76%   5.31%
   18   6.15%    6.11%   6.28%    6.72%    5.34%    5.30%
   19   5.45%    5.88%   7.04%    7.31%    5.20%
   20   5.41%    6.66%   8.41%    7.04%    5.30%
   21   6.01%    6.46%   7.32%    5.89%
   22   5.52%    7.21%   8.08%    5.26%
   23   6.52%    8.76%   7.42%    5.91%
   24   6.45%    7.47%   6.08%
   25   7.52%    8.13%   5.84%
   26   8.30%    7.83%   6.29%
   27   7.70%    6.61%
   28   8.28%    5.76%
   29   8.18%    6.20%
   30   6.79%
   31   6.11%
   32   6.67%
   33
   34
   35
   36
   37
   38
   39
   40
   41
   42
   43
   44
   45
   46
   47
   48
   49
   50
   51
   52
   53
   54
   55
   56
   57
   58
   59
   60
   61
   62

        CUMULATIVE DEFAULTS AS A PERCENTAGE OF ORIGINAL POOL BALANCE

 MONTH 1995-A 1995-B 1995-C  1995-D 1995-E  1996-A 1996-B  1996-C 1996-D 1997-A  1997-B 1997-C  1997-D 1998-A  1998-B 1998-C
 ----- ------ ------ ------  ------ ------  ------ ------  ------ ------ ------  ------ ------  ------ ------  ------ ------
    1  0.01%  0.00%   0.00%   0.01%  0.08%   0.02%  0.01%   0.00%  0.00%  0.02%   0.00%  0.00%   0.00%  0.00%   0.00%  0.00%
    2  0.03%  0.01%   0.03%   0.11%  0.38%   0.16%  0.04%   0.05%  0.04%  0.03%   0.00%  0.01%   0.00%  0.00%   0.01%  0.01%
    3  0.09%  0.03%   0.13%   0.29%  0.71%   0.55%  0.21%   0.15%  0.13%  0.09%   0.03%  0.03%   0.04%  0.05%   0.11%  0.10%
    4  0.22%  0.17%   0.37%   0.83%  1.20%   0.88%  0.56%   0.47%  0.52%  0.39%   0.21%  0.10%   0.13%  0.16%   0.28%  0.19%
    5  0.72%  0.53%   0.72%   1.40%  1.79%   1.31%  1.05%   0.91%  0.81%  0.49%   0.43%  0.27%   0.36%  0.41%   0.66%  0.47%
    6  1.09%  1.03%   1.25%   1.73%  2.17%   1.83%  1.59%   1.36%  1.39%  0.70%   0.81%  0.67%   0.77%  0.92%   1.08%  0.86%
    7  1.50%  1.53%   2.08%   2.31%  2.94%   2.42%  2.20%   1.92%  1.98%  1.20%   1.36%  1.24%   1.33%  1.65%   1.44%  1.33%
    8  2.03%  2.20%   2.71%   2.81%  3.51%   3.03%  2.71%   2.57%  2.24%  1.72%   2.08%  1.83%   1.89%  2.36%   2.07%  1.85%
    9  2.68%  2.93%   3.11%   3.29%  4.17%   3.69%  3.26%   3.13%  2.55%  2.34%   2.82%  2.43%   2.75%  3.01%   2.64%  2.37%
   10  3.32%  4.03%   3.53%   3.82%  4.73%   4.24%  3.78%   3.69%  3.25%  3.06%   3.59%  3.00%   3.58%  3.51%   3.15%  2.87%
   11  4.19%  4.22%   3.92%   4.26%  5.30%   4.74%  4.30%   4.02%  3.83%  3.65%   4.41%  3.62%   4.38%  4.12%   3.71%  3.43%
   12  4.41%  4.64%   4.39%   4.79%  5.85%   5.27%  4.92%   4.43%  4.42%  4.33%   5.14%  4.38%   5.01%  4.62%   4.25%  3.93%
   13  5.23%  5.38%   4.91%   5.33%  6.37%   5.72%  5.55%   4.99%  5.18%  5.08%   5.75%  5.20%   5.40%  5.16%   4.70%  4.45%
   14  5.57%  5.86%   5.45%   5.88%  6.89%   6.28%  5.97%   5.54%  5.86%  5.79%   6.34%  5.84%   5.99%  5.68%   5.10%  4.91%
   15  5.99%  6.36%   5.83%   6.41%  7.36%   6.89%  6.30%   6.13%  6.58%  6.50%   7.11%  6.39%   6.51%  6.25%   5.59%  5.48%
   16  6.38%  6.87%   6.30%   6.91%  7.85%   7.39%  6.87%   6.69%  7.26%  7.16%   7.86%  6.80%   7.05%  6.68%   6.04%  5.96%
   17  6.78%  7.84%   6.75%   7.25%  8.43%   7.92%  7.43%   7.27%  7.99%  7.78%   8.64%  7.38%   7.59%  7.22%   6.48%  6.42%
   18  7.11%  7.98%   7.19%   7.69%  8.92%   8.29%  7.94%   7.85%  8.58%  8.53%   9.30%  7.84%   8.22%  7.80%   7.00%  6.93%
   19  7.42%  8.27%   7.60%   8.11%  9.42%   8.80%  8.50%   8.50%  9.20%  9.20%   9.70%  8.28%   8.65%  8.31%   7.48%  7.40%
   20  7.82%  8.68%   8.06%   8.55%  9.79%   9.20%  9.09%   9.18%  9.75%  9.87%  10.30%  8.83%   9.12%  8.71%   7.99%  8.16%
   21  8.07%  9.03%   8.43%   8.94% 10.07%   9.63%  9.57%   9.74% 10.50% 10.38%  10.80%  9.36%   9.68%  9.18%   8.44%
   22  8.34%  9.36%   8.73%   9.40% 10.48%  10.04% 10.07%  10.27% 11.05% 10.75%  11.30%  9.76%  10.18%  9.58%   8.98%
   23  8.63%  9.87%   9.11%   9.78% 10.93%  10.50% 10.61%  10.81% 11.71% 11.26%  11.82% 10.15%  10.60% 10.11%   9.68%
   24  9.07%  9.99%   9.49%  10.01% 11.33%  10.98% 11.06%  11.38% 12.13% 11.68%  12.33% 10.65%  11.07% 10.58%
   25  9.36% 10.12%   9.86%  10.40% 11.71%  11.45% 11.58%  11.88% 12.41% 12.14%  12.75% 11.14%  11.56% 11.00%
   26  9.67% 10.45%  10.20%  10.73% 12.13%  11.88% 11.96%  12.40% 12.91% 12.62%  13.18% 11.75%  11.99% 11.67%
   27  9.92% 10.75%  10.42%  11.00% 12.55%  12.28% 12.45%  12.84% 13.30% 13.11%  13.62% 11.98%  12.48%
   28 10.32% 11.07%  10.70%  11.33% 12.93%  12.67% 12.83%  13.14% 13.66% 13.50%  14.08% 12.33%  12.91%
   29 10.59% 11.29%  11.00%  11.69% 13.27%  13.00% 13.31%  13.60% 14.11% 13.95%  14.42% 12.72%  13.49%
   30 10.81% 11.47%  11.33%  12.05% 13.58%  13.42% 13.67%  13.94% 14.59% 14.24%  14.80% 13.14%
   31 11.01% 11.73%  11.64%  12.38% 13.92%  13.72% 14.03%  14.24% 14.92% 14.62%  15.16% 13.55%
   32 11.19% 12.02%  11.89%  12.68% 14.21%  14.11% 14.43%  14.54% 15.26% 15.03%  15.52% 14.05%
   33 11.40% 12.27%  12.14%  12.99% 14.48%  14.35% 14.65%  14.89% 15.57% 15.26%  15.86%
   34 11.62% 12.53%  12.39%  13.23% 14.79%  14.57% 14.86%  15.15% 15.91% 15.55%  16.21%
   35 11.88% 12.71%  12.68%  13.46% 15.09%  14.84% 15.12%  15.44% 16.14% 15.88%  16.66%
   36 12.04% 12.96%  12.96%  13.76% 15.33%  15.01% 15.42%  15.75% 16.41% 16.23%
   37 12.29% 13.21%  13.21%  14.00% 15.46%  15.20% 15.61%  16.04% 16.67% 16.58%
   38 12.53% 13.45%  13.43%  14.26% 15.80%  15.40% 15.83%  16.26% 16.96% 16.96%
   39 12.75% 13.74%  13.63%  14.45% 15.96%  15.66% 16.05%  16.49% 17.24%
   40 12.92% 13.95%  13.87%  14.57% 16.08%  15.82% 16.26%  16.67% 17.53%
   41 13.07% 14.13%  14.21%  14.80% 16.22%  16.00% 16.41%  16.94% 17.90%
   42 13.26% 14.33%  14.30%  14.97% 16.42%  16.18% 16.57%  17.19%
   43 13.45% 14.51%  14.62%  15.07% 16.58%  16.35% 16.74%  17.40%
   44 13.64% 14.68%  14.86%  15.19% 16.74%  16.50% 16.95%  17.67%
   45 13.84% 15.00%  14.86%  15.36% 16.90%  16.64% 17.14%
   46 14.01% 15.14%  14.89%  15.48% 17.05%  16.81% 17.30%
   47 14.08% 15.36%  14.92%  15.61% 17.12%  16.92% 17.54%
   48 14.18% 15.42%  15.08%  15.75% 17.24%  17.10%
   49 14.27% 15.41%  15.16%  15.86% 17.35%  17.24%
   50 14.38% 15.45%  15.27%  15.93% 17.46%  17.41%
   51 14.50% 15.54%  15.36%  16.01% 17.57%
   52 14.66% 15.63%  15.44%  16.13% 17.69%
   53 14.72% 15.72%  15.60%  16.23%
   54 14.80% 15.82%  15.65%  16.33%
   55 14.89% 15.97%  15.69%  16.41%
   56 14.96% 16.07%  15.78%
   57 15.10% 16.09%  15.85%
   58 15.14% 16.21%  15.91%
   59 15.27% 16.23%
   60 15.30% 16.28%
   61 15.32% 16.34%
   62 15.41%


 1998-D 1998-E  1999-A 1999-B  1999-C
 ------ ------  ------ ------  ------
  0.00%  0.00%   0.00%  0.00%   0.00%
  0.00%  0.00%   0.00%  0.02%   0.01%
  0.01%  0.02%   0.03%  0.09%   0.08%
  0.12%  0.07%   0.18%  0.30%   0.21%
  0.29%  0.25%   0.43%  0.59%   0.43%
  0.62%  0.56%   0.87%  1.01%   0.76%
  1.11%  1.00%   1.45%  1.51%   1.30%
  1.58%  1.61%   1.87%  2.12%   1.93%
  2.06%  2.21%   2.40%  2.70%
  2.67%  2.91%   2.93%  3.34%
  3.27%  3.43%   3.47%  4.20%
  3.68%  4.07%   4.10%
  4.05%  4.66%   4.65%
  4.45%  5.13%   5.33%
  4.97%  5.66%
  5.40%  6.27%
  5.93%  7.15%
  6.72%